Exhibit 10.22

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

Execution Version December 8, 2022

CONFIDENTIAL

COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

ARCELLX, INC.

AND

KITE PHARMA, INC.

Table of Contents

ARTICLE I DEFINITIONS		6
ARTICLE II MANAGEMENT OF COLLABORATIVE ACTIVITIES		34
2.1	Joint Steering Committee.	34
2.2	Development Working Group.	36
2.3	Manufacturing Working Group.	37
2.4	Publication Strategy Committee.	37
2.5	Commercialization Working Group.	38
2.6	Medical Affairs Working Group.	39
2.7	Finance Working Group.	39
2.8	Membership.	40
2.9	Decision-Making.	41
2.10	Meetings of the Joint Committees.	42
2.11	Discontinuation of Joint Committees.	42
2.12	Alliance Managers.	42
ARTICLE III LICENSE GRANTS		43
3.1	Arcellx Grants.	43
3.2	Kite Grants.	44
3.3	Sharing of Data and Know-How.	44
3.4	Sublicensing.	44
3.5	Unblocking License for D-Domains.	45
3.6	Arcellx Covenants.	46

3.7	Kite Covenants.	46
3.8	Acquisition of Competing Product.	47
3.9	Acquisition of a Party.	47
3.10	Section 365(n) of the Bankruptcy Code.	48
3.11	Retention of Rights.	48
3.12	Joint Patents and Joint Inventions.	49
ARTICLE IV DEVELOPMENT		49
4.1	General.	49
4.2	GDP; Amendments; Development Responsibilities.	49
4.3	Development Efforts; Manner of Performance; Reports.	53
4.4	Regulatory Submissions and Regulatory Approvals.	55
4.5	Costs of Joint Development.	57
4.6	New Product Proposals for NextGen Products and Non-Auto Products.	60
4.7	Patient Samples.	61
4.8	Safety and Pharmacovigilance.	61
4.9	ARC-SparX Products.	62
ARTICLE V COMMERCIALIZATION		64
5.1	Commercialization Efforts.	64
5.2	Co-Promote Option.	66
5.3	Manner of Performance.	67
5.4	Commercialization Plans.	69
5.5	Advertising and Promotional Materials.	74
5.6	Product Packaging.	74
5.7	Sales and Distribution.	75
5.8	Sharing of Commercial Information.	75
5.9	Other Responsibilities.	76
5.10	Adverse Event and Product Complaint Reporting Procedures; Notice of Information Affecting Marketability of the Licensed Product.	76
5.11	Recalls, Market Withdrawals or Corrective Actions.	77
5.12	Sales Representatives.	77
5.13	Commercialization Compliance	78
5.14	Patient Case Management Activities.	82
5.15	Patient Assistance and Support Activities.	82
ARTICLE VI MEDICAL AFFAIRS; EXTERNAL RESEARCH PROGRAMS; EARLY ACCESS PROGRAMS		82
6.1	Medical Affairs Plan.	82
6.2	Medical Affairs Content and Training.	83
6.3	Medical Inquiries.	84
6.4	Medical Education Plan.	84
6.5	Insight Generation Strategy.	85
6.6	External Research Programs.	85
6.7	Early Access Programs.	85
6.8	Compliance.	86
ARTICLE VII MANUFACTURE AND SUPPLY		86
7.1	Manufacture.	86
7.2	Manufacturing Transfer.	90
7.3	CMC Development.	90
7.4	Supply and Quality Agreement.	90

ARTICLE VIII FINANCIAL PROVISIONS		91
8.1	Upfront Payment.	91
8.2	Milestone Payments.	91
8.3	U.S. Pre-Tax Profit or Loss.	96
8.4	ExUS Territory Royalties and Non-Co-Promote Product Royalties.	97
8.5	Quarterly Reconciliation and Payments.	99
8.6	Blocking Third Party Technology.	101
8.7	Existing Manufacturing Contract Payments.	101
8.8	Audits.	102
8.9	Tax Matters.	103
8.10	Financial Matters.	104
8.11	Currency Exchange.	104
8.12	Late Payments.	104
8.13	Resolution of Financial Disputes.	105
8.14	Stock Purchase Agreement.	105
ARTICLE IX INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS		105
9.1	Ownership of Collaboration Intellectual Property.	105
9.2	Prosecution and Maintenance of Patents.	106
9.3	Third Party Infringement.	107
9.4	Patent Invalidity Claim.	109
9.5	Claimed Infringement.	110
9.6	Patent Term Extensions.	110
9.7	Trademarks.	111
ARTICLE X CONFIDENTIALITY AND PUBLICITY		112
10.1	Confidential Information.	112
10.2	Recipient Obligations.	114
10.3	Confidential Terms.	114
10.4	Publicity.	114
10.5	Publications.	115
ARTICLE XI REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS		117
11.1	Representations of Authority.	117
11.2	Consents.	117
11.3	No Conflict.	117
11.4	Enforceability.	117
11.5	Additional Representations and Warranties of Arcellx.	117
11.6	Existing Manufacturing Contracts.	119
11.7	No Warranties.	120
11.8	No Debarment.	120
11.9	Compliance with Anti-Corruption Laws.	120
11.10	Compliance with Labor Laws.	121
11.11	Invention Assignment; Confidentiality.	121
11.12	Insurance.	121
ARTICLE XII INDEMNIFICATION		122
12.1	General Indemnification By Arcellx.	122
12.2	General Indemnification By Kite.	122
12.3	Product Liability Costs.	123

12.4	Claims for General Indemnification.	123
12.5	Conduct of Product Liability Claims.	123
ARTICLE XIII TERM AND TERMINATION		124
13.1	Term.	124
13.2	Termination of Stock Purchase Agreement.	125
13.3	Termination For Material Breach.	125
13.4	Termination for Patent Challenge.	125
13.5	Termination for Convenience by Kite.	126
13.6	Termination for Safety Reasons.	126
13.7	Effects of Termination.	127
ARTICLE XIV DECISION-MAKING; DISPUTE RESOLUTION		134
14.1	Referral to Executive Officers.	134
14.2	Decisions to Terminate or Suspend a Study Based on Safety Concerns.	134
14.3	Resolution of Certain Disputes.	135
14.4	Arbitration.	139
ARTICLE XV MISCELLANEOUS		141
15.1	Assignment; Successors.	141
15.2	Choice of Law.	141
15.3	Notices.	141
15.4	Severability.	142
15.5	Integration.	143
15.6	Waiver and Non-Exclusion of Remedies.	143
15.7	Independent Contractors; No Agency.	143
15.8	Submission to Jurisdiction.	143
15.9	Execution in Counterparts; Electronic Signatures.	143
15.10	No Consequential or Punitive Damages.	144
15.11	Performance by Affiliates.	144
15.12	Construction.	144
15.13	HSR Filings and Closing.	145
15.14	Force Majeure.	146

[***]

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is made and effective as of the 8th day of December, 2022 (the “Signature Date”) by and between Arcellx, Inc., a Delaware corporation, with offices at 25 West Watkins Mill Road, Suite A, Gaithersburg, MD 20878 (“Arcellx”) and Kite Pharma, Inc., a Delaware corporation, with offices at 2400 Broadway, Santa Monica, CA 90404 (“Kite”).

INTRODUCTION

WHEREAS, Arcellx is developing certain Licensed Products and Arcellx Intellectual Property, and Controls certain intellectual property and other rights with respect to such Licensed Products and Arcellx Intellectual Property;

WHEREAS, the Parties desire to enter into a collaboration and license arrangement regarding the Licensed Products;

WHEREAS, the Parties desire to collaborate on the Development of the Licensed Products, where (i) Arcellx is conducting the iMMagine-1 Program for the Existing Product until [***] for the iMMagine-1 Program, (ii) Kite is conducting Development of the Existing Product (other than the iMMagine-1 Program prior to [***]), including the conduct of the iMMagine-1 Program following [***], iMMagine-2 Program, iMMagine-3 Program, and CMC Development; and (iii) Kite will conduct the Development of NextGen Products and Non-Auto Products;

WHEREAS, the Parties desire for Kite to Manufacture the Licensed Products following completion of a Manufacturing Transfer to Kite, including with respect to the Manufacture for launch and other Commercialization of the Existing Product;

WHEREAS, the Parties desire for Kite to lead the Commercialization of the Licensed Products in the Territory, except that in the United States, Arcellx shall have a right to co-commercialize the Existing Product and an option to co-commercialize the other Licensed Products; and

WHEREAS, the Parties desire for Kite to have an option to negotiate for certain rights to Develop and Commercialize ARC-SparX Products following the completion of the [***] for an ARC-SparX Product by Arcellx, in each case all as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, Arcellx and Kite hereby agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 “Accounting Standards” means with respect to a Party, (a) United States generally accepted accounting principles; or (b) International Financial Reporting Standards, depending on which accounting standard is normally applied by such Party with respect to the filing of its reporting, as applicable, in each case, consistently applied, and as may be changed from time to time.

1.2 “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.3 “Affiliate” means with respect to any Party, any Person controlling, controlled by or under common control with such Party. For purposes of this Section 1.3, “control” means (i) in the case of a Person that is a corporate entity, direct or indirect ownership of more than 50% of the stock or shares having the right to vote for the election of directors of such Person and (ii) in the case of a Person that is an entity, but is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.4 “ARC-SparX Product” means, a CAR T-Cell Therapy Product comprising [***].

1.5 “ARC T-Cell” means Arcellx’s proprietary autologous CAR T-Cell Therapy Product that expresses a D-Domain directed to a TAG, as described in Exhibit 1.5.

1.6 “Arcellx Competing Product” means [***].

1.7 “Arcellx Data” means, any Data [***].

1.8 “Arcellx Independent Technology” means Know-How or Patents that [***].

1.9 “Arcellx Intellectual Property” means Arcellx Know-How, Arcellx Data, and Arcellx Patents, collectively.

1.10 “Arcellx Know-How” means, any Know-How [***].

1.11 “Arcellx Patents” means, Patents [***].

1.12 “Authorized Treatment Centers” or “ATCs” means any and all third party facilities certified to dispense Kite CAR T-Cell Therapy Products.

1.13 “BCMA” means that certain protein known as “B-cell maturation antigen”, which is also known as “TNFRSF17”.

1.14 “BCMA Binder” means a binding moiety that is designed to solely bind BCMA, including the Existing BCMA Binder.

1.15 “Biosimilar Product” means, on a country-by-country basis, a biologic product [***].

1.16 “Blocking Third Party Technology” means [***].

1.17 “Business Day” means a day on which banking institutions in San Francisco, California are open for business.

1.18 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.19 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and ends on the last day of the Term.

1.20 “CAR T-Cell Therapy Product” means a Cell Therapy Product that is a T-Cell that has been engineered [***] to express a chimeric antigen receptor.

1.21 “Cell Therapy Product” means an Immune Cell based therapy product, whether or not autologous, that has been engineered [***].

1.22 “Change of Control” means (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving a Party as a result of which either (1) the stockholders of such Party immediately preceding such transaction hold less than 50% of the outstanding shares, or less than 50% of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of such Party or all or substantially all of such Party’s assets, including such Party’s assets related to the Licensed Products, either directly or through one or more subsidiaries), or (2) any single Third Party person or group (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect, referred to as a “Group”) holds 50% or more of the outstanding shares or voting power of the ultimate company or entity resulting from such transaction immediately after the consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries); (b) the direct or indirect acquisition (including by means of a tender offer or an exchange offer) by any Third Party person or Group of beneficial ownership (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect), or the right to acquire beneficial ownership, or formation of any Third Party Group which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of either the outstanding voting power or the then outstanding shares of such Party, in each case on a fully diluted basis; (c) individuals who, as of the date hereof, constitute the Board of Directors of such company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of such company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of such company; (d) the adoption of a plan relating to the liquidation or dissolution of such Party, other than in connection with a corporate reorganization (without limitation of clause (a), above); (e) the sale or disposition to a Third Party of all or substantially all the assets of such Party (determined on a consolidated basis), including such Party’s assets related to the Licensed Products; or (f) the sale or disposition to a Third Party of assets or businesses that constitute 50% or more of the total revenue or assets of such Party (determined on a consolidated basis), including such Party’s assets or business related to the Licensed Products.

1.23 “Clinical Investigation Laws” means Laws relating to human clinical investigations, including 21 C.F.R. Parts 50, 54, 56 and 312, and then-current Good Clinical Practice, each as in effect and as amended from time to time.

1.24 “Clinical Studies” means collectively any and all studies in which human subjects are dosed with a therapeutic agent, whether approved or investigational, including Phase 1 Clinical Studies and Registrational Studies.

1.25 “CMC Development” means all activities in connection with establishing, maintaining, or improving Manufacture of a Licensed Product (including Manufacture and procurement of materials or components used in or for such Manufacturing such as vector and raw materials), including with respect to establishing, maintaining, or improving manufacturing facilities and equipment (including to initially establish capacity and to expand capacity), preparing, submitting, obtaining, and maintaining manufacturing licenses and other manufacturing-specific approvals, manufacturing inspections, manufacturing technology transfer, process or equipment validation, formulation development, delivery system development, process development, analytical development, scale-up, qualification runs, the conduct of any studies or trials to establish comparability, stability testing, quality assurance/quality control development (including establishing, qualifying and validating testing), and any activities associated with clinical and/or commercial readiness and expansion of Manufacturing.

1.26 “CMC Development Costs” means Out-of-Pocket Costs incurred by a Party or its Affiliates or Subcontractors in connection with CMC Development, including all costs for materials (including vector and raw materials) acquired or used for any of the foregoing.

1.27 “Collaboration Activities” means, collectively, any and all activities comprising the Development, Manufacture, or Commercialization of the Licensed Products.

1.28 “Collaboration Intellectual Property” means any and all (i) Data and Know-How that is made, generated or obtained by or on behalf of either Party (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of any of them (to the extent the applicable Data and Know-How is Controlled by the applicable Party or its Affiliate) in the course of performing Collaboration Activities, including, for clarity, inventions described in clause (ii), and (ii) Patents in and to inventions made or invented in whole or part by or on behalf of either Party (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of any of them (to the extent the applicable invention or Patents are Controlled by the applicable Party or its Affiliate) in the course of performing Collaboration Activities.

1.29 “Commercialization” or “Commercialize” means, individually and collectively, (i) Marketing and Sales and (ii) Medical Affairs. “Commercializing” has its correlative meaning.

1.30 “Commercialization Laws” means the following laws and any implementing regulations thereto, to the extent that they pertain to the advertising, promotion, Marketing and Sales, pricing, price reporting and reimbursement of pharmaceutical products: the FFDCA, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), the Prescription Drug Marketing Act of 1987, the Social Security Act (42 U.S.C. Chapter 7), the False Claims Act (31 U.S.C. § 3729 et seq.), HIPAA, Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a) and Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), in each case in respect of the Commercialization of a Co-Promote Product in the United States.

1.31 “Commercially Reasonable Efforts” means [***].

1.32 “Competing Product” means, (i) for Arcellx, any Arcellx Competing Product, and (ii) for Kite, any Kite Competing Product.

1.33 “Control” or “Controlled” means, with respect to a Party, the possession (whether by license or ownership) by such Party of (i) with respect to any intellectual property right or other intangible property, the ability to grant to the other Party access or a license or sublicense as provided herein without violating the terms of any agreement with any Third Party and (ii) with respect to any tangible material or other item, the legal authority or right to physical possession of such tangible material or item, with the right to provide such tangible material or item to the other Party on the terms set forth herein.

1.34 “Co-Promote Product” means the Existing Product and any Licensed Product for which Arcellx has exercised its Co-Promote Option in accordance with Section 5.2, in each case other than an Opt Out Product.

1.35 “Core Commercialization Budget” means, on a Co-Promote Product-by-Co-Promote Product basis, the [***]-year rolling budget for conducting Commercialization of such Co-Promote Products in the United States pursuant to the Core Commercialization Plan during a given Calendar Year and the [***] succeeding Calendar Years, [***], which budget shall be updated and amended concurrently with the Core Commercialization Plan in accordance with Section 5.4.6(b).

1.36 “Core Commercialization Plan” means, on a Co-Promote Product-by-Co-Promote Product basis, the plan with respect to the Parties’ Commercialization of such Co-Promote Product in the Field in the United States during a given Calendar Year and the [***] succeeding Calendar Years, [***], as amended from time to time in accordance with the terms of this Agreement.

1.37 “Core Development Budget” means, on a Co-Promote Product-by-Co-Promote Product basis, the budget for conducting Development of such Co-Promote Product in the U.S. or in support of U.S. Regulatory Approval as part of a global Clinical Study (excluding any Clinical Studies that are specific to a country in the ExUS Territory), including costs for supply of Co-Promote Product for such Development activities, but excluding costs for any CMC Development for such Co-Promote Product, in each case, pursuant to the Core Development Plan [***], which budget shall be updated and amended concurrently with the Core Development Plan in accordance with Section 4.2.5. The initial Core Development Budget for the Initial Core Development Plan [***] is attached hereto as Exhibit 1.37 (“Initial Core Development Budget”).

1.38 “Core Development Plan” means, on a Co-Promote Product-by-Co-Promote Product basis, the plan for the Parties’ Development (other than CMC Development) activities with respect to the conduct of GLP toxicology studies or other studies to support IND filing of such Co-Promote Product, any Clinical Studies of such Co-Promote Product in the Field in the U.S., or in support of U.S. Regulatory Approval as part any global Clinical Study (but excluding any Clinical Study that is specific to a country in the ExUS Territory), [***]as well as the applicable Core Development Budget, each as amended from time to time in accordance with the terms of this Agreement. The initial Core Development Plan [***] is attached hereto as Exhibit 1.38 (“Initial Core Development Plan”).

1.39 “Cover,” “Covering,” or “Covered” means, with respect to a Licensed Product or with respect to technology, that, in the absence of a license granted under or ownership of a Valid Claim, the making, use, offering for sale, sale, or importation of such Licensed Product or the practice of such technology would or is reasonably likely to infringe such Valid Claim (as if issued with respect to any Valid Claim that is not issued).

1.40 “CS1” means [***].

1.41 “Data” means any and all research data, results, pharmacology data, preclinical data, clinical data (including investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases), in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms) and the like, in each case directed to, or used in the Development, Manufacture or Commercialization of any Licensed Product hereunder; provided that in all cases, unless the Parties agree expressly, excluding all (i) PII, (ii) protected health information, or (iii) other information, in each case (i-iii), to the extent the exclusion of which is required by Law.

1.42 “Data Protection Laws” means all applicable Laws relating to privacy and data protection, direct marketing or the interception or communication of electronic messages, including, to the extent applicable, the United States Health Insurance Portability and Accountability Act of 1996 and its implementing regulations and the California Consumer Privacy Act of 2018, in each case as amended, consolidated, re-enacted or replaced from time to time.

1.43 “Data Security Breach” means suspected or actual unauthorized disclosure, loss or theft of Confidential Information or Data.

1.44 “D-Domain” means [***], that is further described on Exhibit 1.44 attached hereto.

1.45 “Detail” or “Detailing” means, with respect to a Co-Promote Product in the U.S., the communication made by a Sales Representative during a Sales Call (a) involving face-to-face contact with healthcare professionals, (b) describing in a fair and balanced manner the FDA-approved uses and other relevant characteristics of the Co-Promote Product being detailed, (c) using approved promotional materials in an effort to further educate healthcare professionals on the Co-Promote Product for its FDA-approved uses in a manner consistent with this Agreement, and (d) made at a healthcare professional’s office or other appropriate venues conducive to pharmaceutical product informational communication where the principal objective is to place an emphasis on the Co-Promote Product with such healthcare professional. Any and all Detailing performed by a Party hereunder shall be tracked using Kite’s CRM for recording of such activity; provided, that such tracking shall be on the same basis as Party’s measurement for its Sales Representatives detailing of any of its other products, consistently applied throughout the Term.

1.46 “Development” or “Develop” means, with respect to a therapeutic product (including any Licensed Product), the conduct of non-clinical and clinical research and therapeutic product development activities, including toxicology, pharmacology and other discovery efforts, CMC Development, statistical analysis, Clinical Studies (including pre- and post-approval studies and Investigator Sponsored Clinical Studies), regulatory affairs, and Regulatory Approval and Clinical Study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals) for such product. “Developing” has its correlative meaning.

1.47 “Development Costs” means, with respect to a Party and a Co-Promote Product, the Out-of-Pocket Costs incurred by such Party and its Affiliates in Developing such Co-Promote Product in the Field (other than with respect to any CMC Development) in the U.S. or in support of U.S. Regulatory Approval as part as part of a global Clinical Study (excluding any Clinical Study that is specific to a country in the ExUS Territory), in each case to the extent incurred in accordance with this Agreement, the Core Development Plan and the Core Development Budget as follows:

[***].

Product Development Costs exclude all of the payments set forth in Sections 8.1, 8.2, 8.3, 8.4, and 8.14 and Allowable Expenses as defined in the Financial Exhibit and capital expenditures, and any other cost not expressly included in Development Costs, including by way of example, costs for any employees or other internal costs, costs attributable to development of any companion or in vitro diagnostic, general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting, and other overhead or general and administrative costs. For clarity, Development Costs do not include any costs for any FTEs.

Notwithstanding the foregoing in this Section 1.47 and without needing to be included in the Core Development Budget, Development Costs shall include any Out-of-Pocket Costs related to [***] (such costs, “Interim iMMagine-2 Development Costs”).

1.48 “Divest” means, with respect to a product, [***]. “Divestiture” has its correlative meaning.

1.49 “Drug Approval Application” means (i) a Biologics License Application submitted to the FDA pursuant to Section 351(a) of the Public Health Service Act and the regulations promulgated thereunder (“BLA”); (ii) an application for authorization to initiate marketing and/or selling a biological product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., including all amendments with respect thereto, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the centralized EMA filing procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the decentralized procedure, mutual recognition or any national approval procedure (“MAA”); (iii) with respect to any biological product for which a BLA or MAA has been approved by the applicable Regulatory Authority, an application to supplement or amend such BLA or MAA to expand the approved label for such biological product to include use of such biological product for an additional indication; and (iv) any corresponding application described in any of (i), (ii) or (iii) to any other Regulatory Authority in any other jurisdiction.

1.50 “Drug Regulation Laws” means Laws regulating therapeutic and pharmaceutical products, including the FFDCA, the Prescription Drug Marketing Act of 1987, the federal Controlled Substances Act, 21 U.S.C. § 801 et. seq., and policies issued by the FDA, each as in effect and as amended from time to time.

1.51 “Early Access Program” or “EAP” means any program to provide patients with a Licensed Product prior to Regulatory Approval and prior to First Commercial Sale in the United States or any country in the ExUS Territory. Early Access Programs include treatment INDs / protocols, named patient programs and compassionate use programs in other countries. For clarity, an EAP with respect to a Licensed Product may continue to be performed following Regulatory Approval of such Licensed Product and costs may continue to be incurred in accordance with the performance of such EAP after Regulatory Approval.

1.52 “Effective Date” means the three Business Days following the HSR Clearance Date.

1.53 “EMA” means the European Medicines Agency or any successor agency thereto.

1.54 “European Union” or “EU” means the countries of the European Union, as it is constituted on the Effective Date and as it may be altered from time to time after the Effective Date and the United Kingdom.

1.55 “Executive Officers” means, for Kite, the Chief Executive Officer; for Arcellx, the Chief Executive Officer.

1.56 “Existing BCMA Binder” means the D-Domain designed to bind BCMA that is included in the Existing Product, as described in Exhibit 1.56.

1.57 “Existing Product” means the ddBCMA autologous CAR T-Cell Therapy Product designed to bind BCMA that is under development as part of the iMMagine-1 Program or iMMagine-2 Program, as described in Exhibit 1.57 and known as of the Signature Date at Arcellx as “CART-ddBCMA”.

1.58 “ExUS Territory” means the Territory, excluding the United States.

1.59 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.60 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.61 “Field” means the treatment, cure, reduction, mitigation, slowing or halting the progress of, or otherwise managing of any Myeloma.

1.62 “Field Based Medical Representative” means each medical representative or medical science liaison engaged by a Party or its Affiliate to perform in-person presentations of the Co-Promote Products to health care professionals.

1.63 “Financial Exhibit” means Exhibit 1.63 attached hereto, as the same may be amended from time to time by the Parties.

1.64 “First Commercial Sale” means, with respect to a Licensed Product in a country, the first commercial sale [***], of such Licensed Product in the Field in such country following Regulatory Approval of such Licensed Product in the Field in such country. Sales for Clinical Study purposes, Early Access Programs or similar uses shall not constitute a First Commercial Sale. In addition, sales of a Licensed Product by and between a Party and its Affiliates and Sublicensees, or between the Parties (or their respective Affiliates or Sublicensees), shall not constitute a First Commercial Sale.

1.65 “Force Majeure” means any event beyond the reasonable control of the affected Party, including: embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics (including pandemics), the spread of infectious diseases, and quarantines; fire, floods, earthquakes or other acts of nature; impossibility to obtain materials, components, drug substance, utilities, equipment, supplies, fuel or other required materials, receipt of warning letters, or loss, infection or failure of cell banks (in each case, due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party); or acts, omissions, or delays in acting by any Governmental Authority (including the refusal of any Regulatory Authority to issue required Regulatory

Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party), and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). In addition, a Force Majeure may include reasonable measures affirmatively taken by a Party or its Affiliates to respond to any epidemic, pandemic, or spread of infectious disease (including the COVID-19 pandemic), such as requiring employees to stay home, closures of facilities, delays or cessation of activities in response to an epidemic or other Force Majeure event.

1.66 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year) of work directly performing activities for a Licensed Product. Any person who devotes less than [***] hours per Calendar Year (or such other number as may be agreed by the Parties) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***].

1.67 “FTE Costs” means the product of: (a) that number of FTEs (proportionately, on a per-FTE basis) used by a Party or its Affiliates in directly performing activities assigned to such Party under and in accordance with the Core Commercialization Plan, multiplied by (b) the applicable FTE Rate (as defined below). Notwithstanding the foregoing, the FTE Costs for Sales Representatives (“Sales Force FTE Costs”) shall be the number of Sales Representative FTEs dedicated to a Co-Promote Product in the United States, multiplied by the applicable Sales Force FTE Rate. As used herein, references to a “Sales Representative” mean a Sales Representative utilized to perform Details with respect to a Co-Promote Product.

1.68 “FTE Rate” means (a) with respect to personnel other than Sales Representatives and Field Based Medical Representatives, the Burdened Percentage multiplied by the gross salaries (not including any bonus or other performance-based incentive payments) of a Party’s or its Affiliates’ FTEs directly performing Commercialization activities under and in accordance with the applicable Core Commercialization Plan, (b) with respect to Field Based Medical Representatives, the gross salaries (including any cash bonus or other performance-based cash incentive payments) of such Field Based Medical Representative FTEs who are engaged in activities in the United States for the Co-Promote Products under and in accordance with the Core Commercialization Plan, and (c) with respect to Sales Representative FTEs, the gross salaries (including any cash bonus or other performance-based cash incentive payments, to the extent based directly on sales or promotion of the Co-Promote Products in the United States (and not other products)) of such Sales Representative FTEs who are Detailing a Co-Promote Product in the United States under and in accordance with the Core Commercialization Plan (the “Sales Force FTE Rate”). For such purposes, the “Burdened Percentage” means [***].

1.69 “Global Development Plan” or “GDP” means, on a Licensed Product-by-Licensed Product basis, the plan for the Parties’ Development activities with respect to the conduct GLP toxicology studies or other studies to support IND filing of such Licensed Product and any Clinical Studies of such Licensed Product in the Field, which [***], in each case, as amended from time to time in accordance with the terms of this Agreement.

1.70 “Good Clinical Practice” or “GCP” means the then-current good clinical standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the ICH, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, to the extent such standards are not less stringent than United States good clinical standards.

1.71 “Good Laboratory Practice” or “GLP” means the then-current good laboratory standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, or other Regulatory Authority applicable to the Territory, to the extent such standards are not less stringent than United States good laboratory standards.

1.72 “Good Manufacturing Practice” or “GMP” means the then-current good manufacturing standards, practices and procedures promulgated or endorsed by the FDA applicable to the manufacture and testing of pharmaceutical materials, and comparable applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, to the extent such standards are not less stringent than United States good manufacturing standards.

1.73 “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.74 “Government Health Care Programs” means the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE, the Federal Employee Health Benefits Program, and other foreign, federal, state and local governmental health care plans and programs.

1.75 “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

1.76 “Health Care Laws” means Laws relating to Government Health Care Programs, Private Health Care Plans, privacy and confidentiality of patient health information and human biological materials, including, in the United States, federal and state Laws pertaining to the federal Medicare and Medicaid programs (including the Medicaid rebate program); federal Laws pertaining to the Federal Employees Health Benefit Program, the TRICARE program and other Government Health Care Programs; federal and state Laws applicable to health care fraud and abuse, kickbacks, physician self-referral and false claims (including 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et. seq.); the Health Insurance Portability and Accountability Act of 1996; and 45 C.F.R. Part 46, as well as similar Laws in the ExUS Territory, each as in effect and as amended from time to time.

1.77 “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.78 “iMMagine-1 Program” means the activities conducted in connection with the Registrational Study as described in more detail in Exhibit 1.38.

1.79 “iMMagine-2 Program” means the activities conducted in connection with the [***] as described in more detail in Exhibit 1.38.

1.80 “iMMagine-3 Program” means the activities conducted in connection with the [***] as described in more detail in Exhibit 1.38.

1.81 “Immune Cells” means [***].

1.82 “IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application or a clinical trial exemption, or any other equivalent or related regulatory submission, license or authorization.

1.83 “Indication” means a patient population for which a Drug Approval Application (or extension or supplement thereto) may be filed to obtain a label or label expansion indicating the applicable therapeutic product for such patient population, whether an initial, expanded or additional patient population, line of therapy, or indicating the therapeutic product for use in combination with another treatment or therapeutic product, in each case that requires a pivotal Clinical Study for Regulatory Approval.

1.84 “Initiation” means, with respect to a Clinical Study, the [***] for such trial.

1.85 “Investigator Sponsored Clinical Study” means a human clinical study of a Licensed Product that is sponsored and conducted by a Third Party, pursuant to an IND owned by such Third Party, under an agreement with a Party or its Affiliate pursuant to which such Party or such Affiliate provides clinical supplies of the Licensed Product or funding for such clinical study.

1.86 “Joint Patents” means Patents within Joint Inventions.

1.87 “Joint Inventions” means all Collaboration Intellectual Property made, generated, obtained, or invented jointly by or on behalf of Kite or its Affiliates, on the one hand, and by or on behalf of Arcellx or its Affiliates, on the other hand [***].

1.88 “Kite CMC Intellectual Property” means [***].

1.89 “Kite Competing Product” means [***].

1.90 “Kite Intellectual Property” means Kite Know-How, and Kite Patents, collectively.

1.91 “Kite Know-How” means any Know-How or Data [***].

1.92 “Kite Patents” means Patents [***].

1.93 “Kite Technology Improvements” means [***].

1.94 “Know-How” means any information and materials, whether proprietary or not and whether patentable or not, including ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, inventions, discoveries, works of authorship, components, reagents, materials, compounds and biological materials.

1.95 “Knowledge” means, [***].

1.96 “Law” means any United States federal, state or local or foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Government Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.97 “Licensed Product” means the Existing Product, each Non-Auto Product, and each NextGen Product.

1.98 “[***]” means [***].

1.99 “Major European Country” means France, Germany, Italy, Spain, or the United Kingdom.

1.100 “Manufacturing” or “Manufacture” means, with respect to a therapeutic product (including any Licensed Product), the conduct of activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of such product.

1.101 “Marketing and Sales” means, with respect to a therapeutic product (including a Licensed Product), the conduct of any and all marketing and sales related processes and activities necessary or customary in the biopharmaceutical and/or cell therapy industry in the applicable jurisdiction where such activity is being or to be conducted to establish and maintain sales for such therapeutic product (including with respect to reimbursement and patient access), including

1.101.1 offering for sale, detailing, selling (including launch), or transporting (including storing), distribution (“Selling”),

1.101.2 marketing (including pre-launch and launch, as well as advertising activities); promotional and advertising activities targeted at healthcare professionals or patients; promoting, market research, marketing management, market access strategies and programs; and preparing education materials for marketing, coupon or co-pay programs (“Marketing”),

1.101.3 field sales, market research, forecasts, competitive intelligence, commercial operations, customer experience, and data analytics,

1.101.4 any activities related to reimbursement, patient access, health policy or advocacy including patient case management and patient support, and any related promotional activities, and

1.101.5 case management and patient-support for such therapeutic product,

but, excluding Development and Manufacture of such therapeutic product.

1.102 “Material Data” means any Data other than Data generated in performance of investigator sponsored research (ISRs), collaborative studies (between Kite and Third Parties), Phase 4 observational studies, health economics and outcomes research (HEOR), and real-world evidence (RWE).

1.103 “Material Subcontract” means any Subcontract which the subcontracting Party (or Affiliate) anticipates at time of execution will entail payments to the Subcontractor in excess of [***] with respect to subcontracted activities under this Agreement.

1.104 “Medical Affairs” means, with respect to a therapeutic product (including a Licensed Product), all processes and activities necessary or customary in the biopharmaceutical and/or cell therapy industry in the applicable jurisdiction where such activity is being or is to be conducted with respect to medical support planning (including general term external research programs), medical communications, insight generation, advisory boards, and education activities (including publications and communications, educational grants and fellowships) generation of real world evidence, and activities traditionally conducted by medical scientific liaisons, ‘clinicians in the field’, and other individuals having similar functions, including gathering and maintaining user feedback, Medical Affairs Content and establishing and maintaining one or more call centers in connection therewith.

1.105 “Medical Affairs Content” means all written, printed, graphic, electronic, audio or video matter, in each case, intended for use or used by a Party or its Affiliates, Sublicensees or [***] in connection with the conduct of Medical Affairs activities related to the Licensed Products, including materials intended to provide or guide a response to inquiries (i) communicated via Field Based Medical Representatives or (ii) received via letter, phone call, or electronic means, including emails.

1.106 “MUI(s”) means, instances of returns of Cell Therapy Products as medically unable to infuse.

1.107 “Myeloma” means [***].

1.108 “Net Sales” means, with respect to a Licensed Product, the gross amounts invoiced on sales of such Licensed Product by a Party or any of its Affiliates or Sublicensees (the “Selling Entity”) to a Third Party

purchaser in an arms-length transaction, less the following customary deductions, determined in accordance with the Accounting Standards and standard internal policies and procedures and accounting standards consistently applied throughout by the Party recording such sales to calculate revenue for financial reporting purposes, to the extent specifically and solely allocated to the sale of such Licensed Product to such purchaser and actually taken, paid, accrued, allowed, or included by the Selling Entity in the gross sales prices with respect to such sales (and consistently applied as set forth below):

[***].

All aforementioned deductions shall only be allowable to the extent they are commercially reasonable, and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with the Selling Entity’s business practices consistently applied across its product lines and accounting standards and verifiable. All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to such Licensed Product and other products of the Selling Entity such that such Licensed Product does not bear a disproportionate portion of such deductions.

Sales of a Licensed Product by and between a Party and its Affiliates and Sublicensees, or between the Parties (or their respective Affiliates or Sublicensees), are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes so long as such Licensed Product is subsequently resold to a Third Party end user.

1.109 “New Licensed Product” means any Licensed Product that [***].

1.110 “New Product Proposal” means a written proposal [***].

1.111 “NextGen Product” means an autologous CAR T-Cell Therapy Product that expresses the Existing BCMA Binder on the cell membrane of such T-Cell that is not the Existing Product [***].

1.112 “Non-Auto Development Product” means a Cell Therapy Product comprising the Existing BCMA Binder on a Non-Auto Platform.

1.113 “Non-Auto Platform” means the following [***] non-autologous Cell Therapy Product platforms: [***].

1.114 “Non-Auto Platform Development Requirement” means, with respect to a Non-Auto Platform, [***].

1.115 “Non-Auto Product” means a Non-Auto Platform Development Product where Kite has achieved the Non-Auto Platform Development Requirement. A Non-Auto Product shall be considered to be distinct from another Licensed Product (e.g., another Non-Auto Product) if such Non-Auto Product is part of a Clinical Study.

1.116 “Non-Co-Promote Products” means any Licensed Product that is not a Co-Promote Product, including any Opt Out Products.

1.117 “Non-Core Commercialization Plan” means, on a Licensed Product-by-Licensed Product basis, the plan for Kite’s Commercialization of such Co-Promote Product in the Field in the ExUS Territory or such Non-Co-Promote Product in the Field in the Territory during a given Calendar Year and for at least the [***] succeeding Calendar Years, [***], as amended from time to time in accordance with the procedures set forth in this Agreement.

1.118 “Out-of-Pocket Costs” means amounts paid to Third Party vendors or contractors, for (i) services or materials provided by them directly in the performance of activities under the Core Development Plan, the Core Commercialization Plan, including with respect to any Third Party patient service hubs, to the extent such services or materials apply directly to a Co-Promote Product or (ii) such amounts paid to Third Parties for other activities not included in determination of Development Costs or Allowable Expenses, but for which sharing of Out-of-Pocket Costs is otherwise specified in this Agreement. For clarity, Out-of-Pocket Costs include payments for any internal automobile allowance, meal expenses, travel/housing for meetings and other incidental expenses incurred by any Sales Representatives and Field Based Medical Representatives in the ordinary course of employment, but not for any other personnel and exclude: salaries or benefits; FTE Costs, facilities; utilities; general office or facility supplies; insurance; information technology (including any technology for slot booking or chain of custody), capital expenditures or the like.

1.119 “Parties” means, together, Arcellx and Kite.

1.120 “Party” means either Arcellx or Kite.

1.121 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection.

1.122 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.123 “Personally Identifiable Information” or “PII” means information that can be used to identify an individual, either alone or when combined with other personal or identifying information that is linked or linkable to a specific individual, which may include (alone or in combination): (a) a first and last name; (b) a home or other physical address, including street name and name of city or town; (c) an email address or other online contact information, such as an instant messaging user identifier or a screen name that reveals an individual’s email address; (d) a telephone number; (e) a social security number; (f) a bank, loan, or credit card account number; (g) a persistent identifier, such as a customer number held in a “cookie” or processor serial number, that is combined with other available data that identifies an individual consumer; or (h) any information to the extent it is combined with any of (a) through (g) above.

1.124 “Phase 1 Clinical Study” means any study in humans the principal purpose of which is preliminary determination of safety and efficacy in healthy individuals or patients (or is identified as a Phase 1 clinical study in its protocol, on ClinicalTrials.gov or in the applicable GDP), including as described under 21 C.F.R. §312.21(a) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.125 “Phase 1 Clinical Study Report” means [***].

1.126 “Pre-Effective Date Arcellx Costs” means all Out-of-Pocket Costs incurred by or on behalf of Arcellx related to [***], as disclosed Exhibit 1.37 (“Initial Core Development Budget”).

1.127 “Pre-Effective Date Kite Costs” means all Out-of-Pocket Costs incurred by or on behalf of Arcellx [***], as disclosed in as disclosed Exhibit 1.127 (“Pre-Effective Date Costs”).

1.128 “Prior CDA” means [***].

1.129 “Private Health Care Plans” means non-governmental Third Party health care payors and plans, including insurance companies, health maintenance organizations and other managed care organizations, Blue Cross and Blue Shield plans and self-funded employers.

1.130 “Product Liability Costs” means Out-of-Pocket Costs and FTE Costs associated with Third Party Product Liability Actions resulting from the Development, Manufacture or Commercialization of the Licensed Product pursuant to this Agreement.

1.131 “Product-Specific Patent” means any [***].

1.132 “Product Trademark(s)” means any trademark(s) and service mark(s) as may be proposed by either Party and approved in accordance with Section 9.7.2 for use in connection with the distribution, Marketing, promotion and Sale of a Licensed Product in the Field anywhere in the world, or accompanying logos, trade dress or indicia of origin.

1.133 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to a Patent, the preparation, filing, prosecution, and maintenance of such Patent, as well as re-examinations, reissues, appeals, registration and requests for patent term adjustments with respect to such Patent, together with the initiation or defense of interferences, oppositions, inter partes review, derivations, re-examinations, post-grant proceedings, and other similar proceedings (or other defense proceedings with respect to such Patent, but excluding the defense of challenges to such Patent as a counterclaim in an infringement proceeding) with respect to such Patent, and any appeals therefrom. For clarity, Prosecution and Maintenance or Prosecute and Maintain shall not include any Enforcement actions taken with respect to a Patent other than those expressly specified in this Agreement.

1.134 “Region” has the meaning given thereto in Exhibit 1.134.

1.135 “Registrational Study” means any human clinical study designed as a pivotal or registrational study to confirm with statistical significance the efficacy and safety of a therapeutic product with respect to a given Indication, which study is performed for purposes of filing a Drug Approval Application or similar application to obtain Regulatory Approval for such therapeutic product for such Indication in any country, including any Clinical Study that is identified as a phase 2, phase 3, pivotal study or registrational study in its protocol, on ClinicalTrials.gov, or in the applicable GDP.

1.136 “Regulatory Approval” means the approval of the applicable Regulatory Authority necessary for the initiation of marketing and sale of a Licensed Product in the Field in a country, including the expansion or modification of the label to allow marketing and sale for additional Indications or uses, but excluding pricing or reimbursement approvals.

1.137 “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of a pharmaceutical product in a country, including FDA in the United States and EMA in the EU.

1.138 “Regulatory Filing” means (i) any and all filings and application prepared for submission or submitted to a Regulatory Authority with respect to a Licensed Product, or its use or potential use in the Field, including any documents submitted to any Regulatory Authority and all supporting Data and documentation related thereto, including INDs and Drug Approval Applications, and (ii) any and all correspondence with any Regulatory Authority with respect to any Licensed Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

1.139 “Sales Call” means a personal visit by a Sales Representative to (a) one or more healthcare professional(s) having prescribing authority or pharmacy or other prescription dispensing authority, or (b) key opinion leaders or “thought leaders” that are respected individuals that through their professional status have significant impact or influence on prescribing decisions.

1.140 “Sales Representatives” means pharmaceutical and/or cell therapy sales representatives employed by a Party to conduct Detailing and other Marketing efforts with respect to the Product in accordance with the terms of this Agreement.

1.141 “Segregate” means, with respect to a product or program, to [***].

1.142 “SparX” means [***].

1.143 “SparX Target” means each of BCMA [***].

1.144 “Subcontractor” means a Third Party that is performing activities under this Agreement on behalf of a Party pursuant to a written agreement (such agreement, a “Subcontract”).

1.145 “Sublicensee” means a Person, other than an Affiliate or a distributor or Person acting solely as a service provider on behalf of a Party or its Affiliate, that is granted (directly or indirectly) rights to Develop or Commercialize a Licensed Product; provided that a distributor which markets or promotes a Licensed Product shall be deemed a Sublicensee.

1.146 “TAG” means [***], as further described in Exhibit 1.5.

1.147 “T-Cell” means [***].

1.148 “Territory” means the entire world.

1.149 “Third Party” means any Person other than a Party or any of its Affiliates.

1.150 “United States” or “U.S.” means the United States of America and its territories and possessions.

1.151 “USD” means U.S. Dollars.

1.152 “Valid Claim” means a claim (i) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (ii) of any patent application, [***], that has not been cancelled, withdrawn, abandoned (without the possibility of refiling) or finally rejected by the applicable patent authority or court without the possibility of appeal.

1.153 Additional Definitions. Each of the following terms is defined in the Section of this Agreement indicated below:

Definition	Section
“1974 Convention”	15.2
“AAA”	14.4.1
“ACCME Standards”	5.13.1
“Acquirer”	3.9
“Acquisition Transaction”	3.8
“Agreement”	Preamble
“Alliance Manager”	2.12
[***]	[***]
[***]	[***]
“AMA”	5.13.1
“Anti-Corruption Laws”	11.9.1(a)
“Approved Non-BCMA Binder”	4.6.1

“ARC-SparX Addendum”	4.9.4(a)
“ARC-SparX Negotiation Notice”	4.9.2
“ARC-SparX Negotiation Notice Date”	4.9.2
“ARC-SparX Negotiation Period”	4.9.4(a)
“Arcellx Commercial Activities”	5.1.3
“Arcellx Indemnified Parties”	12.2
“Arcellx Opt Out Date”	4.5.4(a)
“Arcellx Opt Out Notice”	4.5.4(a)
“Arcellx Opt Out”	4.5.4(a)
“Arcellx Third Party Payments”	8.4.5(b)
“Arcellx”	Preamble
“Bankruptcy Code”	3.10
“Biosimilar Application”	9.3.2
[***]	[***]
“BLA”	1.49
[***]	[***]
“Breaching Party”	13.3.1
[***]	[***]
“Burdened Percentage”	1.68
“Buy Out Payment”	8.7
[***]	[***]
“Claim”	12.4.1
[***]	[***]
“CMS”	5.13.2
[***]	[***]
“Commercialization Wind-Down Period”	13.7.12
“Confidential Information”	10.1
“Cooperating Party”	10.4.2
“Co-Promote Option”	5.2
[***]	[***]
[***]	[***]
[***]	[***]
“CWG”	2.5.1
“Designated CMO(s)”	13.7.9
“Development Reconciliation Procedures”	4.5.2
“Dispute”	14.4.1
“Distracted Party”	3.8
[***]	[***]
“DOJ”	15.13
“DWG”	2.2.1
“EAC”	2.6
[***]	[***]
“ERC”	2.6
“ERP”	6.6.1
“Existing Manufacturing Contract Payments”	8.7
“Existing Product Clin&Reg Milestone”	8.2.1
“Expert Dispute”	14.3.1(a)
[***]	[***]
“Expert Resolution Notice”	14.3.2(a)
“Expert”	14.3.2(b)

“Field Medical Content”	6.2.1
“FTC”	15.13
“FWG”	2.7
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
“Global Scientific Publication Plan”	10.5.2
“Global Strategic Plan”	5.4.1
“Group”	1.22
“Guidelines”	5.13.1
[***]	[***]
“HSR Act”	15.13
“HSR Clearance Date”	15.13
“Incumbent Board”	1.22
“Indemnified Party”	12.4.1
“Indemnifying Party”	12.4.1
“Independent CME Programs”	6.4
“Infringement Claim”	9.5
“Initial Core Development Budget”	1.37
“Initial Core Development Plan”	1.38
“Initial Manufacturing Contracts”	7.1.2(b)
“Initial Manufacturing Period”	7.1.2(b)
“Initial Manufacturing Subcontractors”	7.1.2(b)
“Insight Generation Strategy”	6.5
“Interim iMMagine-2 Development Costs”	1.47
“Invalidity Claim”	9.4.1
[***]	[***]
“Joint Committee”	2.8
“JSC”	2.1.1
“Kite CMC Development Costs”	4.5.1
[***]	[***]
[***]	[***]
[***]	[***]
“Kite Indemnified Parties”	12.1
“Kite”	Preamble
“Launched Products”	13.7.12
“Losses”	12.1
“MAA”	1.49
“MAC”	2.6
[***]	[***]
“MAG”	2.6
“Manufacturing Party”	7.4
“Manufacturing Subcontract”	7.1.3
“Manufacturing Subcontractor”	7.1.3(d)
“Manufacturing Transfer Plan”	7.2
“Manufacturing Transfer”	7.2
[***]	[***]
[***]	[***]

“Marketing”	1.101.2
[***]	[***]
“Material Manufacturing Subcontract”	7.1.3(b)(iv)
[***]	[***]
“Medical Affairs Plan”	6.1.2
“Medical Affairs Training Materials”	6.2.2
“Medical Education Plan”	6.4
“Medical Information Operation and Training”	6.1.1(d)
“Medical Information Responses”	6.1.1(c)
“MWG”	2.3
“NextGen Clin&Reg Milestone”	8.2.2
[***]	[***]
“Non-Auto Product Clin&Reg Milestone”	8.2.3
“Non-Auto Product Commercial Milestone”	8.2.5
“Non-Breaching Party”	13.3.1
“Non-Manufacturing Party”	7.4
“Non-Sponsor”	14.2.1
“[***] D-Domain IP”	3.5.1
“[***] Third Party Payments”	8.4.5(b)
[***]	[***]
“OIG”	5.13.1
“On-Going Clinical Study”	13.7.10
“Opt Out Product”	4.5.4(a)
[***]	[***]
[***]	[***]
“Patient Samples”	4.7
“Payee”	8.9.2
“Payor”	8.9.2
“Pharmacovigilance Agreement” or “PVA”	5.10.1
“PhRMA Code”	5.13.1
“PhRMA”	5.13.1
“PHSA”	9.3.2
[***]	[***]
“Preferred Commercialization Subcontractor List”	5.3.1(c)
[***]	[***]
[***]	[***]
“Product Trademark Costs”	9.7.2
“Promotional Materials Working Group”	5.5.1
“Promotional Materials”	5.5.1
“Proposed Publications”	10.5.3
“Publication Strategy Committee” or “PSC”	10.5.1
“Publishing Party”	10.5.3
[***]	[***]
“Reconciliation Procedures”	8.5.1
[***]	[***]
[***]	[***]
“Regulatory Strategy”	2.2.2(d)
[***]	[***]
“Requesting Party”	10.4.2
“Reverted IP”	13.7.6(a)

“Reverted Product”	13.7.5
“Reviewing Party”	10.5.3
“Royalty Territory Existing Manufacturing Contract Payments”	8.7
[***]	[***]
[***]	[***]
“Sales Force FTE Costs”	1.67
“Sales Force FTE Rate”	1.68
[***]	[***]
“Selling Entity”	1.108
“Selling”	1.101.1
“Severed Clause”	15.4
“Shared CMC Development Costs”	4.5.1
“Shared Development Costs”	4.5.2
[***]	[***]
“Shared Product Liability Costs”	12.3
“Signature Date”	Preamble
“Sponsor”	14.2.1
“Stock Purchase Agreement” or “SPA”	8.14
“Sub Group”	2.1.2(m)
“Subcontract”	1.144
“Sublicense”	3.4.3
“Supply and Quality Agreement”	7.4
[***]	[***]
[***]	[***]
“Tax Action”	8.9.2
“Tax” or “Taxes”	8.9.4
[***]	[***]
“Term”	13.1
“Terminated Product”	13.7
“Terminated Region”	13.7
“Third Party Claims”	12.1
“Third Party Product Liability Action”	12.5.1
“US Analytics and Commercialization Operations Section”	5.4.2(b)
“US Commercialization Team”	5.4.2
“US Market Access Section”	5.4.2(d)
[***]	[***]

ARTICLE II
MANAGEMENT OF COLLABORATIVE ACTIVITIES

2.1 Joint Steering Committee.

2.1.1 Formation; Purposes and Principles. Within [***] Business Days after the Effective Date, Arcellx and Kite shall establish a joint steering committee (the “JSC”), comprised of senior executives, to provide high-level oversight and decision-making regarding the activities of the Parties under this Agreement. The Parties anticipate that the JSC will not be involved in day-to-day implementation of activities under this Agreement. The purposes of the JSC shall be (i) to review and oversee the overall global Development, Manufacture and Commercialization of the Licensed Products in the Field pursuant to this Agreement and (ii) to oversee each Joint Committee and resolve matters on which each Joint Committee is unable to reach unanimous agreement, except as otherwise provided herein. In conducting its activities, the JSC shall operate and make its decisions consistent with the terms of this Agreement.

2.1.2 Specific Responsibilities. In addition to its overall responsibility for the collaboration established by this Agreement, the JSC shall in particular:

(a) review and approve the initial Core Development Plan for any Co-Promote Product;

(b) review and approve amendments and updates to the Core Development Plan for any Co-Promote Product presented by the DWG;

(c) review amendments and updates to the Development for any Co-Promote Product presented by the DWG;

(d) upon receipt of notice from either Party identifying any activity or lack of activity that has or would reasonably be likely to have a material adverse impact on the Development of a Co-Promote Product, review any such activity, and discuss such issue and propose potential actions to mitigate such adverse impact that would be commensurate with the harm or potential harm, and form a Sub Group to further discuss and manage potential avenues for the remediation of such issue;

(e) review and approve the Regulatory Strategy (and amendments and updates thereto) presented by the DWG;

(f) review and approve any New Product Proposal;

(g) review and approve the initial Global Strategic Plan and any amendments and updates thereto, in each case presented to the JSC by the CWG;

(h) review and approve the initial Core Commercialization Plan, including the initial Core Commercialization Budget, and any amendments and updates to the Core Commercialization Plan, including the Core Commercialization Budget, in each case presented to the JSC by the CWG;

(i) review the initial Non-Core Commercialization Plan, and any amendments and updates to the Non-Core Commercialization Plan presented to the JSC by Kite, and approve the same with respect any Co-Promote Product;

(j) review the Medical Affairs Plan and any amendments and updates presented to the JSC by the ERG;

(k) upon receipt of notice from either Party identifying any activity or lack of activity that has or would reasonably be likely to have a material adverse impact on the Manufacture or Commercialization of a Co-Promote Product, discuss such issue and propose actions to mitigate such adverse impact that would be commensurate with the harm or potential harm, and form a Sub Group to further discuss and manage the remediation of such issue if appropriate;

(l) review and approve the Global Scientific Publication Strategy (and substantive amendments and updates thereto) presented by the MAC;

(m) oversee the DWG, MWG, PSC, CWG; ERG, MAG, and FWG, and establish various sub working groups (each, a “Sub Group”) for particular projects or activities, including at the request of the DWG, MWG, PSC, CWG, ERG, or FWG; and

(n) perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement as agreed in writing by the Parties, including periodic evaluations of performance against goals.

2.2 Development Working Group.

2.2.1 Formation; Purposes. Within [***] calendar days after the Effective Date, Arcellx and Kite shall establish a development working group (the “DWG”), which shall report to the JSC and have responsibility for (i) monitoring and facilitating the overall progress of Development activities under this Agreement with respect to Licensed Products in the Field, including oversight of the various budgets and activities, (ii) overseeing the implementation of all Development operational aspects of the collaboration established by this Agreement, (iii) forming Sub Group(s) from time to time and delegating to such Sub Group(s) such operational responsibilities as the DWG may determine necessary or desirable, and (iv) coordinating and providing oversight to any Sub Groups that report to the DWG. Accordingly, the DWG shall include equal member representation from both Arcellx and Kite that have sufficient development, regulatory, and technical operations experience. In conducting its activities, including in the allocation of activities to the Parties under the GDP for each Licensed Product, the DWG shall operate and make its decisions consistent with the terms of this Agreement.

2.2.2 Specific Responsibilities. In particular, the DWG shall:

(a) oversee and coordinate the on-going sharing and transfer of Know-How generated in or related to the Development of Licensed Products;

(b) oversee the implementation of the GDP for each Licensed Product for the Development of such Licensed Product;

(c) review and update the Core Development Plan for each Co-Promote Product and Core Development Budget for such Co-Promote Product set forth therein [***] a year and, from time to time, present to the JSC for review and approval proposed substantive amendments to the Core Development Plan, including the Core Development Budget, in accordance with Section 4.2.5;

(d) on a Licensed Product-by-Licensed Product basis, develop and propose to the JSC for review and approval a regulatory and clinical strategy for such Licensed Product (“Regulatory Strategy”);

(e) oversee the implementation of the Regulatory Strategy for the Regulatory Approval of each Co-Promote Product once it has been approved by the JSC;

(f) in connection with each Co-Promote Option for a Licensed Product, discuss any Phase 1 Clinical Study Report and any proposed Core Development Plan and Core Development Budget for such Licensed Product, along with any amendment to such proposed Core Development Plan and Core Development Budget;

(g) provide a forum for the Parties to review and discuss regulatory matters as provided in Section 4.4;

(h) review each clinical study design and protocol, including clinical study endpoints, clinical methodology and monitoring requirements for each Clinical Study with respect to a Licensed Product, and approve the same with respect the Existing Product or any Co-Promote Product;

(i) review each IND, Drug Approval Application, other major Regulatory Filing, and post-filing requirements with respect to a Licensed Product, and approve the same with respect the Existing Product or any Co-Promote Product;

(j) review the design and protocol of and oversee performance of GLP toxicology studies or other studies to support IND filing of Licensed Products in the Field, and approve the same with respect the Existing Product or any Co-Promote Product;

(k) discuss and implement processes and procedures, including under the Pharmacovigilance Agreement, for sharing information needed to support each Party’s (or their Affiliates’)

respective regulatory responsibilities and which may be necessary for compliance with the applicable regulatory pharmacovigilance requirements;

(l) review and submit to the JSC for approval any New Product Proposal; and

(m) perform such other functions as are assigned to it in this Agreement or as are appropriate to further the purposes of this Agreement as agreed in writing by the Parties.

2.3 Manufacturing Working Group. Within [***] calendar days after the Effective Date, Arcellx and Kite shall establish a manufacturing working group (the “MWG”), which shall report to the JSC and shall have responsibility for overseeing the implementation of all Manufacturing aspects of the collaboration established by this Agreement, including global manufacturing process, formulation, and Manufacturing Transfer between Arcellx, Kite and Arcellx’s Third Party manufacturers, including the review and approval of any amendment to the Manufacturing Transfer Plan, and review of Supply Costs. The MWG shall also contribute to and review the Core Development Plan and Core Development Budget. Until formal establishment of the MWG, appropriate representatives from the Parties’ (or their Affiliates’) manufacturing and quality functions shall perform the functions of the MWG. In conducting its activities, the MWG shall operate and make its decisions consistent with the terms of this Agreement.

2.4 Publication Strategy Committee. Within [***] calendar days after the Effective Date, Arcellx and Kite shall establish a Publication Strategy Committee in accordance with Section 10.5.1, which shall report to the JSC and shall have responsibility for (i) reviewing, approving and updating the Global Publication Plan on at least a biannual basis and present to the CWG for review and comment, then to the JSC for approval (including amendments thereto) in accordance with Section 10.5.1 and (ii) overseeing the implementation of all publications with respect to Licensed Products in accordance with the Global Publication Plan. In conducting its activities, the Publication Strategy Committee shall operate and make its decisions consistent with the terms of this Agreement. For clarity, the CWG may provide insights that can be used in development of the publication strategy for publication plans, but CWG shall not provide input in or be involved with any publications activities, including author selection, development, drafting, or review of the content of any publication.

2.5 Commercialization Working Group.

2.5.1 Formation; Purposes. Within [***] calendar days after the Effective Date, Arcellx and Kite shall establish a commercialization working group (the “CWG”), which shall report to the JSC and have responsibility for (i) overseeing the Commercialization of Licensed Products in the U.S., (ii) providing a forum for discussing and exchanging information regarding the Commercialization of Licensed Products in the ExUS Territory, and (iii) forming Sub Group(s) from time to time and delegating to such Sub Group(s) such operational responsibilities as the CWG may from time to time determine necessary or desirable. The CWG shall include one (1) representative each of U.S. Marketing, Global Marketing, market access, analytics and commercial operations, Medical Affairs from each Arcellx and Kite. In conducting its activities, the CWG shall operate and make its decisions consistent with the terms of this Agreement.

2.5.2 Specific Responsibilities. In particular, the CWG shall:

(a) develop and present to the JSC for approval the Global Strategic Plan;

(b) develop and present to the JSC for approval the initial Core Commercialization Plan, including the initial Core Commercialization Budget, for each Co-Promote Product in accordance with Sections 5.4.2 and 5.4.3;

(c) review and update the Core Commercialization Plan for each Co-Promote Product, including the Core Commercialization Budget for such Co-Promote Product set forth therein and the allocation of responsibilities between the Parties, on a quarterly basis and, from time to time, present to the JSC for review and approval proposed updates and substantive amendments to the Core Commercialization Plan for each Co-Promote Product, including the Core Commercialization Budget for such Co-Promote Product, in accordance with Section 5.4.6(b);

(d) oversee the implementation of the Core Commercialization Plan for each Co-Promote Product within the Core Commercialization Budget for such Co-Promote Product once they have been approved by the JSC;

(e) review and provide a forum for discussing the Non-Core Commercialization Plan for the Licensed Products prepared by Kite in accordance with Section 5.4.4, and the activities conducted thereunder;

(f) share planning and budgeting information with the DWG and coordinate with the DWG in preparing comprehensive planning and budgeting proposals, as applicable, to the JSC;

(g) review and approve the Parties’ (and their Affiliates’) proposals to enter into Material Subcontracts for the performance of Commercialization activities for the United States in accordance with Section 5.3.1; and

(h) perform such other functions as are assigned to it in this Agreement or as are appropriate to further the purposes of this Agreement as agreed in writing by the Parties.

2.6 Medical Affairs Working Group. Within [***] calendar days after the Effective Date, Arcellx and Kite shall establish a joint Medical Affairs working group (the “MAG”), which shall report to the JSC and have responsibility for: (i) overseeing the Medical Affairs Plan and recommending for approval any updates to the Medical Affairs Plan; (ii) establishing and overseeing a medical review committee (“MAC”) which shall be responsible for approving all Medical Affairs Content; (iii) establishing and overseeing a joint external research program committee (“ERC”); and (iv) establishing and overseeing a joint early access program committee (“EAC”). The MAG shall include equal number of representatives from global Medical Affairs, U.S. Medical Affairs, scientific communications, field medical and training from Kite and Arcellx. In conducting its activities, the MAG shall operate and make its decisions consistent with the terms of this Agreement. The MAC, ERC, and EAC shall each be considered to be a Sub Group.

2.7 Finance Working Group. Within [***] calendar days after the Effective Date, Arcellx and Kite shall establish a joint finance working group (the “FWG”), which shall report to the DWG with respect to the Development of the Licensed Products, to the CWG with respect to the Commercialization of the Licensed Products and to the JSC with respect to the preparation and approval of Pre-Tax Profit or Loss and royalty statements in accordance with the Reconciliation Procedures and the Financial Exhibit, and operate in coordination with the various committees and Joint Committees. The FWG shall include individuals from each Party with reasonable expertise in the areas of accounting, tax, cost allocation, budgeting and financial reporting. The FWG shall be responsible for the following (either when conducted or performed by the FWG or on its behalf, as necessary):

(a) coordinating or conducting the accounting, reporting, reconciliation and other related activities set forth in this Agreement and the Financial Exhibit;

(b) advising and provide support to the JSC and the other committees with respect to financial, accounting, budgeting, reporting and other issues that may arise in connection with the various plans and corresponding budgets for activities thereunder;

(c) reviewing Development Costs incurred by the Parties and their Affiliates hereunder;

(d) recommending for approval by the JSC any changes to reporting procedures;

(e) coordinating or performing the budgeting, consolidation, completion and review of Pre-Tax Profit or Loss and royalty statements in accordance with the Reconciliation Procedures and the Financial Exhibit;

(f) performing and reviewing calculations for the reconciliation of payments, and controlling and performing such other accounting functions as provided in the Financial Exhibit;

(g) coordinating audits pursuant to Section 8.8, by Third Party audit firms, and discussing and attempting to resolve discrepancies or issues arising from such audits;

(h) facilitating review of financial aspects of press releases pursuant to Section 10.4.2;

(i) performing such other functions as are specifically designated to the FWG in this Agreement or the Financial Exhibit, or as the Parties otherwise agree are appropriate to further the purposes of this Agreement;

(j) working with the JSC and the committees to assist in financial, budgeting and planning matters, and providing periodic updates to the JSC, DWG and CWG on financial matters relating to this Agreement, and perform such other financial matters as are delegated to it under this Agreement or by the JSC, DWG and CWG;

(k) determining the extent to which any royalties or other amounts paid by a Party for Blocking Third Party Technology are reasonably allocable to a Licensed Product; and

(l) making such decisions and determinations as are assigned to it under this Agreement.

2.8 Membership. Each of the JSC, DWG, MWG, PSC, CWG, MAG and FWG shall be composed of an equal number of representatives appointed by each of Arcellx and Kite. The JSC shall be comprised of [***] representatives of each Party. The DWG, MWG, PSC, CWG, and FWG shall each be comprised of [***] representatives of each Party, as determined by the JSC. Each Party shall have the right to appoint [***] representatives to the various Sub Groups, unless otherwise agreed by the Parties, however each Sub-Group shall have an equal number of representatives appointed by each of Arcellx and Kite. Representatives from each Party on the JSC, DWG, MWG, PSC, CWG, MAG, FWG and the various Sub Groups (each, a “Joint Committee”) shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the activities within the scope of the applicable Joint Committee, as well as appropriate seniority and authority to make decisions on behalf of the Parties with respect to issues falling within the jurisdiction of the applicable Joint Committee. Subject to the foregoing, each Party may replace its Joint Committee representatives at any time upon written notice to the other Party. Each Joint Committee shall be co-chaired by one designated representative of each Party. The co-chairpersons of each Joint Committee shall not have any greater authority than any other representative on the Joint Committee. The co-chairpersons shall be responsible for (i) calling meetings; (ii) preparing and circulating an agenda in advance of each meeting, provided that the co-chairpersons shall include any agenda items proposed by either Party on such agenda; (iii) ensuring that all decision-making is carried out in accordance with the voting and dispute resolution mechanisms set forth in this Agreement; and (iv) preparing and issuing minutes of each meeting within [***] calendar days thereafter. For clarity, each Party may designate the same individual as a representative on more than one Joint Committee or to fill one or more subject specific roles for any Joint Committee, and each Party may designate its or its Affiliates’ contractors, advisors, or employees as its representatives (including co-chairperson) on the Joint Committee.

2.9 Decision-Making.

2.9.1 Voting. Each Joint Committee shall operate by unanimous agreement. With respect to decisions of each Joint Committee, the representatives of each Party shall have collectively one vote on behalf of such Party.

2.9.2 Joint Committee Escalation. Should the members of any Joint Committee (other than the JSC) maintain their disagreement for more than [***] calendar days on any matter that is within its authority under this Agreement for which unanimous agreement has been sought and Arcellx or Kite requests a resolution, the matter shall be referred to the committee to which such Joint Committee reports for discussion and resolution, and then referred to the JSC (if not already so referred) for resolution if such matter is not resolved by the applicable committee within [***] calendar days of such referral. Should the members of the JSC maintain their disagreement for more than [***] calendar days, either with respect to any matter referred to it by another Joint Committee, or with respect to a matter initially arising within the JSC, such matter shall be resolved pursuant to Sections 14.1 and 14.3, subject to Section 2.9.3.

2.9.3 Limitations on Joint Committee Authority. Neither Party shall have the right to exercise its deciding vote with respect to a decision within the authority of a Joint Committee as contemplated under this Section 2.9 or Sections 2.11 or 14.3.1 to do any of the following: (a) finally determine any interpretation of this Agreement or the Parties’ rights or obligations hereunder, (b) conflict with any terms and conditions of this Agreement, or (c) be in contravention of applicable Law in any respect. For clarity, disputes arising between the Parties in connection with or relating to this Agreement, or any document or instrument delivered in connection herewith, in each case, that are outside of the decision-making authority of the Joint Committees and not within a Party’s sole decision-making authority hereunder, shall be resolved pursuant to Section 14.4. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Joint Committee shall have the power to, and no deciding vote of a Party on a matter referred to such Person shall, amend, modify or waive compliance with this Agreement, which compliance may only be amended or modified as provided in Section 15.6 or compliance with which may only be waived as provided in Section 15.6. For clarity, the resolution of any Expert Dispute by an Expert shall not be limited by the provisions of this Section 2.9.3.

2.10 Meetings of the Joint Committees. The JSC, shall hold meetings at such times as the JSC shall determine, and the DWG, MWG, CWG, MAG and FWG shall hold meetings at such times as the applicable committee determines (or as directed by the JSC), but in no event shall such meetings of the JSC, DWG, MWG, CWG, MAG, and FWG be held less frequently than [***] during the Term for so long as each such committee exists, unless otherwise agreed by the Parties. Each Sub Group shall hold meetings at such times as the Sub Group agrees, or as the DWG, MWG, CWG, MAG or the JSC directs, as applicable, provided that the DWG shall meet [***]. Each of the Joint Committees may meet in person or by audio or video conference as the Parties may mutually agree. With respect to in-person meetings of a Joint Committee, the representatives shall meet alternately at a location(s) designated by Arcellx and Kite. Other representatives of the Parties, their Affiliates and Third Parties involved in the Development, Manufacture or Commercialization of the Licensed Products may attend such meetings of a Joint Committee as nonvoting observers. Any Joint Committee may upon agreement meet on an ad hoc basis between regularly scheduled meetings in order to address and resolve time-sensitive issues within their purview that may arise from time to time. No action taken at a meeting of a Joint Committee shall be effective unless a representative of each Party is present or participating. Neither Party shall unreasonably withhold attendance of at least one representative of such Party at any meeting of a Joint Committee for which reasonable advance notice was provided.

2.11 Discontinuation of Joint Committees. On a Joint Committee-by-Joint Committee basis, each Joint Committee shall continue to exist until the first to occur of (a) the Parties (or the Joint Committee that formed such Joint Committee) agreeing to disband the Joint Committee and (b) pursuant to ARTICLE XIII. Notwithstanding any provision herein to the contrary, once one or more Joint Committees have been disbanded, such disbanded Joint Committee and all Sub Groups appointed by such Joint Committee shall be terminated and thereafter (i) any requirement of a Party to provide information or materials to such Joint Committee shall be deemed a requirement to provide such information or other materials to the other Party via the Alliance Managers, and (ii) any matters previously delegated to such disbanded Joint Committee shall be resolved by mutual agreement of the Parties, or, if the Parties do not reach mutual agreement, in accordance with the decision-making provisions of Section 2.9.

2.12 Alliance Managers. Each Party shall designate a single qualified alliance manager for all of the activities contemplated under this Agreement (“Alliance Manager”). Such Alliance Managers will be responsible for the worldwide coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties and effective exchange of information. Such Alliance Managers shall have experience and knowledge appropriate for managers with such alliance management responsibilities. Each Party may change its designated Alliance Manager from time to time upon notice to the other Party. The Alliance Managers shall not be considered to be part of any Joint Committee, but shall have the right to join and participate in each meeting of a Joint Committee.

ARTICLE III
LICENSE GRANTS

3.1 Arcellx Grants. Subject to the terms and conditions of this Agreement Arcellx hereby grants to Kite under the Arcellx Intellectual Property:

3.1.1 Development License. An exclusive license (even as to Arcellx) to Develop the Existing Product (other than to conduct of the iMMagine-1 Program prior to [***] or any other activities allocated to Arcellx under the Core Development Plan for the Existing Product), and Develop the NextGen Products and Non-Auto Products in the Field in the Territory, provided that such license shall be non-exclusive with respect to any Approved Non-BCMA Binder, which Approved Non-BCMA Binder shall be used only in the Field in the Territory for a NextGen Product or Non-Auto Product that includes such Approved Non-BCMA Binder along with the Existing BCMA Binder.

3.1.2 Manufacturing License. A license to Manufacture the Licensed Products in the Field in the Territory, which license shall be (i) co-exclusive (with Arcellx before the Manufacturing Transfer) with respect to the Existing Product for the U.S. and (ii) exclusive (even as to Arcellx) with respect to (a) the Existing Product for the U.S. (after the Manufacturing Transfer) and ExUS Territory and (b) the NextGen Products and Non-Auto Products for the Territory, in each case (i) and (ii) solely to support the Development (including CMC Development) and Commercialization of such Licensed Products in accordance with this Agreement, provided that such license shall be non-exclusive with respect to any Approved Non-BCMA Binder, which Approved Non-BCMA Binder shall be used only in the Field in the Territory for a NextGen Product or Non-Auto Product that includes such Approved Non-BCMA Binder along with the Existing BCMA Binder.

3.1.3 Commercialization License.

(a) United States. A license to Commercialize the Licensed Products in the Field in the United States in accordance with the Core Commercialization Plan, which license shall be (i) co-exclusive (with Arcellx) with respect to the Co-Promote Products and (ii) exclusive (even as to Arcellx) with respect to all other Licensed Products, provided that such license shall be non-exclusive with respect to any Approved Non-BCMA Binder, which Approved Non-BCMA Binder shall be used only in the Field in the Territory for a NextGen Product or Non-Auto Product that includes such Approved Non-BCMA Binder along with the Existing BCMA Binder.

(b) ExUS Territory. An exclusive (even as to Arcellx) license to Commercialize the Licensed Products in the Field in the ExUS Territory, provided that such license shall be non-exclusive with respect to any Approved Non-BCMA Binder, which Approved Non-BCMA Binder shall be used only in the Field in the Territory for a NextGen Product or Non-Auto Product that includes such Approved Non-BCMA Binder along with the Existing BCMA Binder.

3.2 Kite Grants. Subject to the terms and conditions of this Agreement, Kite hereby grants to Arcellx under the Kite Intellectual Property:

3.2.1 Commercialization License in the U.S. A co-exclusive (with Kite) license to Commercialize the Co-Promote Products, in each case, in the Field in the U.S. in accordance with the Core Commercialization Plan.

3.3 Sharing of Data and Know-How.

3.3.1 Sharing of Collaboration Data and Know-How. Each Party shall (and shall cause its Affiliates to) reasonably cooperate with the other Party to promptly and efficiently share and to provide read and review access only to all clinical Data, within the Collaboration Intellectual Property which, as it relates to a Party, any use shall be limited to that which is necessary or useful to such Party’s obligations under this Agreement and/or in relation to the rights granted to such Party under this Agreement, however sharing and access to Patient Samples shall be subject solely to the terms of Section 4.7), and the DWG may establish reasonable policies to effectuate such exchange of Data and Know-How within the Collaboration Intellectual Property. For Co-Promote Products, the Parties shall exchange updates for on-going Clinical Studies, including outcomes, safety, and operational matters, on a [***] basis, or upon such frequency as mutually agreed upon by the Parties, while such Clinical Studies are being conducted. [***].

[***].

3.4 Sublicensing.

3.4.1 Kite Right to Sublicense. Kite shall have the right to grant sublicenses (i) to its Affiliates of any and all rights granted to Kite under this Agreement by Arcellx, including any and all rights licensed to Kite pursuant to Section 3.1 and (ii) to Third Parties to the extent reasonably necessary to enable a Third Party to perform under a Subcontract entered into with such Third Party. Kite shall also have the right to grant sublicenses to any other Third Parties of any and all rights granted to Kite under this Agreement by Arcellx, including any and all rights licensed to Kite pursuant to Section 3.1, with the prior written consent of Arcellx. If Kite grants any sublicense pursuant to this Section 3.4.1, Kite shall be responsible for its obligations under this Agreement and the performance of the relevant Sublicensee, as if performed by Kite, including ensuring that each of its Sublicensees complies with all relevant provisions of this Agreement.

3.4.2 Arcellx Right to Sublicense. Arcellx shall have the right to grant sublicenses (i) to its Affiliates of any and all rights granted to Arcellx under this Agreement by Kite (or to license rights retained by Arcellx), including any and all rights licensed to Arcellx pursuant to Section 3.2. and (ii) to the extent reasonably necessary to enable a Third Party to perform under a Subcontract for the Development of the Existing Product for the iMMagine-1 Program and any other activities designated to Arcellx under the GDP or Arc-SparX Products entered into with such Third Party. Arcellx shall also have the right to grant sublicenses to Third Parties of any and all rights granted to Arcellx under this Agreement by Kite, including any and all rights licensed to Arcellx pursuant to Section 3.2, with the prior written consent of Kite. If Arcellx grants any sublicense pursuant to this Section 3.4.2, Arcellx shall be responsible for its obligations under this Agreement and the performance of the relevant Sublicensee as if performed by Arcellx, including ensuring that each of its Sublicensees complies with all relevant provisions of this Agreement.

3.4.3 Sublicense Requirements. Except with the prior written approval of the other Party, each sublicense granted by a Party to a Third Party pursuant to Sections 3.4.1 or 3.4.2 (a “Sublicense”) shall (i) be in writing; (ii) be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (iii) require the applicable Sublicensee to comply with all applicable terms of this Agreement (except for the payment obligations, for which the sublicensing Party shall remain responsible); (iv) require that the Sublicensee grant the other Party a right of reference (unless plainly unnecessary because the nature of the applicable Sublicense does not relate to relevant subject matter); and (v) prohibit further sublicensing, except to entities expressly provided for in Sections 3.4.1 or 3.4.2 and on terms consistent with this Section 3.4.3. No Sublicense shall diminish, reduce or eliminate any obligation of either Party under this Agreement. Upon reasonable request, the sublicensing Party shall provide the other Party with a copy of each Sublicense, [***].

[***].

3.5 Unblocking License for D-Domains.

3.5.1 Kite hereby grants to Arcellx, and shall cause its Affiliates to grant to Arcellx, a worldwide, non-exclusive, irrevocable, royalty-free, fully paid-up, perpetual license, with the right to grant and authorize sublicenses in accordance with Section 3.5.2, under [***].

3.5.2 The license granted in Section 3.5.1 to Arcellx shall be sub-licensable to Affiliates and to Third Parties in connection with a product Developed, Manufactured, or Commercialized by or on behalf of Arcellx or its Affiliates; provided that any such sublicense shall be subject to and consistent with the terms and conditions of this Agreement, including the covenants and restrictions applicable Arcellx made under Section 3.6.

3.5.3 Arcellx hereby grants, and shall cause its Affiliates and sublicensees to grant, to Kite a worldwide, irrevocable, perpetual, fully paid-up, non-exclusive license, with the right to grant and authorize sublicenses, under [***].

3.6 Arcellx Covenants. Subject to Section 3.8, during the period [***], except pursuant to the terms of this Agreement or solely for internal pre-IND enabling research activities, neither Arcellx nor any of its Affiliates shall directly or indirectly conduct any [***] for any Competing Product in the Field in the Territory (or [***] Competing Product in support of the foregoing), nor collaborate with, license, enable or otherwise authorize or grant any right to any Third Party to conduct [***] for any Competing Product in the Field in the Territory (or [***] Competing Product in support of the foregoing). Notwithstanding the foregoing, the performance of [***] activities with respect to any Competing Product by Arcellx or its Affiliates shall not violate this Section 3.5 if [***].

3.7 Kite Covenants. Subject to Section 3.8, during the period [***], except pursuant to the terms of this Agreement or solely for internal pre-IND enabling research activities, neither Kite nor any of its Affiliates shall directly or indirectly conduct any [***] for any Competing Product in the Field in the Territory (or [***] Competing Product in support of the foregoing), nor collaborate with, license, enable or otherwise authorize or grant any right to any Third Party to conduct any [***] for any Competing Product in the Field in the Territory (or [***] Competing Product in support of the foregoing). Notwithstanding the foregoing, the performance of [***] activities with respect to any Competing Product by Kite or its Affiliates shall not violate this Section 3.7 if [***].

3.8 Acquisition of Competing Product. Notwithstanding the provisions of Section 3.6 or 3.7, during the period beginning on the Signature Date and ending on the expiration or termination of this Agreement, if a Party or any of its Affiliates (such Party referred to as the “Distracted Party”) acquires rights to [***] a Competing Product as the result of a merger, acquisition or combination with or of a Third Party (each, an “Acquisition Transaction”) other than an Change of Control of Party (in which event applicable terms of Section 3.9, and not this Section 3.8, shall apply) and, on the date of the completion of such Acquisition Transaction, such Competing Product is being [***] and such activity(ies) would, but for the provisions of this Section 3.8, constitute a breach of Section 3.6 or 3.7, then the Distracted Party or such Affiliate shall, [***]. If the Distracted Party or its Affiliate [***].

3.9 Acquisition of a Party. Following any Change of Control of a Party: (a) [***], as the case may be, for purposes of this Agreement; (b) [***] the entity acquiring such Party (the “Acquirer”) or the Acquirer’s Affiliates [***], as the case may be; (c) [***], as the case may be [***].

3.10 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement, including Sections 3.1 and 3.2 hereof, are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”)). Arcellx and Kite hereby acknowledge, on behalf of themselves and their respective Affiliates, that (i) copies of research data, (ii) laboratory samples, (iii) product samples and inventory, (iv) formulas, (v) laboratory notes and notebooks, (vi) all Data and results related to Clinical Studies, (vii) Regulatory Filings and Regulatory Approvals, (viii) rights of reference in respect of Regulatory Filings and Regulatory Approvals, (ix) pre-clinical research data and results, and (x) marketing, advertising and promotional materials, constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Each of Arcellx and Kite agree not to, and to cause their respective Affiliates not to, interfere with the other Party’s or its Affiliate’s exercise of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agree to use Commercially Reasonable Efforts to assist the other Party or its Affiliate to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary for the other Party or its Affiliate to exercise such rights and licenses in accordance with this Agreement.

3.11 Retention of Rights.

3.11.1 By Arcellx. Except as expressly provided herein, (i) Arcellx grants no other right or license, including any rights or licenses to the Arcellx Intellectual Property or any other intellectual property rights, whether by implication, estoppel or otherwise and (ii) Kite shall not use or otherwise exploit (or authorize the use or exploitation of) any Arcellx Intellectual Property (other than Joint Inventions and Joint Patents). Without expanding the rights or licenses granted to Kite, Arcellx shall retain the right to (a) use and otherwise exploit the Arcellx Intellectual Property, including the right to grant and authorize licenses under such Arcellx Intellectual Property, for the purposes of conducting activities for which it is responsible as set forth in this Agreement, subject to the terms of this Agreement, and (b) use and otherwise exploit the Arcellx Intellectual Property, including the right to grant and authorize licenses thereunder, for [***].

3.11.2 By Kite. Except as expressly provided herein, (i) Kite grants no other right or license, including any rights or licenses to the Kite Intellectual Property any other intellectual property rights not otherwise expressly granted herein, whether by implication, estoppel or otherwise and (ii) Arcellx shall not use or otherwise exploit (or authorize the use or exploitation of) any Kite Intellectual Property (other than Joint Inventions and Joint Patents).

3.11.3 Other Binding Moieties. Notwithstanding anything to the contrary in this Agreement, the rights and licenses granted to either Party herein with respect to any Party’s intellectual property excludes any Know-How or Patents with respect to any binding moiety that is not a BCMA Binder, except for any Approved Non-BCMA Binder [***].

3.12 Joint Patents and Joint Inventions. Subject to the covenants set forth in Sections 3.6 and 3.7 and the licenses granted under Sections 3.1and 3.2, each Party hereby grants, and shall cause its Affiliates to grant, to the other Party a worldwide, non-exclusive, royalty-free, fully paid up, freely sublicensable right and license to exploit the Joint Patents and Joint Inventions in any manner without compensating or accounting to the other Party (or its Affiliates).

ARTICLE IV
DEVELOPMENT

4.1 General.

4.1.1 DWG Oversight. The DWG shall coordinate the Development of the Licensed Products in the Field in the Territory. The DWG shall, subject to the JSC’s oversight, direct the clinical development for the Licensed Products and related regulatory activities, in the Field in the Territory.

4.2 GDP; Amendments; Development Responsibilities.

4.2.1 Global Development Plan.

(a) Core Development Activities. The conduct of all GLP toxicology studies or other IND enabling studies, and Clinical Studies for any Co-Promote Products in the U.S. or in support of U.S. Regulatory Approval as part of a global Clinical Study shall be governed by the applicable Core Development Plan, and the Parties agree to conduct all such activities in accordance with such Core Development Plan. The Initial Core Development Plan is attached hereto as Exhibit 1.38 (which also includes budget figures for the initial Core Development Budget as described in Section 4.2.3, and budget forecasts for subsequent periods as described in Section 4.2.5). The Core Development Plan shall allocate responsibility for each Development activity set forth in the Core Development Plan to a Party. The Core Development Plan shall include [***], and shall be consistent with the terms of this Agreement. [***] shall be included in the Core Development Plan. The terms of and activities set forth in the Core Development Plan shall at all times be designed to be in compliance with all applicable Laws and to be conducted in accordance with professional and ethical standards customary in the biopharmaceutical and/or cell therapy industry.

4.2.2 Development Principles. It is the intent of the Parties that Development of each Licensed Product in the Field will be conducted in accordance with the following principles except to the extent (if any) otherwise expressly provided in the then-current GDP established in accordance with Section 4.2.1 or 4.2.5 (as applicable) for such Licensed Product, and the DWG (or the JSC, or the Executive Officers, or the Expert, as applicable) shall take into account and attempt to implement the following principles in its decision-making, including preparation, review and approval of any updates to and amendments of such GDP (via amendments to the Core Development Plan for such Licensed Product):

(a) Regardless of the specific division of responsibility between the Parties for particular activities at any particular time, the DWG shall serve as a conduit for sharing information, knowledge and expertise relating the Development of the Licensed Products;

(b) Clinical development of Co-Promote Products should be performed according to a single, integrated global program, and such activities in the ExUS Territory shall follow and be consistent with the Core Development Plan for such Co-Promote Product;

(c) The Party which will be primarily responsible for the conduct of the Development activities with respect to a Licensed Product shall take the lead in preparing the draft for review and comment by the DWG of the Core Development Plan (including the Core Development Budget) in consultation with the other Party; and

(d) After receipt of a Regulatory Approval of a Licensed Product for an Indication in the United States or a Major European Country, Kite shall, at its sole cost, pursue Regulatory Approval for the Licensed Product for such Indication in any other countries and jurisdictions consistent with Commercially Reasonable Efforts.

4.2.3 Core Development Budget. The Core Development Budget included in the Core Development Plan for a Co-Promote Product shall be a rolling [***]-year budget setting forth the budgeted amounts for Development Costs with respect to activities allocated to the Parties under the Core Development Plan for such Co-Promote Product during the then-current Calendar Year and the successive [***] Calendar Years thereafter [***]. The Core Development Budget shall include for each Party a budget for Development Costs for the Development activities allocated to such Party, [***]. The Core Development Budget shall also include [***]. The Initial Core Development Budget shall include the budget for activities within [***]. The budget amounts indicated in the Initial Core Development Budget through the end of Calendar Year [***] will constitute the initial [***]-year rolling budget amounts for the Initial Core Development Budget. [***]. Concurrently with the [***] update of the Core Development Plan for each Co-Promote Product in accordance with Section 4.2.5, the DWG shall also prepare, and the JSC shall review and approve, an updated [***]-year rolling Core Development Budget for each such Co-Promote Product covering [***].

4.2.4 Allocation of Development Activities.

(a) The Parties shall mutually agree upon a transfer plan for the transfer of the IND, and the corresponding clinical trial database, and the global safety database for the Existing Product to Kite, [***]. Kite shall conduct a [***]. Prior to the transfer of [***], upon Kite’s request and at its sole cost and expense, Arcellx will provide Kite [***].

(b) The GDP for each Licensed Product shall allocate responsibility between the Parties for the conduct of Clinical Studies and the various other Development activities addressed in such GDP. Unless otherwise approved by the DWG or set forth in the applicable GDP, with respect to Development of Licensed Product in the Field, (i) Arcellx shall be responsible for the Development of the Existing Product in the U.S. for the iMMagine-1 Program until [***] and other activities allocated to Arcellx under the Core Development Plan and Kite shall be responsible for Development of the Existing Product in the U.S. (other than for the iMMagine-1 Program until [***] or other activities allocated to Arcellx under the Core Development Plan), provided further that Arcellx and Kite shall both be responsible for CMC Development of the Existing Product prior to Manufacturing Transfer of the Existing Product to Kite, and Kite shall be responsible for CMC Development of the Existing Product following such Manufacturing Transfer, (ii) Kite shall be responsible for Development of the Existing Product in the ExUS Territory and Development of the NextGen Products and Non-Auto Products in the Territory, (iii) [***] except that [***], (iv) the [***], (v) each Party may [***], (vi) both Parties must agree to [***], (vii) both Parties will have [***], and (viii) both Parties will receive [***], in each case (iv)-(viii), for [***], subject to the mutual agreement of the Parties, and notwithstanding [***], provided that [***].

(c) Neither Party nor its Affiliates shall conduct [***], except as expressly set forth in the GDP for such Licensed Product. Any such [***] shall be subject to the governance and oversight as set forth in ARTICLE II and this ARTICLE IV.

4.2.5 Updating and Amending the Core Development Plan. The DWG shall review Core Development Plan for each Co-Promote Product not less frequently than annually and shall develop (with the responsible Party taking the lead) detailed and specific updates, which shall include the [***]-year rolling Core Development Budget for each such Co-Promote Product for the subsequent Calendar Year and the [***] succeeding Calendar Years. The DWG shall submit all such updates (via amendments to the applicable Core Development Plan) to the JSC for review and approval, such that JSC preliminary approval would occur no later than [***] of each Calendar Year. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal planning and budgeting process with a target for final approval by the JSC no later than [***] of each Calendar Year, at which time any updates shall be appended to the applicable Core Development Plan. The DWG may (with the responsible Party taking the lead) also develop and submit to the JSC from time to time other proposed substantive amendments to the Core Development Plan for each Co-Promote Product. The DWG shall also review each Party’s (and its Affiliates’) performance under the then-current Core Development Plan (including the Core Development Budget) for each Co-Promote Product on a quarterly basis, and shall develop detailed and specific updates and substantive amendments to the applicable Core Development Budget that reflect such performance. The JSC shall review proposed amendments presented by the DWG and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the applicable Core Development Plan shall be amended accordingly. Amendments and updates to each Core Development Plan, including the applicable Core Development Budget, shall not be effective without the approval of the JSC (or a decision or determination pursuant to Section 14.1 or Section 14.3, if applicable). If the JSC does not approve an updated Core Development Plan for a Co-Promote Product, including the Core Development Budget, prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Sections 14.1 and 14.3, and the then-current Core Development Plan for such Co-Promote Product, and the budgeted amounts set forth in the [***]-year rolling Core Development Budget, shall continue to apply until the Core Development Plan for such Co-Promote Product, is agreed by the JSC or decided or determined pursuant to Section 14.1 or Section 14.3.

4.3 Development Efforts; Manner of Performance; Reports.

4.3.1 Development Efforts. Each of Arcellx and Kite shall execute and to perform, or cause to be performed, the activities assigned to it in the GDP for each Licensed Product, and to cooperate with the other in carrying out the GDP for each Licensed Product, in accordance with the timetables therein (using Commercially Reasonable Efforts) and otherwise in good scientific manner and in compliance with applicable Law, including laws regarding environmental, safety and industrial hygiene, and Good Laboratory Practice, Good Clinical Practice, Informed Consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects. Each Party will conduct Development activities for each Licensed Product under the Agreement for the Field in the Territory using Commercially Reasonable Efforts to realize the full economic potential of each such Licensed Product (with Co-Promote Products receiving primacy), including to actively pursue development and regulatory approvals for use in all major Indications for the Field throughout the Territory, in a prompt and expeditious manner. With respect to Non-Co-Promote Products, such activities shall be at the sole expense of Kite. Notwithstanding anything to the contrary contained herein, a Party or its Affiliates shall not be obligated to undertake or continue any Development activities with respect to a Licensed Product if such Party (or Affiliates) reasonably determines that performance of such Development activity would violate applicable Law or if either Party’s highest level safety board, according to its procedures and governance, determines that a Clinical Study would pose an unacceptable safety risk for subjects participating in such Clinical Study; provided that such Party shall promptly notify the other through the DWG of such circumstances and discuss possible resolution(s) for such circumstances, subject to Kite’s termination rights pursuant to Section 13.6.

4.3.2 Right to Subcontract Development Activities.

(a) Required Subcontract Terms. Each Party or its Affiliate may subcontract the performance of any Development activities undertaken in accordance with this Agreement to one or more Subcontractors pursuant to Subcontract which shall be consistent with the terms and conditions of this Agreement, shall contain confidentiality provisions no less restrictive than those set forth in ARTICLE X, and shall contain a certification that such Third Party subcontractor has not been debarred, and is not subject to debarment, pursuant to Section 306 of the United States Federal Food, Drug and Cosmetics Act, and is not the subject of a conviction described in such section. The subcontracting Party shall keep the DWG informed with respect to the performance of Subcontractors under Material Subcontracts, and each Party shall have the right from time to time, but not more than [***] per Calendar Year, to audit the performance of the other Party’s Subcontractors. Notwithstanding the foregoing, the subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Subcontractors with the applicable provisions of this Agreement.

(b) Approval of Material Subcontracts. If, a Party (or its Affiliate) desires to subcontract the performance of a Development activity hereunder to one or more Third Parties, it may proceed to do so, subject to compliance with this Section 4.3.2(b). Prior to entering into any Material Subcontract, the subcontracting Party shall obtain the other Party’s approval for the conduct of the Development activities by the proposed Third Party subcontractor; provided, however, that no such approval shall be required for the conduct of an Existing Product by Arcellx or a Non-Co-Promote Product.

(c) Coordination with Co-Exclusive Rights. It is understood that the co-exclusive licenses granted by one Party to the other under Section 3.1 and 3.2 above shall not be construed to limit each Party’s and its Affiliates’ right to engage Subcontractors in accordance with this Section 4.3.2 (or to engage Manufacturing Subcontractors in accordance with Section 7.1.3).

4.3.3 Day-to-Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Development activities for which it (or its Affiliate) is the holder of the respective IND for each Licensed Product and shall keep the other Party reasonably informed as to the progress of such activities, as determined by the DWG.

4.3.4 Development Reports. At each meeting of the DWG, each Party will report on the Development activities and plans such Party and its Affiliates has performed or caused to be performed since the last meeting of the DWG or will perform after such meeting (including for Kite, on an annual basis with respect to any Development or evaluation activities it has performed or caused to be performed with respect to each Non-Auto Platform, whether directed to BCMA or another target, including IND-enabling activities), evaluate the work performed in relation to the goals of the GDP for each Licensed Product and provide such other information as may be reasonably requested by the DWG with respect to such Development activities. Each Party shall, upon the reasonable request of the other Party, provide to such other Party, a written progress report that includes information regarding accrual, site initiation, progress on protocol writing, meeting requests and briefing documents, in the case of clinical or regulatory activities, and in other cases such information as is reasonably necessary to convey a reasonably comprehensive understanding of the status of the applicable Development activity (including for Kite, any Development activities it has performed or caused to be performed with respect to each Non-Auto Platform, whether directed to BCMA or another target, including IND-enabling activities). If, prior to the achievement of the Non-Auto Platform Development Requirement for a Non-Auto Platform, Kite elects to not initiate or to cease the Development of Non-Auto Development Products under such Non-Auto Platform, Kite shall promptly notify Arcellx thereof and terminate its rights with respect to all Non-Auto Development Products and Non-Auto Products for such Non-Auto Platform pursuant to Section 13.5.

4.3.5 Development Compliance Standards.

(a) The DWG may establish (by mutual agreement of the members) standards applicable to the Parties’ (and their Affiliates’) performance of Development activities in accordance with applicable Law, the GDP for each Licensed Product, national and international pharmaceutical and cell therapy industry codes of practice and guidelines and this Agreement. Each compliance program shall, at a minimum, provide for: (i) a compliance committee or other appropriate body with responsibility for operation of the compliance program, (ii) a periodic risk assessment that guides development of policies, training and monitoring activities, (iii) appropriate corporate compliance policies, (iv) regular compliance training and communication to applicable employees as selected on a risk-based approach, (v) auditing or monitoring or other risk-evaluation processes for applicable activities and (vii) mechanisms, compliant with all applicable Laws, to receive complaints or questions and investigate and remediate potential noncompliance, including a disciplinary component to handle compliance violations.

(b) The Parties may review and discuss each Party’s (and its Affiliates’) performance against such standards at each meeting of the DWG. If the DWG determines that a Party or its Affiliate has failed to comply with such standards and such failure could adversely affect the Development or Commercialization of any Licensed Product in the Field, or if the DWG does not agree and one Party believes such is the case, the DWG shall (or such Party may) so notify the JSC and the JSC shall discuss whether any remedial action is desirable.

4.4 Regulatory Submissions and Regulatory Approvals.

4.4.1 Regulatory Responsibilities. Kite shall be responsible for all Regulatory Filings and interactions with the applicable Regulatory Authorities for all Licensed Products (including for clarity, with respect to the iMMagine-1 Program, the iMMagine-2 Program, iMMagine-3 Program and later stage programs. Kite shall conduct quality review of the data for the iMMagine-1 Program. Notwithstanding the foregoing, with respect to a Co-Promote Product in the U.S.:

(a) Each Party shall have the right and responsibility to participate in all regulatory interactions with respect to a Co-Promote Product within the U.S.

(b) Each Party shall have the right to participate in preparing and defending applicable Regulatory Filings, with Arcellx leading the regulatory interactions for the iMMagine-1 Program until the IND for the Existing Product is transferred to Kite.

(c) If a Party is required by a Regulatory Authority or for patient safety reasons to provide an urgent response or submission to a Regulatory Authority, then [***].

(d) Each Party shall fully cooperate with the other Party, including by making any information or documents required by the other Party for Regulatory Filings that the first Party is responsible for, including performing such interactions and submissions, required for the other Party to perform its activities under this Agreement (e.g., when the IND for the Existing Product is held by Kite, Kite shall cooperate with Arcellx to allow Arcellx to continue the conduct of the iMMagine-1 Program until [***], except where such activities for the iMMagine-1 Program are allocated to Kite as mutually agreed by the Parties).

[***].

4.4.2 Ownership of Regulatory Filings and Regulatory Approvals. All Regulatory Filings submitted to a Regulatory Authority, including all applications, for Regulatory Approvals for the Existing Product in the Field in the United States shall be in the name of and owned by Arcellx until transfer of the IND for the Existing Product from Arcellx to Kite in accordance with Section 4.2.4(a), and thereafter, such Regulatory Approvals and further Regulatory Filings for the Existing Product in the U.S. in the Field shall be submitted in the name of Kite and owned by Kite. All Regulatory Filings submitted to a Regulatory Authority, including all applications, for Regulatory Approvals for the Co-Promote Products in the Field in the ExUS Territory and otherwise for Non-Co-Promote Products in the Field shall be in the name of and owned by Kite.

4.4.3 Regulatory Cooperation. Subject to applicable Law, Arcellx shall have the right to review the Regulatory Filings for the iMMagine-1 Program (or components thereof, e.g., Module 3) and the iMMagine-2 Program and any other Co-Promote Product and the right to participate in all material meetings, conferences and discussions by the other Party or its Affiliate with the FDA pertaining to Development of the Existing Product, including the iMMagine-1 Program (or components thereof, e.g., Module 3), the iMMagine-2 Program and the iMMagine-3 Program, and any other Co-Promote Product. Kite shall provide Arcellx with reasonable advance notice (which shall be within [***] hours of Kite’s knowledge that such meeting or contact is requested) of all such meetings and other contact and advance copies, provided at the time of such notice, of all related documents and other relevant information relating to such meetings or other contact. For all Non-Co-Promote Products, Kite shall, at least [***] Business Days prior to [***], provide the DWG with advance drafts of any material documents or other material correspondence pertaining to Regulatory Approvals, including any proposed labeling, that Kite plans to submit to any Regulatory Authority and keep the DWG informed of all material regulatory interactions with Regulatory Authorities that pertain to the Non-Co-Promote Products. The DWG may provide comments regarding such documents and other correspondence prior to their submission, which comments Kite shall consider in good faith.

4.4.4 Regulatory Audits. If a Regulatory Authority desires to conduct an inspection or audit of a Party with regard to a Licensed Product in the Field, each Party agrees to cooperate with the other and the Regulatory Authority during such inspection or audit. Following receipt of the inspection or audit observations of the Regulatory Authority (a copy of which the receiving Party will promptly provide to the other Party), the Party in receipt of the observations will prepare any appropriate responses; provided that the JSC, to the extent practicable, shall have the right to review and comment on such responses to the extent they cover or may be reasonably expected to adversely impact any Co-Promote Product in the U.S., and the Party that received the observations shall consider in good faith the comments made by the JSC. Without limiting the foregoing, if any audited site is found to be non-compliant with one or more GLP, GMP, or current standards of good pharmacovigilance standards, the applicable Party shall, within [***] Business Days of receipt of notification of such non-compliance, submit to the other Party a proposed remedy plan or Corrective and Preventative Action (“CAPA”), which for clarity [***] and shall implement such remedy plan or CAPA. Any follow-up documentation to implement or substantiate a proposed remedy plan or CAPA, which for clarity, [***], shall be promptly shared, including, where a Regulatory Authority does not accept the applicable CAPA, or requests further information regarding any such remedy plan or CAPA, and the additional steps shall be agreed between the Parties. Without limiting the foregoing, each Party (and its Subcontractors) shall notify the other Party as promptly as reasonably practicable, but no later than within [***] Business Days, upon receipt of a notification from a Regulatory Authority of the intention of such Regulatory Authority to audit or inspect facilities used or proposed to be used for the Manufacture of Co-Promote Products under the Core Commercialization Plan. Notwithstanding the foregoing, the rights and obligations of a Party under this Section 4.4.4 shall be [***].

4.5 Costs of Joint Development.

4.5.1 Cost Sharing. Subject to the provisions below in this Section 4.5, (i) Development Costs incurred by either Party or its Affiliate for Co-Promote Products for activities conducted in the U.S., including the U.S. component of a global Clinical Study, shall be borne equally by Arcellx and Kite, (ii) Development Costs incurred by either Party or its Affiliates for Co-Promote Products for activities conducted outside the U.S. as part of a global Clinical Study shall be borne sixty percent (60%) by Kite and forty percent (40%) by Arcellx, (iii) any costs incurred by Kite or its Affiliates for Co-Promote Products specific for a country within the ExUS Territory (e.g., a Clinical Study that is specific to a country in the ExUS Territory), shall be borne solely by Kite, (iv) [***] shall be borne [***], (v) [***] shall be borne [***], (vi) CMC Development Costs incurred by Arcellx for the iMMagine-1 Program or iMMagine-2 Program, [***] shall be borne [***] (vii) CMC Development Costs incurred by a Party [***] shall be borne by [***], (viii) (a) CMC Development Costs incurred by Arcellx or Kite in connection with commercial readiness of the Existing Product and (b) CMC Development Costs incurred by Kite for Co-Promote Products (collectively (a) and (b), “Kite CMC Development Costs”) shall be borne by Kite. For the avoidance of double-counting, the Parties acknowledge and agree that Development Costs or CMC Development Costs shall not be included in Allowable Expenses for purposes of calculating Pre-Tax Profit or Loss in accordance with the Financial Exhibit (and, likewise, that any amounts included in Allowable Expenses shall not be included in Development Costs or CMC Development Costs). Payments under Existing Manufacturing Contracts incurred after the Effective Date that are attributable and allocable to the Development activities for which the Parties share (or reimburse) Development Costs, Shared CMC Development Costs, Pre-Effective Date Kite Costs, or Kite CMC Development Costs under this Agreement shall be included as Development Costs, Shared CMC Development Costs or Pre-Effective Date Kite Costs, or Kite CMC Development Costs, as the case may be, and shared (or reimbursed, as applicable) by the Parties.

4.5.2 Development Cost and CMC Development Cost Reports. Development Costs and CMC Development Costs (“Shared Development Costs”) shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 4.5.3. Each Party shall calculate and maintain records of Shared Development Costs incurred by it and its Affiliates in accordance with procedures to be established by the FWG, in coordination with the DWG, and the procedures for monthly reporting of actual results, [***] review and discussion of potential discrepancies, quarterly reconciliation, reasonable cost forecasting, and other finance and accounting matters related to Shared Development Costs will be determined by the FWG (the “Development Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party. The Development Reconciliation Procedures shall provide that within [***] calendar days after the end of each Calendar Quarter, each Party shall submit to the FWG and the DWG a report, in such reasonable detail and format as is established by the FWG, of all Shared Development Costs incurred by such Party during such Calendar Quarter, provided that, with respect to Arcellx and the first Calendar Quarter following the Effective Date or in which the Effective Date occurs. Within [***] calendar days following the receipt of such report, each Party shall have the right to request reasonable additional information related to the other Party’s and its Affiliates’ Development Costs during such Calendar Quarter in order to confirm that such other Party’s spending is in conformance with the approved Core Development Budget (except with respect to Pre-Effective Date Arcellx Costs and Pre-Effective Date Kite Costs, which were incurred prior to commencement of the Core Development Budget). The FWG shall establish reasonable procedures for the Parties to share estimated Shared Development Costs for each Calendar Quarter prior to the end of such Calendar Quarter, to enable each Party to appropriately accrue its share of Shared Development Costs for financial reporting purposes.

4.5.3 Reimbursement of Shared Development Costs.

(a) Subject to Section 4.5.4, if a Party incurs more than its share of the total actual Shared Development Costs for the Co-Promote Products in a Calendar Quarter, then the other Party shall pay to such incurring Party an amount of cash sufficient that it bears its agreed percentage of actual Shared Development Costs set forth in Section 4.5.1 in each Calendar Quarter. Notwithstanding the foregoing, on a Calendar Year-to-date basis, the Parties shall not share any Development Costs in excess of the amounts allocated for such Calendar Year-to-date period in the Core Development Budget, and the Party incurring the excess Development Costs shall solely bear such excess Development Costs; provided, however, that Development Costs in excess of the Core Development Budget shall be included in the calculation of Development Costs to be shared by the Parties (i) to the extent such excess Development Costs do not exceed by more than [***] the total Development Costs allocated to be incurred by such Party and its Affiliates in the applicable Calendar Year-to-date period in accordance with the applicable Core Development Budget for such Calendar Year, (ii) such Development Costs are Interim iMMagine-2 Development Costs, or (iii) if the other Party approves such excess Development Costs (either before or after they are incurred), which approval shall not be unreasonably withheld to the extent the Development Costs in excess of the Core Development Budget were not within the reasonable control of the Party (or Affiliate) incurring such expense.

(b) The Development Reconciliation Procedures shall require the FWG to develop a written report setting forth in reasonable detail the calculation of any net amount owed by Arcellx to Kite or by Kite to Arcellx, as the case may be, as necessary to accomplish the sharing of Development Costs, Shared CMC Development Costs, Pre-Effective Date Kite Costs, and Kite CMC Development Costs set forth in Section 4.5.1 and this Section 4.5.3, and to prepare such report promptly following delivery of the report described in Section 4.5.2 and in a reasonable time (to be defined in the Reconciliation Procedures) in advance of payment. The net amount payable to accomplish the sharing of Development Costs, Shared CMC Development Costs, Pre-Effective Date Kite Costs, and Kite CMC Development Costs as provided under this Agreement shall be paid by Kite or Arcellx, as the case may be, within [***] days after the end of the applicable Calendar Quarter. In establishing the Development Reconciliation Procedures, the FWG shall work to coordinate and harmonize all Reconciliation Procedures to permit for reconciliation, and associated payments, with respect to Development Costs, Shared CMC Development Costs, Pre-Effective Date Kite Costs, and Kite CMC Development Costs as well as Pre-Tax Profit or Loss in the United States within [***] days after the end of the applicable Calendar Quarter.

4.5.4 Arcellx Opt Out.

(a) Exercise. On a Co-Promote Product-by-Co-Promote Product basis, Arcellx, may, upon [***] months advance written notice (“Arcellx Opt Out Notice”) to Kite, opt out of sharing Development Costs and Pre-Tax Profits or Loss for such Licensed Product (each such Licensed Product, an “Opt Out Product”, such opt out with respect to an Opt Out Product, an “Arcellx Opt Out”, and the date of expiration of such [***] month period with respect to such Arcellx Opt Out, the “Arcellx Opt Out Date”).

(b) Consequence of Arcellx Opt Out. Following the Arcellx Opt Out Date with respect to an Opt Out Product:

(i) Arcellx shall not be obligated to share in costs incurred after the Arcellx Opt Out Date with respect to the Development of such Opt Out Product (and Kite shall reimburse Arcellx for such costs incurred), [***];

(ii) Kite shall pay the milestones payments under Section 8.2 with respect to such Opt Out Product upon achievement of the applicable milestone, which shall be paid as a Co-Promote Product for any milestone achieved prior to the Arcellx Opt Out Date and as a Non-Co-Promote Product for any milestone achieved after the Arcellx Opt Out Date;

(iii) Arcellx shall not be entitled to receive, nor obligated to pay, a share of any Pre-Tax Profit or Loss with respect to such Opt Out Product pursuant to Section 8.3 and shall, instead receive royalties on Net Sales of such Opt Out Product pursuant to Section 8.4.2;

(iv) except with respect to such on-going Clinical Studies [***]; and

(v) [***].

4.6 New Product Proposals for NextGen Products and Non-Auto Products.

4.6.1 Kite shall not Develop, Manufacture, or Commercialize any New Licensed Product unless Kite provides a New Product Proposal with respect to such New Licensed Product to the JSC for review and the JSC approves such New Product Proposal. If such New Product Proposal [***]. Kite shall not use any such [***] (such mutually agreed [***], an “Approved Non-BCMA Binder”).

4.6.2 The JSC shall review and decide whether to approve such New Product Proposal within [***] Business Days after such New Product Proposal is presented to the JSC (or such longer period mutually agreed by the Parties).

4.6.3 If both Parties, through their vote on the JSC, approve a New Product Proposal, then the Arcellx Independent Technology that falls within the definition of Arcellx Intellectual Property as a result of the Development, Manufacture, or Commercialization of the applicable New Licensed Product will be included within the definition of Arcellx Intellectual Property without further action of Kite or the applicable committee.

4.6.4 If Arcellx, through its vote on the JSC, does not approve a New Product Proposal presented to the JSC, but the JSC approves such New Product Proposal over the objection Arcellx (through Kite’s final say in accordance with Section 14.3.1(c)), then notwithstanding Sections 1.7, 1.10, 1.11, and 3.1, any Arcellx Independent Technology shall not be licensed to Kite for such purpose.

4.7 Patient Samples. All patient samples collected and retained in connection with Clinical Studies performed under this Agreement, including any Clinical Studies performed under the GDP for a Licensed Product (together with compilations of Data comprising annotations, or correlating outcomes, with respect to such samples, “Patient Samples”) shall be solely and exclusively owned by Kite, and Kite grants to Arcellx a non-exclusive, irrevocable, royalty-free, perpetual license and right to use such patient samples, in or outside of the Field, in each case, subject to the terms of the applicable informed consent under which the relevant Patient Sample was obtained and applicable Law. Unless otherwise agreed by the Parties, all Patient Samples shall be maintained and stored at the facilities of a Third Party selected by the DWG, and the fees paid to such Third Party in connection with such maintenance and storage shall be shared as Development Costs during the Term (and after the Term, shared equally by the Parties). Each Party shall access the Patient Samples, and authorize Affiliates and Third Parties to access the Patient Samples for purposes under the GDP for each Licensed Product, and otherwise only as determined by the DWG for activities approved by the DWG (or, following termination or expiration of this Agreement, as approved by the Parties) in advance. Notwithstanding anything herein to the contrary, the Parties agree that in no case shall either Party access, maintain, or use any of the Patient Samples (or information or data arising therefrom) in a manner that would conflict with the terms of the informed consent under which the relevant Patient Sample was collected or violate applicable Laws.

4.8 Safety and Pharmacovigilance.

4.8.1 Each Party shall disclose to the other all Data from each Clinical Study it conducts with respect to any Licensed Products no later than [***] calendar days after the tables, figures and listing for such Clinical Study first become available, and the Party conducting a Clinical Study with respect to a Licensed Product shall conduct all data monitoring of all such clinical Data, provided that after the transfer of the IND for the Existing

Product, Kite shall conduct all data monitoring for all such clinical Data for the Existing Product (other than for the iMMagine-1 Program prior to [***]).

4.9 ARC-SparX Products.

4.9.1 For each SparX Target (i.e., BCMA or CS1), following completion of the first Phase 1 Clinical Study Report for an ARC-SparX Product designed to bind such SparX Target (i.e., for the Arcellx’s ACLX-001 trial for BCMA as the SparX Target), Arcellx shall provide Kite with such Phase 1 Clinical Study Report for such SparX Target. Within [***] Business Days after receipt of such Phase 1 Clinical Study Report for such SparX Target, Kite shall have the right to elect upon written notice to negotiate the inclusion of the ARC-SparX Product designed to bind such SparX Target as a Licensed Product under this Agreement on terms that are consistent with those term set forth in Exhibit 4.9.

4.9.2 Such election notice under Section 4.9.1 shall be referred to as the “ARC-SparX Negotiation Notice,” and the date of such notice shall be referred to as the “ARC-SparX Negotiation Notice Date”, in each case for the applicable SparX Target.

4.9.3 For clarity, at any time before sending such ARC-SparX Negotiation Notice for a SparX Target, Kite may request that Arcellx to provide, and Arcellx will provide within [***] Business Days of such request, [***], in each case if within Arcellx’s possession and Control at the time of such request.

4.9.4 Following the ARC-SparX Negotiation Notice Date for a SparX Target, the following shall apply:

(a) ARC-SparX Product designed to bind such SparX Target shall be included as a Licensed Product, and the Parties shall, for a period of [***] days after such ARC-SparX Negotiation Notice Date for such SparX Target, or such longer period as mutually agreed by the Parties (“ARC-SparX Negotiation Period”), negotiate an addendum to this Agreement consistent with those terms set forth in Exhibit 4.9 (“ARC-SparX Addendum”) setting forth the terms and conditions of such ARC-SparX Product, including an initial Core Development Plan and Core Development Budget for the ARC-SparX Product designed to bind such SparX Target that includes all Development activities to be conducted until receipt of the first approval of a BLA in the Field in the U.S. for such ARC-SparX Product designed to bind such SparX Target and good faith estimates for the Development Costs that would be incurred in performance of such activities that reflects Kite’s relevant internal planning and budget projections through approval of the first BLA in the United States. During such negotiations, neither Party shall propose financial or economic terms other than those set forth in Exhibit 4.9.

(b) If, following any such ARC-SparX Negotiation Notice for a SparX Target, the Parties fail to agree upon an ARC-SparX Addendum during the ARC-SparX Negotiation Period for such SparX Target, then [***], provided that [***].

4.9.5 For clarity, it is understood and agreed that the rights granted to Kite under this Section 4.9 for each SparX Target (i.e., BCMA and CS1), are exercisable only with respect to the first Phase 1 Clinical Study of an ARC-SparX Product designed to bind such SparX Target. Accordingly, if (i) [***], (ii) [***], or (iii) [***], then, in each case (i)-(iii), (a) the relevant ARC-SparX Product shall be removed as a Licensed Product under this Agreement and Section 4.9.1 shall terminate and be of no force or effect with respect to such SparX Target (and for clarity, ARC-SparX Product designed to bind such SparX Target), (b) Arcellx Competing Products and Kite Competing Products shall exclude [***], and (c) thereafter Arcellx shall be free to pursue a license or other collaboration with respect to the Development (including conduct IND enabling studies), Manufacture, Commercialize and otherwise exploit one or more ARC-SparX Products designed to bind to the relevant SparX Target with a Third Party, or to conduct such activities itself or by its Affiliates.

[***].

4.9.7 Unless and until the ARC-SparX Addendum for such SparX Target is executed by both Parties or Kite accepts Arcellx’s terms provided in Section 4.9.6, (x) all Know-How and Patent rights made, generated or obtained by or on behalf of Arcellx or its Affiliates in performing activities with respect to an ARC-SparX Products designed to bind such SparX Target shall not be deemed Collaboration Intellectual Property or Arcellx Intellectual Property and (y) Kite shall not have any right or license under any Know-How pertaining to an ARC-SparX Product designed to bind such SparX Target disclosed to Kite in connection with a Phase 1 Clinical Study Report or under this Section 4.9.

ARTICLE V
COMMERCIALIZATION

5.1 Commercialization Efforts.

5.1.1 CWG Oversight. The CWG shall coordinate the Commercialization of the Licensed Products in the Field in the Territory. The CWG shall, subject to the JSC’s oversight, direct the Commercialization of the Licensed Products in the Field in the Territory.

5.1.2 Commercialization Principles. It is the intent of the Parties that Commercialization of Licensed Products will be conducted in accordance with the following principles, except to the extent (if any) otherwise expressly provided in the then-current Global Strategic Plan or Core Commercialization Plan for such Licensed Product established in accordance with Section 5.4.1, 5.4.2, 5.4.6(a), or 5.4.6(b) (as applicable), and the CWG (or JSC, or the Executive Officers), and shall take into account and attempt to implement the following principles in its decision-making, including in the preparation, review and approval of the Global Strategic Plan, Core Commercialization Plan and any updates to and amendments of such plans for the applicable Licensed Product, and otherwise when allocating Commercialization responsibilities between the Parties in accordance with this Agreement:

(a) The CWG shall serve as a conduit for sharing information, knowledge and expertise relating to the Commercialization of the Licensed Product, and the principles of information-sharing with respect to Commercialization in the United States and Commercialization in the ExUS Territory shall be reciprocal.

(b) The Core Commercialization Plan for each Co-Promote Product shall include a meaningful role for both Parties for such Co-Promote Product in the Field in the U.S. In allocating responsibilities between the Parties, the CWG (or the JSC, or the Executive Officers) shall take into consideration each Party’s expertise, capabilities, staffing and available resources to take on such activities.

5.1.3 Activities and Participation.

(a) Kite shall use Commercially Reasonable Efforts to Commercialize Licensed Products for each Indication after Regulatory Approval is obtained for such Indication in the applicable country. Arcellx shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the Arcellx Commercial Activities under each Core Commercialization Plan. The Parties shall reasonably cooperate to effectuate implementation of Commercialization of Co-Promote Products in the Field in the United States as set forth in each Core Commercialization Plan. The Non-Core Commercialization Plan for each Licensed Product shall at all times include activities commensurate with use of such Commercially Reasonable Efforts. Notwithstanding anything to the contrary contained herein, a Party or its Affiliate shall not be obligated to undertake or continue any Commercialization activities with respect to the Licensed Products if such Party (or Affiliate) reasonably determines that performance of such Commercialization activity would violate applicable Law.

(b) Additionally, for each Co-Promote Product in the U.S., each Party shall, to the extent within such Party’s Commercialization responsibilities, use Commercially Reasonable Efforts to:

(i) launch the Co-Promote Product in the U.S. promptly after receipt of BLA approval, inclusive of commercial and CMC readiness at the time of such receipt;

(ii) establish sufficient Manufacturing capability, CMC readiness, and capacity for launch of the Existing Product (including by performing Manufacturing Transfer to Kite for the Existing Product), sufficiently in advance of commercial launch of the Existing Product and in any event at the time of receipt of BLA approval;

(iii) maximize Pre-Tax Profit and Losses for such Co-Promote Product; and

(iv) execute the Core Commercialization Plan for such Co-Promote Product.

(c) During the Term, Kite, either by itself or its Affiliates or Sublicensees, shall be solely responsible for, all Commercialization activities in connection with the Licensed Products, subject to Section 5.1.3(d) below.

(d) With respect to the United States, it is the expectation of the Parties that Arcellx and Kite will both participate in implementing the Commercialization of Co-Promote Products in the Field, with Arcellx undertaking Arcellx Commercial Activities.

As used herein, “Arcellx Commercial Activities” means, with respect to activities in the U.S. for a Co-Promote Product:

(i) the contribution of at least [***] of all FTEs [***] and in any event [***] of all FTEs [***];

(ii) [***]; and

(iii) participating in activities under the Analytics and Commercialization Operations Section and [***] of the Core Commercialization Plan.

(e) With respect to Co-Promote Products in the ExUS Territory, unless otherwise agreed by Kite and Arcellx, Kite will implement and will have sole authority and responsibility for the Commercialization of Co-Promote Products in the Field in the ExUS Territory, in each case in accordance with the applicable Non-Core Commercialization Plan, the Global Strategic Plan for such Co-Promote Product and the terms of this Agreement.

(f) With respect to Non-Co-Promote Products, unless otherwise agreed by Kite and Arcellx, Kite will implement and will have sole authority and responsibility for the Commercialization of the Non-Co-Promote Products in the Field in the United States and the ExUS Territory, in each case in accordance with the applicable Non-Core Commercialization Plan, applicable Global Strategic Plan, and the terms of this Agreement. Kite shall use Commercially Reasonable Efforts to Commercialize such Non-Co-Promote Products for each Indication after Regulatory Approval is obtained for such Indication in the United States and ExUS Territory including, without limitation in the Major European Countries, and the Non-Core Commercialization Plan for such Non-Co-Promote Product shall at all times include activities commensurate with use of such Commercially Reasonable Efforts.

(g) Each Party and its Affiliates shall perform all Commercialization activities with respect to Licensed Products, in the United States and in the ExUS Territory, in compliance with applicable Law, including all Health Care Laws, Commercialization Laws, Data Protection Laws, current standards for pharmacovigilance practice, and Guidelines.

5.2 Co-Promote Option. For each NextGen Product, Arcellx shall have the option to designate such NextGen Product as a Co-Promote Product by providing written notice to Kite thereof (“Co-Promote Option”)

any time prior to [***] days after Arcellx’s receipt of the first Phase 1 Clinical Study Report for such NextGen Product and a proposed Core Development Plan and Core Development Budget for such NextGen Product that includes all Development activities to be conducted until receipt of the first approval of a BLA in the Field in the U.S. for such NextGen Product and good faith estimates for the Development Costs that would be incurred in performance of such activities that reflects Kite’s internal planning and budget projections. Kite shall provide the Phase 1 Clinical Study Report and proposed Core Development Plan and Core Development Budget to Arcellx and the DWG promptly following completion of the first Phase 1 Clinical Study Report for such NextGen Product and in any event, no more than [***] months after the last dosing of the last patient in such Phase 1 Clinical Study for the applicable NextGen Product.

Promptly following Arcellx’s exercise of its Co-Promote Option with respect to the applicable NextGen Product, the JSC shall approve the proposed Core Development Plan and Core Development Budget for such NextGen Product, including any changes to the proposed Core Development Plan and Core Development Budget mutually agreed by the Parties.

5.3 Manner of Performance.

5.3.1 Right to Subcontract Commercialization Activities.

(a) Required Subcontract Terms. Each Party and its Affiliates may subcontract the performance of any Commercialization activities undertaken in accordance with this Agreement to one or more Subcontractors, [***], pursuant to a Subcontract which shall be consistent with the terms and conditions of this Agreement, shall contain confidentiality provisions no less restrictive than those set forth in ARTICLE X, and shall contain a certification that such Third Party subcontractor has not been debarred, and is not subject to debarment, pursuant to Section 306 of the United States Federal Food, Drug and Cosmetics Act, and is not the subject of a conviction described in such section. Each Party shall oversee the performance of Subcontractors under their respective Material Subcontracts, and each Party shall have the right from time to time, but not more than [***] per Calendar Year, to audit the performance of the other Party’s Subcontractors. Notwithstanding the foregoing, the subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Subcontractors with the applicable provisions of this Agreement.

(b) Obligation to Discuss. Notwithstanding the foregoing, if either Party (or its Affiliate) desires to subcontract any of its assigned Commercialization activities to one or more Third Parties, such Party shall first discuss it with the other Party and take into account and reasonably consider using the other Party for such subcontracted activities, taking into account (balanced with other factors) the capabilities of the other Party and potential impact on costs, as a potential alternative to subcontracting such activities to a Third Party, provided that if any Commercialization activity is subcontracted to the other Party, then the subcontracted Party shall conduct such activities under the management of, and as directed by, the subcontracting Party, consistent with the terms of this Agreement and all applicable Laws.

(c) Approval of Material Subcontracts. If, following the discussion required under Section 5.3.1(b), a Party (or its Affiliate) still desires to subcontract the performance of a Commercialization activity hereunder to one or more Third Parties, it may proceed to do so, subject to compliance with this Section 5.3.1(c). Prior to entering into any Material Subcontract, the subcontracting Party shall obtain the other Party’s approval for the conduct of the Commercialization activities by the proposed Third Party subcontractor(s); provided, however, that Kite may from time to time, and shall within [***] Business Days after a request from Arcellx, provide Arcellx a list of all Third Party subcontractors that are used by Kite or its Affiliates or that Kite has approved for use by Kite or its Affiliates in conducting activities of the type that are (or which Arcellx anticipates will be) allocated to Arcellx under this Agreement and the applicable Core Commercialization Plan (such list the “Preferred Commercialization Subcontractor List”), and approval of Kite shall not be required where the

Subcontractor to be used by Arcellx is included on the most recent Preferred Commercialization Subcontractor List provided from Kite to Arcellx.

5.3.2 Day-to-Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Commercialization activities with respect to the Licensed Products for which it has or otherwise is assigned lead responsibility under this Agreement or the Core Commercialization Plan for a Co-Promote Product and shall keep the other Party reasonably informed as to the progress of such activities, as determined by the CWG. Each of the Parties may appoint a single U.S. Commercialization alliance manager to be responsible for the day-to-day coordination of the Commercialization activities in the United States contemplated by this Agreement and the applicable Core Commercialization Plan.

5.3.3 Commercialization Standards. The CWG may establish standards applicable to the Parties’ performance of Commercialization activities in accordance with the Global Strategic Plan, applicable Core Commercialization Plan, the applicable Non-Core Commercialization Plan, and this Agreement, which may include standards for Sales Representatives promoting Licensed Products in the Field. The Parties may review and discuss each Party’s (and its Affiliates’) performance against such standards at each meeting of the CWG. If the CWG determines that a Party or its Affiliate has failed to comply with such standards and such failure could adversely affect the Development or Commercialization of any Licensed Product in the Field, or if the CWG does not agree and one Party believes such is the case, the CWG shall (or such Party may) so notify the JSC and the JSC shall discuss whether any remedial action is desirable.

5.3.4 Commercialization Reports.

(a) Co-Promote Products in the U.S. At each meeting of the CWG, each Party will report on the Commercialization activities such Party and its Affiliates have performed or caused to be performed in the United States for each Co-Promote Product since the last meeting of the CWG, evaluate the work performed in relation to the goals of the applicable Core Commercialization Plan and provide such other information as may be required by such Core Commercialization Plan or reasonably requested by the CWG with respect to such Commercialization activities. If a Party fails to adequately provide such report at a meeting of the CWG, the other Party may request, and such Party will provide to such other Party, a written progress report that describes Commercialization activities that such Party has performed or caused to be performed since the last meeting of the CWG, evaluate the work performed in relation to the goals of the applicable Core Commercialization Plan and provide such other information as may be required by such Core Commercialization Plan or reasonably requested by such other Party to permit such other Party to obtain a reasonably comprehensive understanding of the status and performance of the applicable Commercialization activities with respect to Co-Promote Products in the United States. The CWG shall evaluate each Party’s and its Affiliates’ performance during each Calendar Quarter in which Commercialization activities with respect to the Co-Promote Products in the Field are performed in the United States against the Core Commercialization Plan and provide a report of such progress to the JSC at each quarterly meeting of the JSC.

(b) ExUS Territory and Non-Co-Promote Products. At each meeting of the CWG, Kite shall report on the Commercialization activities Kite and its Affiliates have performed or caused to be performed in the ExUS Territory [***] or with respect to Non-Co-Promote Products since the last meeting of the CWG, evaluate the work performed in relation to the goals of the applicable Non-Core Commercialization Plan and provide such other information as may be required by such Non-Core Commercialization Plan or reasonably requested by Arcellx with respect to such Commercialization activities. The CWG shall evaluate Kite’s and its Affiliates’ performance each Calendar Quarter during which Commercialization activities with respect to the Licensed Products in the ExUS Territory and Non-Co-Promote Products are performed in against the applicable Non-Core Commercialization Plan and provide a report of such progress to the CWG at each quarterly meeting of the CWG.

5.4 Commercialization Plans.

5.4.1 Global Strategic Plan. For each Co-Promote Product, the Parties, through the CWG, shall develop and periodically update, and the JSC, or the Executive Officers shall approve, a written document describing the global product strategy for Commercialization of the Co-Promote Product in the Field in the U.S. and ExUS Territory (the “Global Strategic Plan”). The Global Strategic Plan for a Co-Promote Product will include the following information sections:

[***].

The Commercialization of the Co-Promote Products in the Field in the United States and the ExUS Territory shall be governed by, and each Core Commercialization Plan and Non-Core Commercialization Plan for such Co-Promote Product shall be consistent with, the Global Strategic Plan for such Co-Promote Product. The initial Global Strategic Plan shall be developed by the CWG no later than [***] months prior to the [***], and submitted to the JSC for approval no later than [***] months prior to the [***].

5.4.2 Core Commercialization Plan. The CWG shall appoint a joint commercialization team Sub-Group, with an equal number of representatives appointed by each of Arcellx and Kite (the “US Commercialization Team”). The US Commercialization Team shall develop for each Co-Promote Product, the CWG shall review, and the JSC shall review and approve, a Core Commercialization Plan, consistent with the Global Strategic Plan for the Co-Promote Product, that sets forth the Commercialization activities to be undertaken with respect to such Co-Promote Product in the Field in the United States. The joint Commercialization of a Co-Promote Product in the Field in the United States shall be governed by the Core Commercialization Plan for such Co-Promote Product. The Core Commercialization Plan for each Co-Promote Product shall allocate such Commercialization activities between the Parties in accordance with the terms of this Agreement, including the principles set forth in Section 5.1.2. The Core Commercialization Plan for each Co-Promote Product shall be a [***]-year rolling plan, updated annually as provided in Section 5.4.6(b) in a manner aligned with developing the Core Commercialization Budget. The initial Core Commercialization Plan for a Co-Promote Product shall be submitted to the CWG for review no later than [***] months prior to [***], and submitted to the JSC for approval no later than [***] months prior to [***]. The Core Commercialization Plan for each Co-Promote Product shall include [***], at all times and in all instances, consistent with the Global Strategic Plan for such Co-Promote Product, and shall include sections consistent with the Global Strategic Plan for such Co-Promote Product:

[***].

The terms of and activities set forth in the Core Commercialization Plan for each Co-Promote Product shall at all times be designed to be in compliance with all applicable Laws and to be conducted in accordance with professional and ethical standards customary in the pharmaceutical industry, taking into account where applicable each Party’s health care compliance policies and applicable SOPs.

5.4.3 Core Commercialization Budget. The Core Commercialization Budget for a Co-Promote Product included in the Core Commercialization Plan for such Co-Promote Product shall be a rolling [***]-year budget setting forth the budgeted amounts for costs with respect to activities allocated to the Parties under the applicable Core Commercialization Plan during the then-current Calendar Year and the successive [***] Calendar Years thereafter, and shall include for both Parties a budget for FTE Costs and Out-of-Pocket Costs, [***]. The Core Commercialization Budget for each Co-Promote Product shall also include a [***]. Concurrently with the annual preparation of the Core Commercialization Plan for a Co-Promote Product in accordance with Section 5.4.6(b), the CWG shall also prepare, and the JSC shall review to approve, an updated [***]-year rolling Core Commercialization Budget for such Co-Promote Product covering the next Calendar Year and the succeeding [***] Calendar Years.

5.4.4 Non-Core Commercialization Plan. For each Licensed Product, Kite shall develop for the CWG’s and JSC’s review (for each Licensed Product) and approval (for each Co-Promote Product) a Non-Core Commercialization Plan for such Licensed Product (which plan shall be consistent with the Global Strategic Plan for such Licensed Product if it is a Co-Promote Product) that sets forth the Commercialization activities to be undertaken with respect to such Licensed Product in the Field in the ExUS Territory [***], and Non-Co-Promote Products in the Field in the US. The Commercialization of each Licensed Product in the Field in the ExUS Territory and Non-Co-Promote Products in the Field in the U.S. shall be governed by the Non-Core Commercialization Plan for such Licensed Product. The Non-Core Commercialization Plan for a Licensed Product shall be a [***]-year rolling plan, updated annually as provided in Section 5.4.6(c), and shall include a rolling [***]-year budget setting forth the budgeted amounts for costs with respect to activities set forth in such Non-Core Commercialization Plan during the then-current Calendar Year and the successive [***] Calendar Years thereafter. Kite will have responsibility for determining strategy and overall guidelines regarding the Marketing, market access, Medical Affairs, and sales for Licensed Products in the Field in the ExUS Territory and Non-Co-Promote Products in the Field in the US, and development of Promotional Materials and packaging for Licensed Products in the Field in the ExUS Territory and Non-Co-Promote Products in the Field in the US (in a manner consistent with the Global Strategic Plan for Licensed Products that a Co-Promote Product). The initial Non-Core Commercialization Plan for each Licensed Product shall be submitted to the CWG and JSC for review and discussion no later than [***] months prior to the anticipated First Commercial Sale of such a Licensed Product in the ExUS Territory or such a Non-Co-Promote Product in the Territory. The Non-Core Commercialization Plan for each Licensed Product shall include [***]. The terms of and activities set forth in the Non-Core Commercialization Plan for each Licensed Product shall at all times be designed to be in compliance with all applicable Laws and to be conducted in accordance with professional and ethical standards customary in the pharmaceutical and/or cell therapy industry, taking into account where applicable Kite’s health care compliance policies and applicable SOPs. The Non-Core Commercialization Plan for each Licensed Product shall be consistent with the Commercialization plans for Licensed Products in the Field in the ExUS Territory and Non-Co-Promote Products in the U.S. prepared by Kite and its Affiliates for internal use.

5.4.5 Opt Out Products. If Arcellx exercises an Arcellx Opt Out for a Co-Promote Product (which shall thereafter be an Opt Out Product), Kite shall develop for the CWG’s and JSC’s review and discussion an amendment to the applicable Non-Core Commercialization Plan consistent with the terms set forth in Section 5.4.4 to include Commercialization of such Opt Out Products in the Field in the U.S. Following such submission, the Commercialization of the Opt Out Products in the Field in the Territory shall be governed by such Non-Core Commercialization Plan.

5.4.6 Amendments and Updates.

(a) Global Strategic Plan. For each Co-Promote Product, the Parties, through the CWG shall develop, and submit to the JSC for review and approval, an annual update to the Global Strategic Plan for such Co-Promote Product. Such update shall be developed and submitted to the JSC no later than March 1 of the prior Calendar Year, and approved by the JSC no later than March 31 of the prior Calendar Year. After approval by the JSC, such Global Strategic Plan shall take effect on the first day of the Calendar Year to which such Global Strategic Plan applies. Either Party may submit other proposed updates and amendments to the Global Strategic Plan for a Co-Promote Product to the JSC at any time. The JSC shall reasonably consider such proposed updates and amendments, and may also independently develop proposed updates and amendments. Upon such approval by the JSC, the applicable Global Strategic Plan shall be amended accordingly. If the JSC does not approve an updated Global Strategic Plan for a Co-Promote Product prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Sections 14.1 and 14.3, and the then-current Global Strategic Plan for such Co-Promote Product shall continue to apply until the Global Strategic Plan is agreed by the JSC or determined pursuant to Section 14.1 or Section 14.3.

(b) Core Commercialization Plan. For each Co-Promote Product, Kite and Arcellx shall develop (in collaboration with each other), and submit to the CWG for review, an updated Core Commercialization Plan that includes a [***]-year rolling plan for Commercializing the Co-Promote Products in the United States for each Calendar Year (and the [***] succeeding Calendar Years), which shall include an updated Core Commercialization Budget for such Co-Promote Product for such [***]-year period. The CWG shall submit each such Core Commercialization Plan to the JSC for review and approval in time to permit the JSC’s preliminary approval to occur no later than July 1 of the prior Calendar Year. Upon the JSC’s preliminary approval, such plan shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC no later than July 31 of the prior Calendar Year, and after final approval by the JSC, such Core Commercialization Plan shall take effect on the first day of the Calendar Year to which such Core Commercialization Plan applies. The CWG shall review each Party’s (and its Affiliates’) performance under the Core Commercialization Plan (including the Core Commercialization Budget) for each Co-Promote Product on a quarterly basis, and shall develop detailed and specific updates and substantive amendments to each Core Commercialization Plan that reflect such performance. The CWG shall also reasonably consider any proposed updates and amendments to the Core Commercialization Plan for a Co-Promote Product presented by either Party. The JSC shall review such proposed amendments presented by the CWG and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the applicable Core Commercialization Plan shall be amended accordingly. Amendments and updates to the applicable Core Commercialization Plan, including the applicable Core Commercialization Budget, shall not be effective without the approval of the JSC or the Executive Officers pursuant to Section 14.1, or determination pursuant to Section 14.3, as applicable. If the JSC does not approve an updated Core Commercialization Plan for a Co-Promote Product, including the applicable Core Commercialization Budget, prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Sections 14.1 and 14.3, and the then-current Core Commercialization Plan for such Co-Promote Product, together with the budgeted amounts set forth in the [***]-year rolling Core Commercialization Budget, shall continue to apply until the applicable Core Commercialization Plan is agreed by the JSC or determined pursuant to Section 14.1 or Section 14.3.

(c) Non-Core Commercialization Plan. Kite shall develop and submit to the CWG for review, an updated Non-Core Commercialization Plan for each Licensed Product that includes a [***]-year rolling plan for Commercializing such Licensed Product in the ExUS Territory and such a Non-Co-Promote Product in the U.S. for each Calendar Year (and the [***] succeeding Calendar Years). Kite shall submit each such Non-Core Commercialization Plan to the CWG for review and JSC for approval no later than September 1 of the prior Calendar Year. The CWG shall review Kite’s (and its Affiliates’) performance under such Non-Core Commercialization Plan on a quarterly basis, and Kite shall develop detailed and specific updates and substantive amendments to such Non-Core Commercialization Plan that reflect such performance and submit such updates and amendments to the CWG for review on an annual basis.

5.5 Advertising and Promotional Materials.

5.5.1 United States. The CWG shall appoint a joint promotional materials working group (the “Promotional Materials Working Group”). For each Co-Promote Product, Kite shall develop relevant sales, promotion, market access and advertising materials relating to such Co-Promote Product (“Promotional Materials”) for use in the United States by both Parties and their Affiliates that comply with each Party’s applicable SOPs, the applicable Global Strategic Plan, the applicable Core Commercialization Plan, and applicable Laws and Regulatory Approvals. Copies of all Promotional Materials used by Kite and Arcellx and their Affiliates in the United States will be archived by Kite or Arcellx, as applicable, in accordance with applicable Laws. The Promotional Materials shall be reviewed and approved by the Promotional Materials Working Group, which Promotional Materials Working Group shall establish and implement a review process to ensure that both Parties’ compliance officers and legal departments certify compliance of the Promotional Materials with applicable Laws and policies of the Parties. If the Promotional Materials Working Group cannot agree upon the content of a particular Promotional Material, the matter may be referred to the legal departments of the Parties, and then to the CWG (or the JSC, or the Executive Officers) for resolution.

5.5.2 ExUS Territory and Non-Co-Promote Products. For each Licensed Product, Kite shall develop and approve Promotional Materials for use in the ExUS Territory (and in the United States for Non-Co-Promote Products) by Kite and its Affiliates that comply with Kite’s SOPs, the Global Strategic Plan and applicable Laws and Regulatory Approvals. Copies of all Promotional Materials used by Kite in the ExUS Territory (and in the United States for Non-Co-Promote Products) will be archived by Kite in accordance with applicable Laws. Kite shall provide Arcellx with copies of all material such Promotional Materials for the U.S. and Major European Countries.

5.5.3 Kite shall own all right, title and interest in and to any and all Promotional Materials, including all applicable copyrights, trademarks (other than any trademarks incorporating Arcellx corporate names or logos), program names and domain names, subject to the rights granted to Arcellx under this Agreement.

5.5.4 Neither Party shall use any promotional materials other than the approved Promotional Materials in connection with the Commercialization and Detailing of a Licensed Product under this Agreement.

5.6 Product Packaging. The CWG shall develop and approve Co-Promote Product packaging for use in the United States by both Parties and their Affiliates, which shall be consistent with the applicable Core Commercialization Plan and compliant with each Party’s applicable SOPs, the applicable Global Strategic Plan and applicable Laws and Regulatory Approvals. Kite shall develop and approve Licensed Product packaging for use in the ExUS Territory (and the United States for Non-Co-Promote Products) by Kite and its Affiliates, that shall be consistent with the applicable Non-Core Commercialization Plan and compliant with Kite’s applicable SOPs, the applicable Global Strategic Plan, and applicable Laws and Regulatory Approvals, and shall keep Arcellx reasonably informed of such efforts.

5.7 Sales and Distribution.

5.7.1 Detailing Plan. The Parties shall develop, as soon as practical, but no later than [***] months prior to the [***], for inclusion in the Core Development Plan an annual Detailing and target plan for the Co-Promote Products in the U.S. which shall be [***].

5.7.2 Booking Sales. Kite and its Affiliates shall book all sales of Licensed Products, and shall be responsible for warehousing and distributing the Co-Promote Products in the United States, and the allocation of responsibilities and activities under the applicable Core Commercialization Plan shall be made in a manner that permits Kite to book all sales of Co-Promote Product in the United States in accordance with its Accounting Standards. If Arcellx receives any orders for a Licensed Product, it shall refer such orders to Kite.

5.7.3 Pricing Matters.

(a) The CWG shall (i) approve the list prices at which Licensed Products will be sold; (ii) determine whether the Licensed Products shall be subject to trade or quantity discounts; and (iii) establish other discount policies for the Licensed Products. In addition, the CWG shall discuss from time to time whether the Licensed Products shall be subject to rebates, returns, and allowances or retroactive price reductions; the channels of distribution of the Licensed Products; whether credit is to be granted or refused in connection with sales of a Licensed Product; and other appropriate terms and conditions of sale of the Licensed Products. Notwithstanding anything to the contrary contained herein, if the CWG, JSC and Executive Officers are unable to reach unanimous agreement on the list price or discount policies of a Licensed Product to be sold in the United States (after escalation of such matter to the JSC pursuant to Section 2.9 and to the Executive Officers pursuant to Section 14.1), then such matters shall be resolved pursuant to Section 14.3.

(b) Pricing and Reimbursement Approvals. Subject to Section 5.7.3(a) Kite or its Affiliate shall be responsible for and have the exclusive right to seek and attempt to obtain pricing and reimbursement approvals for each Licensed Product in the Field, in consultation with Arcellx, and Kite shall keep Arcellx reasonably informed with regard to any pricing or reimbursement approval proceedings for the Licensed Products in the Field.

5.8 Sharing of Commercial Information. The Parties and their Affiliates will actively collaborate as set forth in this Agreement in the Commercialization of the Licensed Products in the Field in the United States and in the ExUS Territory, and will share all Licensed Product-related information and Licensed Product-related Know-How supporting such Commercialization through the CWG.

5.9 Other Responsibilities. Kite shall be responsible for handling all returns of the Licensed Products, and if a Licensed Product sold is returned to Arcellx, Arcellx shall promptly ship such Licensed Product to a facility designated by Kite, or otherwise notify Kite promptly on becoming aware of any MUI at an ATC. Kite shall also be solely responsible for handling all aspects of order processing, invoicing and collection, distribution, inventory and receivables for Licensed Products.

5.10 Adverse Event and Product Complaint Reporting Procedures; Notice of Information Affecting Marketability of the Licensed Product.

5.10.1 Pharmacovigilance Agreement. The Parties shall meet to negotiate in good faith and agree on processes and procedures for sharing adverse event information within [***] calendar days after the Effective Date. The agreed-upon processes and procedures shall be set forth in a pharmacovigilance agreement (the “Pharmacovigilance Agreement” or “PVA”) containing mutually agreed terms and conditions that are customary for agreements of this type, and that comply with the [***]; but which in any event shall set forth the allocation of responsibility for pharmacovigilance for each of the Licensed Products. Until execution of the Pharmacovigilance Agreement, (i) the Parties shall, as soon as reasonably practicable, and in any event within [***] calendar days after the Effective Date, implement a transition plan for prompt exchange of any and all information concerning adverse events related to use of the Licensed Product regardless of source, including timely notice of adverse events and serious adverse effects in order to permit each Party to comply with applicable reporting requirements, (ii) each of the Parties shall be responsible for ensuring their respective compliance with applicable Laws in the United States and (iii) Kite shall be responsible for ensuring compliance with applicable Laws in the ExUS Territory. Each Party shall be responsible for submitting adverse event reports to the applicable Regulatory Authority for any Clinical Study sponsored by such Party, including annual safety reports, periodic update safety reports and quarterly line listings, in a manner to be defined in the PVA.

5.10.2 Global Safety Database. Arcellx shall maintain the global safety database of adverse events and relevant pharmacovigilance information reports of adverse events and special situations for the Existing Product, which shall be used for regulatory reporting and safety queries until transfer of such global safety database for the Existing Product to Kite in accordance with Section 4.2.4(a) and thereafter, Kite shall maintain such global safety database for the Existing Products which shall be used for regulatory reporting and responses to safety queries from Regulatory Authorities, and managing post-Regulatory Approval commitments in the Territory. Upon Arcellx’s request and at its sole cost and expense, Kite will provide Arcellx an electronic copy of all data contained in such global safety database, including by provided Arcellx results of any queries of the global safety database, to meet Arcellx’s regulatory obligations, and for Arcellx to perform its obligations and exercise its rights under this Agreement. Kite shall maintain a global safety database of adverse events and relevant pharmacovigilance information, including exposure during pregnancy and other special situations reports, for the NextGen Products and Non-Auto Products, which shall be used for regulatory reporting and responses to safety queries from Regulatory Authorities.

5.11 Recalls, Market Withdrawals or Corrective Actions. If any Regulatory Authority issues or requests a recall or takes a similar action in connection with a Licensed Product in the United States or in the ExUS Territory, or if either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal in the United States or the ExUS Territory, the Party notified of such recall or similar action, or the Party that desires such recall or similar action, shall within [***] hours, advise the other Party thereof by telephone. [***]. Kite shall decide, in its sole discretion, whether to conduct a recall in any country in the ExUS Territory of a Licensed Product, or in the United States of a Non-Co-Promote Product, and shall have sole discretion to determine the manner in which any such recall shall be conducted. Each Party will make available to the other Party, upon request, all of such Party’s (and its Affiliates’) pertinent records that such other Party may reasonably request to assist such other Party in effecting any recall. The costs and expenses of any such recall in the United States for a Co-Promote Product shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit.

5.12 Sales Representatives.

5.12.1 Each Sales Representative in the United States pursuant to this Agreement shall be employed by such Party or one of its Affiliates on a full-time basis (or engaged by such Party or one of its Affiliates as an independent contractor in his or her individual capacity) as a member of its sales force for the relevant Indication(s) or hospital-based sales force that visits targeted prescribers.

5.12.2 If, during the first [***] years following First Commercial Sale of a Co-Promote Product in a country, [***].

5.13 Commercialization Compliance

5.13.1 Cooperation. Each Party shall cooperate with one another in any efforts toward ensuring that government reporting (including price and honoraria reporting), Sales, Marketing and promotional practices in respect of the Licensed Products complying with: (i) applicable Laws; and (ii) applicable guidelines concerning the advertising and promotion of prescription drug products, including the Office of the Inspector General’s (“OIG”) Compliance Guidance Program issued in 2003, the American Medical Association (the “AMA”) Guidelines on Gifts to Physicians, the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Code on Interactions with Healthcare Professionals, as hereafter amended from time to time (the “PhRMA Code”), the PhRMA Principles on Conduct of Clinical Trials and Communication of Clinical Trial Results, and the standards set forth by the Accreditation Council for Continuing Medical Education relating to educating the medical community in the United States (“ACCME Standards”), in each case to the extent applicable to the Parties’ activities hereunder and as may be amended or supplemented from time to time (such guidelines as set forth in this clause (ii), collectively the “Guidelines”). In addition, each Party shall obtain and maintain all licenses, permits, approvals and other authorizations applicable to it in order to enable it to perform its respective Commercialization obligations hereunder. The Parties shall cooperate in good faith to update their obligations under clause (ii) from time to time to reflect any changes in any of the foregoing clauses (i) and (ii) or to resolve any conflicts in any of the foregoing standards as applied to the Parties’ activities under this Agreement. Arcellx and Kite, and each of their Affiliates shall, and shall each cause its and its Affiliates’ Sales Representatives to comply with applicable Laws and Guidelines related to the performance of its obligations hereunder, including advertisement, sale and promotion of pharmaceutical products as well as any relevant code of practice.

5.13.2 Reporting. Each Party shall be responsible for calculating, tracking and reporting transfers of value initiated and controlled by its employees and/or contractors in the U.S. pursuant to its respective obligations under the requirements of Section 6002 (Transparency Reports and Reporting of Physician Ownership and Investment Interest) of the Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act”, and applicable state marketing reporting laws. Subject to Applicable Laws and Guidelines, the value reported to the Centers for Medicare & Medicaid Services (“CMS”) shall be the amount expended by the controlling Party, irrespective of the division of or reconciliation of expenses between the Parties.

5.13.3 Information. Each Party shall reasonably cooperate with the other Party to provide the other Party reasonable access to such information and reports related to a Co-Promote Product under the Core Commercialization Plan reasonably required by the other in order to comply with the relevant provisions of the Medicare Modernization Act, as amended from time to time, and any other applicable Laws and Guidelines, including reporting requirements, in a timely and appropriate manner. Each Party shall ensure that its reporting to CMS and other federal and state healthcare programs related to the Co-Promote Product under the Core Commercialization Plan is true, complete and correct in all respects; provided, however, that neither Party shall be held responsible for submitting erroneous reports if such deficiencies result from information provided by the other Party which itself was not true, complete and correct. Each Party shall notify the other Party promptly upon becoming aware of any Product-related inquiries or document requests by any Governmental Authority, or claims or threatened claims related to the Co-Promote Product under the Core Commercialization Plan.

5.13.4 Responsibility. The Parties agree that each Party will be solely responsible for conducting its own compliance program but likewise agree that, for a Co-Promote Product under the Core Commercialization Plan, from time to time the Parties’ compliance officers may convene for purposes of sharing their respective best practices in ethics and compliance operations. Such discussions will be scheduled at mutually agreeable times and any best practices shared will not be considered binding on either Party. [***]. Without limiting the foregoing, each Party shall maintain an effective sales representative monitoring program.

5.13.5 Business Practices. Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take and shall not be penalized for not taking, any action that (a) is not in compliance with such Party’s ethical business practices and policies or (b) such Party reasonably believes is not in compliance with applicable Laws or Guidelines. Without limiting the foregoing, each Party agrees and acknowledges that it shall comply, and shall ensure that its applicable Affiliates and its and their respective employees, officers, directors and consultants comply, with the applicable requirements of this Section 5.13.

5.13.6 Product Training. Kite shall be responsible for preparing the initial Co-Promote Product training programs and materials for both its own Sales Representatives as well as the Arcellx Sales Representatives, which Kite will share with Arcellx for Arcellx’s review and comment, which comments Kite will consider in good faith. After the preparation of the initial programs and materials, Arcellx shall be responsible for, and shall conduct, Co-Promote Product training programs for Arcellx Sales Representatives who will participate in Detailing the applicable Co-Promote Product to ensure a consistent, focused promotional strategy. Such training programs and materials will be updated annually taking into account any areas identified through internal monitoring of activities by each Party for enhanced or refreshed training. Kite shall own all rights, title and interest in the initial Co-Promote Product training programs and materials in all formats (e.g., print, video, audio, digital, computer) including, copyrights, trademarks, program names, domain names and Internet sites, in each case specific to such programs. The costs incurred by either Party in conducting Co-Promote Product-related training, including for materials, training facility space, and trainers’ FTEs, shall be considered Allowable Expenses, to the extent provided in the Financial Exhibit. Each Party shall be responsible for the performance of its own Sales Representatives.

5.13.7 Compliance Training. Each Party shall provide its own Sales Representatives with appropriate training on proper marketing and sales techniques. Each Party shall be responsible for training its respective employees and contractors on and will instruct its respective employees and contractors to comply with, applicable Laws and Guidelines.

5.13.8 Materials Usage. Arcellx and Kite shall each ensure that its and its Affiliates’ Sales Representatives do not make any representation, statement, warranty or guaranty with respect to a Co-Promote Product that is not consistent with the applicable, current package insert of prescribing information or other documentation accompanying or describing such Co-Promote Product in the United States, including mutually approved limited warranty and disclaimers, if any. Arcellx and Kite shall each ensure that its and its Affiliates’ Sales Representatives do not make any statements, claims or undertakings to any person with whom they discuss or promote any Co-Promote Product that are not consistent with, nor provide or use any labeling, literature or other materials other than, those Promotional Materials currently approved for use by the CWG or MAG in the United States. If at any time the CWG or MAG no longer approves the use of specified Promotional Materials in the United States, each Party shall immediately take action to remove the Promotional Materials from use by its and its Affiliates’ Sales Representatives in the United States and destroy such materials.

[***].

5.14 Patient Case Management Activities. Kite shall lead all patient case management activities with respect to each Co-Promote Product under the Core Commercialization Plan in the U.S., and shall solely own all systems necessary to support such activities.

5.15 Patient Assistance and Support Activities. Kite shall be solely responsible for undertaking all patient assistance and/or support activities (including, for clarity travel and lodging and co-pay reimbursement) with respect to each Co-Promote Product under the Core Commercialization Plan in the U.S., including through Subcontractors engaged by it. Costs related to such activities (or such other Third Party reasonably identified by Kite), the patient assistance program, and related patient support program, shall be considered Allowable Expenses, to the extent provided in the Financial Exhibit.

ARTICLE VI
MEDICAL AFFAIRS; EXTERNAL RESEARCH PROGRAMS; EARLY ACCESS PROGRAMS

6.1 Medical Affairs Plan. For each Co-Promote Product, the MAG shall prepare a plan for such Co-Promote Product in the U.S. which shall include the strategy and requirements for

6.1.1 all Medical Affairs Content and training including:

[***].

6.1.2 the Field Based Medical Representative plan which shall be [***], provided for clarity,

(a) that Kite shall provide [***] of Field Based Medical Representatives [***], and Arcellx shall provide [***] of Field Based Medical Representatives [***], and

(b) all visits [***];

including, in each case for Sections 6.1.1- 6.1.2, the strategies and the allocation of responsibility between the Parties for Medical Affairs Activities (the “Medical Affairs Plan”).

6.2 Medical Affairs Content and Training.

6.2.1 Field Medical Content. The Parties shall co-develop, with Arcellx leading the creation of Medical Affairs Content to be used by Field Based Medical Representatives (“Field Medical Content”). The Parties shall mutually agree upon such Field Medical Content, which shall at all times be consistent with the Medical Affairs Plan. All Field Medical Content shall be reviewed and approved by the MAC, and the MAC shall do so promptly after receiving such Field Medical Content.

6.2.2 Field Medical Training. Arcellx shall lead preparation of the training programs and materials relating to Medical Affairs activities for the Co-Promote Products, with Kite’s input, which shall be consistent with the Medical Affairs Plan (“Medical Affairs Training Materials”) for each Party’s Field Based Medical Representatives. All Field Medical Training Materials shall be reviewed and approved by the MAC. Arcellx shall conduct the initial Field Medical training program activities for the Co-Promote Products based on such approved Medical Affairs Training Materials for all such Medical Affairs personnel of each Party. The Medical Affairs Training Materials will be updated annually taking into account any areas identified through internal monitoring of activities by each Party for enhanced or refreshed training. Following the initial training of Medical Affairs personnel, each Party shall be responsible for, and shall conduct, regular training programs for its own Medical Affairs personnel using the most up-to-date Medical Affairs Training Materials (and for clarity, which shall always be consistent with the Medical Affairs Plan). Each Party shall have the right to join the other Party’s Medical Affairs trainings and provide input. Kite shall own all rights, title and interest in the Medical Affairs Training Materials in all formats (e.g., print, video, audio, digital, computer) including all applicable copyrights, trademarks, program names, domain names and Internet sites. Each Party shall be responsible for the performance of its own Medical Affairs personnel.

6.2.3 Medical Information Responses shall be co-developed, with Kite leading the creation of such materials to be used by Medical Affairs personnel when responding to medical inquiries. Either Party may request that the MAC review and approve any Medical Information Responses, and the MAC shall do so promptly after receiving such request.

6.2.4 Medical Information Operations and Training shall be co-developed by the Parties, with Kite leading the development of training materials and standard operating procedures that outline the process and expectations for Medical Affairs personnel regarding responses to medical inquiries.

6.3 Medical Inquiries. The Parties shall leverage the Medical Information Responses and Medical Information Operations and Training processes as it relates to Medical Inquiries. Kite shall lead the management of responses to all medical questions or inquiries from members of the medical profession in the U.S. regarding the Co-Promote Products. Only Medical Affairs personnel from the Parties who have completed the required training which shall be consistent with the Medical Affairs Plan, and are authorized to respond, may respond to any such medical question or inquiry in the U.S. with respect to Co-Promote Products. Each of Kite and Arcellx shall cause their respective Field Based Medical Representatives who have not completed the required training or have not been authorized by Kite to respond, to promptly refer all such questions and inquiries (i) to a trained and authorized Medical Affairs Representative or (ii) in accordance with any referral policy established by Kite. Kite shall handle all medical questions or inquiries from members of the medical profession in the ExUS Territory regarding the Licensed Products and in the United States regarding Non-Co-Promote Products and Arcellx shall, and shall cause its Field Based Medical Representatives to, refer to Kite all such questions and inquiries within [***] hours of receipt and shall respond to all inquiries from Kite and follow the directives of Kite in connection therewith. Arcellx and its Field Based Medical Representatives shall not respond to any such medical question or inquiry in the United States with respect to Non-Co-Promote Products. The Parties’ costs and expenses incurred in responding to medical questions and inquiries with respect to Co-Promote Products in the United States in accordance with this Section 5.12 shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit.

6.4 Medical Education Plan. For each Co-Promote Product, the MAG shall prepare a plan (the “Medical Education Plan”) for such Co-Promote Product in the U.S. which shall include the requirements for continuing medical education programs that are independently run by accredited Third Parties with requisite certification, where no Medical Affairs Content is contributed by a Party and no other information or data is developed or supplied by either Party (“Independent CME Programs”).

6.4.1 The Medical Education Plan which shall incorporate the following principles:

(a) The Parties shall mutually agree on approval of any and all Independent CME Programs;

(b) A Party may only be listed as a sponsor of an Independent CME Program if such Party has provided funding for the Independent CME Program, provided however, that the Party providing funding may only be identified as giving commercial support to such Independent CME Program, and in no instance shall such Party’s logos, tradenames, product promotional messaging or any Medical Affairs Content be included in or identified by the Independent CME Program;

6.5 Insight Generation Strategy. For each Co-Promote Product, the MAG shall prepare a strategy for insight generation and advisory boards (the “Insight Generation Strategy”).

6.5.1 The Parties shall mutually develop insight generation questions, which shall always be consistent with the Insight Generation Strategy.

6.5.2 All advisory boards jointly developed by the Parties shall be jointly reviewed and approved by the Parties and the content of any and all such advisory boards shall be reviewed and approved by the MAC.

6.5.3 All independent advisory boards shall be reviewed by each Party, and each Party shall implement a review process to ensure such Party’s compliance officers and legal departments certify compliance of all independent advisory boards with applicable Laws and such Party’s policies.

6.6 External Research Programs.

6.6.1 As soon as practical, the MAG shall establish the ERC, with responsibility for any and all external research programs (“ERP”) and Medical Affairs. The ERC shall include representatives from Medical Affairs, Development, and translational medicine, and other functions as that the MAG deems appropriate from Kite and Arcellx and include an equal number of designated compliance officers from both Arcellx and Kite to advise the ERC on compliance with relevant Laws and policies. The ERC shall be responsible for the following (either when conducted or performed by the ERC or on its behalf, as necessary):

(a) Oversee ERP requests, which includes reviewing of investigator sponsored research and data sharing requests, including recommending decisions for approval or decline of ERP requests, screening requests against most current medical strategies and compliance parameters; and

(b) Updating the review criteria based upon dynamic ERP strategy.

6.6.2 Each Party shall submit any and all requests for ERPs, investigator sponsored research and collaboration studies, and data sharing requests to the ERC for approval. The ERC shall approve such requests in compliance with the ERP Strategy, unless it determines in good faith that could adversely affect the Development or Commercialization of the Licensed Products in the Field.

6.7 Early Access Programs.

6.7.1 As soon as practical the MAG shall establish the EAC which shall be responsible for approving all Early Access Programs. The EAC shall include an equal number of Medical Affairs and clinical Development representatives from each Kite and Arcellx. In conducting its activities, the EAC shall operate and make its decisions consistent with the terms of this Agreement.

6.7.2 Kite shall be permitted to undertake Early Access Programs for all Licensed Products in the Field. If Kite desires to undertake an Early Access Program in accordance with this Section 6.7, Kite shall submit to the EAC a proposal for such Early Access Program, which proposal shall include the clinical methodology, monitoring requirements and funding budget for such Early Access Program. If the EAC agrees to an Early Access Program proposal, such proposal shall be submitted to the JSC for review and approval. The JSC shall approve such Early Access Program proposal unless the JSC determines in good faith that the proposed Early Access Program could adversely affect the Development or Commercialization of the Licensed Products in the Field. The Parties’ costs and expenses incurred in performing Early Access Programs for Co-Promote Products in the United States that have been approved by the JSC in accordance with this Section 6.7 shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided for as EAP Expenses in the Financial Exhibit.

6.8 Compliance. Arcellx and Kite and each of their Affiliates shall, and shall each cause its and its Affiliates’ Field Based Medical Representatives to comply with applicable Laws and Guidelines related to the performance of its obligations hereunder as well as any relevant code of practice. Arcellx and Kite shall each ensure that its and its Affiliates’ Field Based Medical Representatives do not make any representation, statement, warranty or guaranty with respect to the Licensed Product that is not consistent with the applicable, current package insert of prescribing information or other documentation accompanying or describing a Licensed Product for the applicable country, including mutually approved limited warranty and disclaimers, if any. Arcellx and

Kite shall each ensure that its and its Affiliates’ Field Based Medical Representatives do not make any statements, claims or undertakings to any person with whom they discuss or promote the Licensed Products that are not consistent with, nor provide or use any labeling, literature or other materials other than, those Promotional Materials currently approved for use by the CWG or MAG in the United States. If at any time the CWG or MAG no longer approves the use of specified Promotional Materials in the United States, each Party shall immediately take action to remove the Promotional Materials from use by its and its Affiliates’ Field Based Medical Representatives in the United States and destroy such materials.

ARTICLE VII
MANUFACTURE AND SUPPLY

7.1 Manufacture.

7.1.1 MWG Oversight; Efforts. The MWG, in consultation with the DWG and the FWG, shall oversee and have authority regarding CMC Development, establishment of Manufacturing sources and supply chains, and Manufacture of Licensed Products in the Field, both in the United States and in the ExUS Territory, subject to the provisions of this ARTICLE VII. Each of Arcellx and Kite shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed through its Affiliates and Subcontractors, the Manufacturing activities assigned to it in this Agreement and by the MWG, and to cooperate with the other Party in carrying out such Manufacturing activities.

7.1.2 Manufacturing Principles. The following shall apply with respect to the Manufacture of Licensed Products in accordance with this Agreement:

(a) The Manufacture of each Licensed Product under this Agreement for the United States and the ExUS Territory shall be conducted using a single Manufacturing process (but solely for clarity, Kite shall demonstrate comparability between the Kite process and Arcellx process), utilizing a single global formulation for such Licensed Product, except to the extent that the MWG approves Manufacturing process differences between manufacturing sites or approves differences between Licensed Products for different countries. The Parties anticipate they will attempt to improve continuously any such Manufacturing process and that the MWG will plan to establish at least [***] Manufacturing sources (including but not limited to any Existing Manufacturing Contracts (as defined below)) for each Licensed Product.

(b) Arcellx has entered into the contracts listed on Exhibit 7.1.2(b) with Third Party contract manufacturers (the “Initial Manufacturing Subcontractors”) in connection with the Manufacture of Licensed Products (the “Existing Manufacturing Contracts”). Arcellx shall transition to Kite the responsibility for Manufacture of the Existing Product during the Initial Manufacturing Period in accordance with the Manufacturing Transfer Plan. After the Initial Manufacturing Period, Kite shall have responsibility for Manufacture of all Licensed Products, each in accordance with the terms of this ARTICLE VI. Arcellx shall have the right to obtain Existing Product directly from Kite following the Manufacturing Transfer for the purpose of conducting any Development of the Existing Product. As used herein, the “Initial Manufacturing Period” means the period beginning on the Effective Date and ending on completion of Manufacturing Transfer for the Existing Product.

(c) No later than the [***], the Parties will mutually agree on a plan to transition the responsibility for the management of Module 3 of the BLA for the Existing Product to Kite. Consistent with, and to give effect to, this plan, the Parties shall cooperate with one another for the transfer of the management of the Initial Manufacturing Subcontractors, including quality management from Arcellx to Kite. [***]. In addition, Arcellx will collaborate with Kite to provide assistance with the development of Module 3 through to BLA submission, [***], e.g. with process and analytical method history, with qualification and characterization data, and with supplier qualification.

(d) The Parties shall reasonably cooperate, under the oversight and management of the MWG, to accommodate forecasting and/or timelines for advance ordering in connection with the Manufacture of Licensed Product.

(e) Licensed Products used in Clinical Studies shall in each case be subject to release by the Party conducting Manufacturing for such Licensed Products.

(f) During the Initial Manufacturing Period, the Parties will reasonably cooperate to oversee CMC Development activities and to perform the Manufacturing Transfer (subject to oversight and management of the MWG as set forth herein). During the Initial Manufacturing Period, (i) Arcellx will, at Kite’s request, use Commercially Reasonable Efforts to advise and provide technical support to Kite on the Manufacture and supply of Licensed Products under the Existing Manufacturing Contracts, (ii) each Party will keep the other Party fully informed of the status of Manufacturing activities undertaken by the Initial Manufacturing Subcontractors. Kite will keep Arcellx fully informed of the status of Manufacturing activities undertaken by Kite, including the Manufacturing Transfer, and Kite’s Manufacturing Subcontractors (if any) with respect to any Licensed Products, and will reasonably consider all advice and suggestions by Arcellx in connection with such Manufacturing activities.

[***].

7.1.3 Right to Subcontract Manufacturing Activities. Each Party is permitted to use one or more of its Affiliates to perform its Manufacturing activities undertaken in accordance with this Agreement or any Supply and Quality Agreement. Neither Party (nor their Affiliates) may subcontract to a Third Party the performance of any Manufacturing activities undertaken in accordance with this Agreement or any Supply and Quality Agreement (each such agreement, a “Manufacturing Subcontract”), except in accordance with the following terms and conditions:

(a) For each Licensed Product, neither Party (nor their Affiliates) may subcontract any of its obligations with respect to the oversight and management of Manufacturing activities under the GDP, Core Commercialization Plan or Non-Core Commercialization Plan for such Licensed Product, or its participation on the MWG.

(b) For any Manufacturing Subcontract with respect to the Existing Product or a Co-Promote Product, other than one entered into by Arcellx for the conduct of the iMMagine-1 Program or the iMMagine-2 Program or an amendment to an Existing Manufacturing Contract:

(i) Before entering into a Manufacturing Subcontract with a Third Party, the subcontracting Party (or Affiliate of a Party) shall first notify the MWG of the Manufacturing activities to be subcontracted, the name of the proposed Third Party subcontractor and information regarding such Third Party’s relevant experience and qualifications and the proposed fees or costs to be paid to such Third Party.

(ii) The MWG shall be given a reasonable opportunity to review and discuss the proposal.

(iii) If, following such discussion, a Party (or its Affiliate) still desires to subcontract the performance of Manufacturing activities hereunder to one or more Third Parties, it may proceed to do so, subject to compliance with this Section 7.1.3(b).

(iv) Prior to entering into any Manufacturing Subcontract which the subcontracting Party or its Affiliate anticipates at time of execution will entail payments to the Subcontractor in excess of [***] with respect to subcontracted Manufacturing activities under this

Agreement (a “Material Manufacturing Subcontract”), the subcontracting Party shall obtain the other Party’s approval for the conduct of the Manufacturing activities by the proposed Third Party subcontractor.

(c) Neither Party (nor its Affiliates) will enter into a Manufacturing Subcontract with a Third Party that has been debarred, or is subject to debarment, pursuant to Section 306 of the FFDCA, or that is the subject of a conviction described in such section.

(d) Each Manufacturing Subcontract with a Third Party must be in writing. A Third Party subcontractor who is a party to a Subcontract is referred to in this Agreement as a “Manufacturing Subcontractor” with respect to the particular Manufacturing activities covered by such Subcontract. Neither Party, nor their Affiliates, shall enter into any Manufacturing Subcontract with respect to Licensed Products after the Effective Date except in compliance with the terms of this Section 7.1.3. In addition, unless otherwise agreed to by the Parties, each such Manufacturing Subcontract entered into after the Effective Date shall grant the subcontracting Party a royalty-free, worldwide, sublicensable license under any Know-How or Patents used by the Subcontractor to Manufacture the Licensed Products for the purposes of Developing, Manufacturing, and Commercializing the applicable Licensed Products, and the subcontracting Party and its Affiliates shall use [***] efforts to obtain a requirement in each Manufacturing Subcontract for the Manufacturing Subcontractor to permit, and reasonably cooperate to facilitate, the transfer of any such Know-How between the Parties or their Affiliates or designated Third Party contract manufacturers. Each such Manufacturing Subcontract entered into after the Effective Date shall contain terms consistent with the terms and conditions of this Agreement, and shall contain reasonable and customary confidentiality provisions. The MWG shall have the right to oversee the performance of Manufacturing Subcontractors, and each Party shall have the right to audit the performance of the Manufacturing Subcontractors of the other Party and its Affiliates.

(e) The subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Affiliates and Subcontractors with the applicable provisions of this Agreement.

7.1.4 Manufacturing Requirements. The MWG may develop and approve, standards applicable to the Parties’ and their Affiliates’ performance of Manufacturing activities in accordance with this Agreement or any Supply and Quality Agreement. Each Party (and their Affiliates) shall perform each such Manufacturing activity it undertakes in accordance with the applicable standards approved by the MWG. The Parties may review and discuss each Party’s (and its Affiliates’) performance against such standards at each meeting of the MWG. If the MWG determines that a Party or its Affiliate has failed to comply with such standards and such failure could adversely affect the Development or Commercialization of any Licensed Product in the Field, or if the MWG does not agree and one Party believes such is the case, the MWG shall (or such Party may) so notify the JSC and the JSC shall discuss whether any remedial action shall be taken.

7.2 Manufacturing Transfer. Arcellx shall transfer responsibility for Manufacture of the Existing Product to Kite, and provide Kite with Arcellx Know-How pertaining to the Manufacture of the Existing Product (“Manufacturing Transfer”) in accordance with a manufacturing transfer plan (“Manufacturing Transfer Plan”) to be mutually agreed between the Parties within [***] calendar days after the Effective Date. At the request of either Party, the Manufacturing Transfer Plan shall be updated by the MWG within [***] calendar days after the Effective Date, and may otherwise be amended from time by the MWG, provided that in all cases the Manufacturing Transfer Plan shall minimize the risk of disruption to the supply of Existing Product for the purposes of the Core Development Plan for the Existing Product and the anticipated commercial launch of the Existing Product. Kite shall update the MWG on a regular basis on all activities being conducted under the Manufacturing Transfer Plan, and promptly notify the MWG if Kite reasonably believes that any activities under Manufacturing Transfer Plan or Kite’s readiness for Manufacture of the Existing Product for commercial launch may be materially delayed. All such Manufacturing Transfer and related communication shall be overseen and facilitated by the MWG.

7.3 CMC Development. The responsibility to perform CMC Development for each Licensed Product shall be allocated to Kite, except with respect to the Existing Product, Arcellx and Kite shall both have responsibility for CMC Development until completion of the Manufacturing Transfer to Kite of the Existing Product. Each Party shall participate, through its representatives on the MWG, in decision-making with regard to CMC Development activities for each Licensed Product and of associated Manufacturing processes, which activities shall be conducted in accordance with the approved GDP for such Licensed Product.

7.4 Supply and Quality Agreement. If during the Term, a Party (“Non-Manufacturing Party”) requires a Licensed Product for the conduct of activities under the GDP for such Licensed Product and at such time the other Party (“Manufacturing Party”) is responsible for Manufacturing such Licensed Product, then, upon either Party’s request, the Parties shall enter into separate supply and associated quality agreements (each, a “Supply and Quality Agreement”) covering the terms of supply to such Party for such activities (and to the extent requested by the Party receiving such supply, such quality agreement shall be entered into prior to such supply). The Supply and Quality Agreement will contain terms and conditions that are reasonable and customary for agreements of such nature and in all respects consistent with the terms and conditions of this Agreement. If the Parties are unable to reach agreement on such provisions of the Supply and Quality Agreement within [***] calendar days of a request by either Party to enter into the Supply and Quality Agreement (which [***]-day period may be extended upon the mutual agreement of the Parties), upon request by either Party, the same shall be determined pursuant to Section 14.3.2. The terms of any such Supply and Quality Agreement, including the Manufacturing Party’s and the Non-Manufacturing Party’s respective rights and obligations under such Supply and Quality Agreement, shall be consistent with, and limited by, rights and obligations of the Manufacturing Party under any applicable Manufacturing Subcontract.

ARTICLE VIII

FINANCIAL PROVISIONS

8.1 Upfront Payment. No later than [***] Business Days after the Effective Date, Kite shall make a non-refundable, non-creditable payment of Two Hundred Twenty Five Million USD ($225,000,000).

8.2 Milestone Payments.

8.2.1 Existing Product Clinical & Regulatory Milestone Payments. Kite shall make the non-refundable, non-creditable payments to Arcellx set forth below not later than [***] Business Days after Arcellx delivers an invoice to Kite upon the first occurrence of the corresponding milestone event set forth below with respect to the Existing Product (each, an “Existing Product Clin&Reg Milestone”):

[***]

8.2.2 NextGen Product Clinical & Regulatory Milestone Payments. Kite shall make the non-refundable, non-creditable payments to Arcellx set forth below not later than [***] Business Days after Arcellx delivers an invoice to Kite upon the first and second occurrence of the corresponding milestone event set forth below with respect to a NextGen Product (each, an “NextGen Clin&Reg Milestone”), provided that [***]:

[***]

8.2.3 Non-Auto Product Clinical & Regulatory Milestone Payments. For each Non-Auto Platform, Kite shall make the non-refundable, non-creditable payments to Arcellx set forth below not later than [***] Business Days after Arcellx delivers an invoice to Kite upon the first occurrence of the corresponding milestone event set forth below with respect to a Non-Auto Product using such Non-Auto Platform (each, an “Non-Auto Product Clin&Reg Milestone”):

[***]

8.2.4 Existing Product and NextGen Product Commercial Milestones. Kite shall make the one-time, non-refundable, non-creditable payments to Arcellx set forth below not later than [***] Business Days after Arcellx delivers an invoice to Kite upon the first occurrence of the corresponding milestone event set forth below with respect to the Existing Products and NextGen Products, and for such purposes, [***]:

[***]

8.2.5 Non-Auto Product Commercial Milestones. For each Non-Auto Platform, Kite shall make the one-time, non-refundable, non-creditable payments to Arcellx set forth below not later than [***] Business Days after Arcellx delivers an invoice to Kite upon the first occurrence of the corresponding milestone event set forth below with respect to Non-Auto Products using such Non-Auto Platform (each, a “Non-Auto Product Commercial Milestone”):

[***]

8.2.6 Milestone Payment Terms. Kite shall promptly notify Arcellx in writing if any of the above milestones are achieved, in no event later than [***] Business Days after such achievement. Kite shall pay Arcellx the corresponding milestone payment for achievement of such milestone within [***] Business Days after Kite’s receipt of an invoice from Arcellx with respect to such milestone.

8.2.7 Certain Milestone Matters.

[***].

8.3 U.S. Pre-Tax Profit or Loss.

8.3.1 Sharing of Pre-Tax Profit or Loss. Subject to Section 8.3.2 and Section 8.3.3, the Parties shall share in Pre-Tax Profit or Loss in the United States as follows: Arcellx shall bear (and be entitled to) 50%, and Kite shall bear (and be entitled to) 50%.

8.3.2 Pre-Tax Losses Recoupment.

(a) Notwithstanding Section 8.5, upon written notice to Kite, Arcellx shall have the right to defer payment to Kite for any of its share of Pre-Tax Profit or Loss owed (i.e., a shared loss) under Section 8.5 for any given Calendar Quarter that is within [***] Calendar Years of the First Commercial Sale of the applicable Licensed Products, provided that such deferred amounts shall [***].

(b) If any amounts deferred by Arcellx have not been offset against the Pre-Tax Profits within [***] years following [***], then [***].

8.3.3 Arcellx Commercialization Opt Out. If Arcellx provides a Arcellx Opt Out pursuant to Section 4.5.4, then following the Arcellx Opt Out Date, Arcellx shall not be entitled to receive (or be obligated to pay) any share of the Pre-Tax Profit or Loss with respect to the applicable Opt Out Product, and shall, instead receive royalties on Net Sales of Opt Out Products pursuant to Section 8.4.2.

8.4 ExUS Territory Royalties and Non-Co-Promote Product Royalties.

8.4.1 Royalty Rate. During the Term of this Agreement, Kite shall pay royalties to Arcellx on the annual, aggregate Net Sales of each Co-Promote Product in the ExUS Territory or Non-Co-Promote Product in the Territory at the applicable royalty rates set forth below, and Net Sales of all Co-Promote Products shall be aggregated together to determine the applicable royalty rate tier for the Co-Promote Products, and Net Sales of all Non-Co-Promote Products shall be aggregated together determine the applicable rate tier for the Non-Co-Promote Products:

Annual Aggregated Net Sales in the ExUS Territory of a Co-Promote Products that are Existing Products or NextGen Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Annual Aggregated Net Sales in the Territory of Non-Co-Promote Products that are Existing Products, NextGen Products, or Non-Auto Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.4.2 Adjustment in Event of Arcellx Opt Out. Notwithstanding Section 8.4.1 above, if Arcellx exercises an Arcellx Opt Out, the royalty payment obligation and applicable royalty tiers under Section 8.4.1 shall apply to Net Sales of each Opt Out Product in the U.S.

8.4.3 Know-How Royalties. [***].

8.4.4 Bundling and Discounting. Neither Kite nor any of its Affiliates shall (i) sell a Licensed Product to a Third Party as a bundle with any other product or service or (ii) discount or otherwise reduce the sales price of any Licensed Product to a Third Party on the basis of any arrangement with such Third Party pertaining to a product or service that is not the Licensed Product.

8.4.5 Reductions. Notwithstanding the foregoing:

(a) if, in any country in the ExUS Territory (or the United States with respect to a Non-Co-Promote Product) there is [***].

(b) if Kite or Arcellx enters into an agreement with a Third Party pursuant to Section 8.6 in order to obtain a license or right under Blocking Third Party Technology owned or controlled by such Third Party for a particular country or other jurisdiction in the ExUS Territory (or the United States with respect to a Non-Co-Promote Product) [***], Kite shall be entitled to deduct from any royalties payable under this Section 8.4 with respect to such Licensed Product in such country or other jurisdiction in a Calendar Quarter [***], as the case may be, for such Blocking Third Party Technology (collectively, the “Kite Third Party Payments”) to [***], and Arcellx shall be entitled to increase any royalties payable under this Section 8.4 with respect to such Licensed Product in such country or other jurisdiction in a Calendar Quarter [***], as the case may be, for such Blocking Third Party Technology [***], (collectively, “Arcellx Third Party Payments”). Additionally, [***]. Notwithstanding the foregoing, the royalty payable to Arcellx with respect to such Licensed Product for such country or other jurisdiction would not as a result of the net adjustments called for in this Section 8.4.5(b) be less or more than [***] of the amount otherwise due; [***];

(c) notwithstanding anything in this Agreement to the contrary, under no circumstances shall the reductions set forth in this Section 8.4 cause the royalties payable to Arcellx with respect to a given Licensed Product in any country in the ExUS Territory (or in the United States with respect to a Non-Co-Promote Product) in any Calendar Quarter to be reduced to less than [***] of the amount that would otherwise be due (i.e., without giving effect to the reductions specified in this Section 8.4) with respect to such Licensed Product in such country in such Calendar Quarter.

8.5 Quarterly Reconciliation and Payments.

8.5.1 Procedure. Procedures for quarterly reporting of actual results and review and discussion of potential discrepancies, deductions, reductions, quarterly reconciliation, reasonable forecasting, and other finance and accounting matters, to the extent not set forth in this Agreement or the Financial Exhibit will be established by the FWG (together with the Development Reconciliation Procedures, the “Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party.

8.5.2 Reports. The Reconciliation Procedures shall provide that within [***] calendar days after the end of each Calendar Quarter, each Party shall submit to the FWG and the CWG a report, in such reasonable detail and format as is established by the FWG, of all Net Sales and Allowable Expenses and other amounts necessary to calculate Pre-Tax Profit or Loss for the United States and royalties for the ExUS Territory (and the United States with respect to Non-Co-Promote Products). Following receipt of such report, each Party shall reasonably cooperate to provide additional information as necessary to permit calculation and reconciliation of Pre-Tax Profit or Loss for the United States and such royalties for the applicable Calendar Quarter, and to confirm that Allowable Expenses are in conformance with the approved Core Commercialization Budget. The Reconciliation Procedures shall provide for the FWG to develop a written report setting forth in reasonable detail the calculation of Pre-Tax Profit or Loss in the United States and royalties in the ExUS Territory (and the United States with respect to Non-Co-Promote Products) for the applicable Calendar Quarter, amounts owed by Arcellx to Kite or by Kite to Arcellx, as the case may be, as necessary to accomplish the sharing of Pre-Tax Profit or Loss in the United States (as set forth in Section 8.3) and payment of the royalty for the ExUS Territory (and the United States with respect to Non-Co-Promote Products) for the applicable Calendar Quarter, and to prepare such report promptly following delivery of the reports from the Parties as described above in this Section 8.5 and in a reasonable time (to be defined in the Reconciliation Procedures) in advance of applicable payments to accomplish the sharing of Pre-Tax Profit or Loss in the United States (as set forth in Section 8.3) and payment of the royalty for the ExUS Territory (and the United States with respect to Non-Co-Promote Products) for the applicable Calendar Quarter. If a Party incurs more than its share of the total actual Allowable Expenses in a Calendar Quarter, then the other Party shall pay to the incurring party an amount of cash sufficient that it bears its agreed percentage of actual Allowable Expenses in each Calendar Quarter, subject to any balancing payment for Pre-Tax Profits. Payments to reconcile Pre-Tax Profit or Loss in the United States, royalties for the ExUS Territory, royalties for Non-Co-Promote Products in the United States, Royalty Territory Existing Manufacturing Contract Payments, and Development Costs, shall be paid within [***] Business Days after the end of each Calendar Quarter.

8.5.3 Monthly Revenue Updates. The Reconciliation Procedures shall also provide for each Party (a) to keep the other informed as to Net Sales on a regular, ongoing basis, with respect to Net Sales levels in the United States, the Major European Countries, Japan and the BRIC countries (taking into account the reasonable needs of each Party to have such information while avoiding an unreasonable burden on the other Party to collect such information), (b) to provide for monthly reporting of Net Sales totals for each calendar month and (c) to keep the other informed as to forecast Pre-Tax Profit or Loss in the United States and royalties for the ExUS Territory (and the United States with respect to Non-Co-Promote Products) in accordance with the next sentence of this Section 8.5.3. Together with such monthly reporting of Net Sales totals, each Party will provide updated forecasts of Pre-Tax Profit or Loss in the United States and royalties for the current Calendar Quarter that such Party may then have available, which forecasts shall be prepared in accordance with such Party’s internal policies and procedures (provided, for clarity, that neither Party shall be obligated to create such updated forecasts of Pre-Tax Profit or Loss or royalties more often than quarterly).

8.6 Blocking Third Party Technology. If, during the Term, a Party determines, in its reasonable judgment, that it is necessary to obtain rights under any Blocking Third Party Technology in order to Develop, Manufacture or Commercialize the Licensed Product in the Field in accordance with this Agreement, said Party shall promptly notify the other Party, and the Parties shall discuss such matter, including whether a license under such Blocking Third Party Technology would be desirable, and discussion of which Party should obtain such a license, and upon request of either Party shall seek the advice of mutually agreed joint patent counsel and reasonably take into account such counsel’s opinion. If the Parties do not agree, either Party may elect to obtain a sublicensable exclusive license under such Blocking Third Party Technology from the relevant Third Party and such Blocking Third Party Technology shall be included within the Arcellx Intellectual Property or Kite Intellectual Property, as the case may be depending on which Party takes that license. Any amounts paid to any Third Party in connection with such license shall [***].

8.7 Existing Manufacturing Contract Payments. Payments under the Existing Manufacturing Contracts incurred after the Effective Date that are attributable and allocable to the activities undertaken by the Parties in accordance with this Agreement (“Existing Manufacturing Contract Payments”) shall (a) to the extent allocable to the United States for a Co-Promote Product, be included as Allowable Expenses in determining Pre-Tax Profit or Loss as provided in the Financial Exhibit and (b) to the extent allocable to the ExUS Territory or a Non-Co-Promote Product for the United States (“Royalty Territory Existing Manufacturing Contract Payments”), be reimbursed by Kite as part of the quarterly reconciliation and payment process pursuant to Section 8.5. To the extent an Existing Manufacturing Contract Payment is not specific to the United States or the ExUS Territory, or such Existing Manufacturing Contract Payment is in support of a Co-Promote Product and Non-Co-Promote Products or other products, then the FWG shall allocate such Existing Manufacturing Contract Payment between the Co-Promote Products, Non-Co-Promote Products and other products and between the United States and the ExUS Territory. If Arcellx proposes to terminate or reduce the amount of any Existing Manufacturing Contract Payments by making a payment to the counter-party to such Existing Manufacturing Contract, it shall first discuss such proposal with Kite; and if Arcellx in fact makes such a payment to terminate or reduce the amount of any Existing Manufacturing Contract Payments (such payment, a “Buy Out Payment”) and Kite does not agree, within [***] Business Days after Arcellx notifies Kite that Arcellx has made such a Buy Out Payment, [***].

8.8 Audits. Each Party and its Affiliates shall keep complete and accurate records of the items underlying Development Costs, Shared CMC Development Costs, Pre-Effective Date Kite Costs, Allowable Expenses, Other Income, Net Sales, payments under Existing Manufacturing Contracts, Blocking Third Party Technology Costs and the other elements required to prepare the reports or calculate payments required by Sections 4.5.2, 4.5.3, 8.3, 8.4, 8.5, 8.6 and 8.7 and the Reconciliation Procedures, and any other payments under this Agreement. Each Party will have the right annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party and its Affiliates in the location(s) where such records are maintained by the other Party or its Affiliates upon [***] calendar days prior written notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 4.5.3, 8.3, 8.4, 8.5, 8.6 and 8.7 and the Reconciliation Procedures, and any other payments due under this Agreement, within the prior [***] month period. If the review of such records reveals that the either Party has failed to accurately report information pursuant to Section 4.5.2, 4.5.3, 8.3, 8.4, 8.5, 8.6 and 8.7, or the Reconciliation Procedures, or made an underpayment or overpayment of the amount required under this Agreement, then the Party owing any such amounts shall promptly pay (or refund) to the other Party the amount required to reconcile such prior payments with the amounts due under Sections 4.5.3, 8.3, 8.4, 8.5, 8.6 and 8.7, or the Reconciliation Procedures, or otherwise due under this Agreement, together with interest calculated in the manner provided in Section 8.12, within [***] days of such determination,. If any such discrepancies are an underpayment by the other Party of amounts due under this Agreement greater than [***] of the amounts actually due for any Calendar Year, then the other Party shall pay all reasonable costs incurred in conducting such review. Once a Party has conducted a review and audit of the other Party pursuant to this Section 8.8 in respect of any given period, it may not subsequently re-inspect the other Party’s or its Affiliates’ records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the audited Party that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the auditing Party’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.

8.9 Tax Matters.

8.9.1 Each Party will be responsible for all Taxes imposed on such Party’s net income, or on net income allocated to such Party under applicable Law.

8.9.2 In the event any payments made pursuant to this Agreement become subject to withholding Taxes under the Applicable Law or regulations of any jurisdiction, the Party making such payment (the “Payor”) will deduct and withhold the amount of such Taxes and pay this to the appropriate Governmental Authority for the account of the payee (the “Payee”) to the extent required by Applicable Law and such amounts payable to the Payee will be reduced by the amount of Taxes deducted and withheld. Any such withholding Taxes required under Applicable Law to be paid or withheld will be an expense of, and borne solely by, the Payee. Payor will furnish Payee with proof of payment of such withholding. If a Party that owes a payment under this Agreement redomiciles or assigns its rights and obligations to any person as permitted in accordance with Section 14.1 (“Tax Action”) and if, solely as a result of such Tax Action, the withholding or deduction of taxes required by applicable Law with respect to payments owed by such assignee under this Agreement is increased, then any amount payable under this Agreement shall be increased to take into account such withheld or deducted taxes as may be necessary so that, after making all required tax withholdings and deductions (including tax withholdings and deductions on amounts payable under this Section 8.9), the payee receives an amount equal to the sum it would have received as of the Effective Date (i.e., as if the Tax Action had not occurred).

8.9.3 The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes. If the Payee is entitled under any applicable tax treaty to (i) a reduction of rate of, or (ii) the elimination of, or (iii) the recovery of, applicable withholding Taxes, it shall promptly deliver to the Payor or the appropriate Governmental Authority (with the assistance of the Payor to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payor of its obligation to withhold Taxes, and the Payor shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be. If, in accordance with the foregoing, the Payor withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to the Payee the reasonable proof of such payment within [***] days following that payment. If Taxes are paid to a tax authority, each Party will provide to the other Party such assistance as it is reasonably required to obtain a refund of Taxes withheld, or obtain a credit with respect to Taxes paid.

8.9.4 For purposes of this Section 8.9, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto).

8.9.5 Nothing in this Agreement shall be deemed or construed by the Parties or any of their Affiliates, or any third person, to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture, or other business entity under Treasury Regulations Section 301.7701-1(a)(2) (or any corresponding provision under state, local, or non-U.S. tax Law).

8.10 Financial Matters. Each Party shall use [***] efforts to provide all information maintained in the ordinary course of business under applicable Treasury Regulations and in any audit by the Internal Revenue Service or otherwise in such Party’s or its Affiliate’s possession, as reasonably requested by the other Party in order to determine or prove eligibility for the Foreign Derived Intangible Income deduction pursuant to Section 250 of the Internal Revenue Code of 1986 or any future deduction or credit that is substantially similar to such deduction or which provides for a similar information or proof requirement.

8.11 Currency Exchange.

8.11.1 Currency of Payments. All payments under this Agreement shall be paid in U.S. Dollars by wire transfer or ACH to a bank account designated by the receiving Party (which account the receiving Party may update from time to time in writing along with a confirmation call).

8.11.2 Currency Conversion. For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than U.S. Dollars), in the case of any amounts designated in another currency, each Party shall convert such foreign currency into U.S. Dollars on a monthly basis using its standard conversion method consistent with its Accounting Standards in a manner consistent with the respective Party’s customary and usual conversion procedures used in preparing its audited financial reports applied on a consistent basis, provided that such procedures use a widely accepted source of published exchange rates.

8.12 Late Payments. If either Kite or Arcellx shall fail to make a timely payment pursuant to Section 4.5, 8.1, 8.2, 8.3, 8.4 or any other provisions of this Agreement, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest at the [***] for U.S. Dollars as reported from time to time in the [***] plus [***], but in no event higher than the highest rate permissible under Law, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.

8.13 Resolution of Financial Disputes. In the event there is a dispute, claim or controversy relating to any financial obligation by one Party to the other Party pursuant to this Agreement, such Party shall provide such other Party with a written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and each Party agrees that it shall seek to resolve such dispute within [***] Business Days of the date such written notice is received. If no such resolution is reached by the Parties, the dispute shall be resolved through the procedures set forth in Section 14.4 (except as for matters within the original authority of the FWG).

8.14 Stock Purchase Agreement. Simultaneous with entering into this Agreement, the Parties are separately executing a stock purchase agreement (“Stock Purchase Agreement” or “SPA”) pursuant to which Kite or an Kite Affiliate will purchase a number of shares of Arcellx common stock representing an aggregate value of One Hundred Million USD ($100,000,000), all on the terms and conditions set forth therein.

ARTICLE IX

INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

9.1 Ownership of Collaboration Intellectual Property.

9.1.1 Arcellx Intellectual Property. Arcellx will retain all right, title and interest in and to Arcellx Independent Technology. Arcellx shall solely and exclusively own all right, title, and interest in and to all Collaboration Intellectual Property made, generated, obtained, or invented solely by or on behalf of Arcellx or its Affiliates [***].

9.1.2 Kite Intellectual Property. Kite will retain all right, title and interest in and to all Kite Intellectual Property Controlled by Kite as of the Effective Date. Kite shall solely and exclusively own all right, title, and interest in and to all Collaboration Intellectual Property made, generated, obtained, or invented solely by or on behalf of Kite or its Affiliates [***].

9.1.3 Joint Inventions. Subject to Section 9.1.1 and Section 9.1.2, the Parties shall jointly own, regardless of inventorship, all Joint Inventions and all Joint Patents.

9.1.4 Inventorship. For clarity, [***], the ownership of all Collaboration Intellectual Property made, generated, developed or invented shall be determined by inventorship. The determination of inventorship shall be made in accordance with U.S. patent law.

9.2 Prosecution and Maintenance of Patents.

9.2.1 Patent Separation. Unless mutually agreed by the Parties, the Parties will separate [***].

9.2.2 Prosecution and Maintenance of non Product-Specific Patents. As between the parties, as of the Effective Date and throughout the Term, [***].

9.2.3 Prosecution and Maintenance of Product-Specific Patents. [***].

9.2.4 Coordination between Product-Specific Patents, Arcellx Patents, and Kite Patents. [***].

9.3 Third Party Infringement. Each Party shall promptly notify the other of any apparent, threatened or actual infringement by a Third Party of any [***] of which it becomes aware.

9.3.1 Enforcement.

[***].

9.3.2 Conduct of Patent Litigation Under the Biologics Price Competition and Innovation Act. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the United States Public Health Service Act (“PHSA”) or equivalent in any other jurisdiction in the Territory (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within [***] Business Days, notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA or equivalent in any other jurisdiction in the Territory. If either Party receives any equivalent or similar certification or notice in any other jurisdiction in the Territory, such Party shall, within [***] Business Days, notify and provide the other Party with copies of such communication. [***].

9.3.3 Cooperation. In any suit or enforcement action brought under the [***] in any jurisdiction, each Party shall, and shall cause its Affiliates to, reasonably cooperate with each other, in good faith, relative to the other Party’s efforts to protect the [***] and shall agree to be a party to such suit, if necessary. Notwithstanding the above, neither Party shall settle or compromise any related defense or infringement suit brought pursuant to this Section 9.3 without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Furthermore, each Party shall provide the other Party with reasonable prior notice and opportunity to review and comment and shall consider in good faith all reasonable comments from the other Party on any proposed arguments asserted or to be asserted in litigation related to the enforcement and/or defense of any [***]. In no event shall Kite take any action in the enforcement and/or defense of any [***] that would be reasonably likely to adversely impact or be inconsistent with any position taken in any other [***] without Arcellx’s prior written consent.

9.3.4 Conduct of Certain Actions; Costs. The Party initiating suit shall have the sole and exclusive right to select counsel, mutually acceptable to the Parties (approval of such counsel not to be unreasonably withheld, conditioned or delayed), for any suit initiated by it pursuant to this Section 9.3. If required under applicable Law in order for the initiating Party to initiate or maintain such suit, the other Party or its Affiliate shall join as a party to the suit. At the initiating Party’s reasonable request, such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable Out-of-Pocket Costs that are incurred in rendering such assistance. [***].

9.3.5 Recoveries. With respect to any suit or action initiated pursuant to this Section 9.3, any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

(a) first, the Parties shall be reimbursed for all costs incurred in connection with such proceeding paid by the Parties and not otherwise recovered or previously included in Shared Patent Costs; and

(b) any remainder shall be paid [***] to the Party initiating the suit or action and [***] to the other Party; provided, however, that for any litigation under this Section 9.3 in the United States with respect to a Co-Promote Product, the remainder shall be paid [***].

9.4 Patent Invalidity Claim.

9.4.1 Right to Respond. [***].

9.4.2 Conduct of Certain Actions; Costs. The non-controlling Party shall cooperate with the controlling Party in the preparation and formulation of a response to an Invalidity Claim, and in taking other steps reasonably necessary to respond, to such Invalidity Claim. The controlling Party shall have the sole and exclusive right to select counsel for the response to such Invalidity Claim. If required under applicable Law in order for the controlling Party to maintain a suit in response to such Invalidity Claim, the non-controlling Party shall join as a party to the proceeding. Such non-controlling Party shall offer reasonable assistance to the controlling Party in connection therewith. [***]. To the extent permitted under such proceeding, the non-controlling Party shall also have the right to participate and be represented relative to such proceeding by its own counsel at its own expense. The controlling Party shall not settle or compromise any Invalidity Claim in a manner that admits the invalidity or unenforceability of any [***], or that requires a payment to the Third Party in respect of such Invalidity Claim, without the consent of the other Party, which consent shall not be unreasonably withheld. [***].

9.5 Claimed Infringement. Each of the Parties shall promptly notify the other if any Third Party files any suit or brings any other action alleging patent infringement by Kite or Arcellx or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture, Commercialization or use of any Licensed Product (any such suit or other action referred to herein as an “Infringement Claim”). Each of the Parties shall also promptly notify the other if any Third Party files any suit or brings any other action alleging patent infringement by Kite or Arcellx or any of their respective Affiliates or Sublicensees with respect to the practice in furtherance of this Agreement of any Arcellx Intellectual Property, Kite Intellectual Property or Joint Invention that is not an Infringement Claim. In the case of any Infringement Claim, the Parties shall promptly, and within [***] calendar days of written notice from either Party to the other thereof, discuss which Party shall control the response to such Infringement Claim, [***]. Upon the request of the Party controlling the defense and response to the Infringement Claim, the other Party shall reasonably cooperate with the controlling Party at the controlling Party’s expense in the reasonable defense of such Infringement Claim. The other Party will have the right to consult with the controlling Party concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation at its own expense. With respect to any Infringement Claim, all reasonable Third Party costs incurred by the controlling Party (including external litigation costs and any damages or settlement paid to the Third Party asserting such Infringement Claim; provided that any settlement is approved by the non-controlling Party, which approval not to be unreasonably withheld, conditioned, or delayed) shall be allocated or shared as follows:

9.5.1 to the extent pertaining to activities for any Non-Co-Promote Product (whether in the U.S. or the ExUS Territory) and any Co-Promote Product in the ExUS Territory together with any reasonable Third Party costs incurred by the non-controlling Party in providing requested cooperation in the defense of, such Infringement Claim (which shall be reimbursed by the controlling-Party) shall, (i) if Kite is the controlling-Party, be treated as Kite Third Party Payments, or (ii) if Arcellx is the controlling-Party, be treated as Arcellx Third Party Payments, in either case clause (i) or (ii), as provided in Section 8.4.5(b); or

9.5.2 [***].

9.6 Patent Term Extensions. The Party Prosecuting a [***], if any, are extended pursuant to U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country. Arcellx and Kite shall each cooperate and use [***] efforts to gain such patent term extension. All filings for such extensions shall be made by the Party responsible for the prosecution of such Patents.

9.7 Trademarks.

9.7.1 Retained Rights in Corporate Marks and Logos. Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names, logos and other trademarks.

9.7.2 Product Trademark. The CWG shall reasonably consider whether the Parties shall use a global Product Trademark in the Territory in connection with the Development or Commercialization of the Licensed Product in the Field. If the CWG cannot reach unanimous agreement with regard to whether a global Product Trademark should be used, then such matters shall be escalated for resolution as provided in Sections 2.9 and 14.1. Kite shall select, obtain, and maintain any Product Trademarks, except that any such Product Trademark for a Co-Promote Product in the U.S. and use thereof shall be approved by the CWG. Prior to selecting any such global Product Trademarks, Kite will present such trademarks that it is considering for selection along with any relevant related reports or information to the CWG for review and discussion at regularly scheduled meetings of the CWG. In addition, upon Kite’s reasonable request, Arcellx shall provide reasonable assistance in the selection of any Product Trademarks. The Licensed Products shall be promoted and sold, in accordance with the provisions of this Agreement, in the Territory under such Product Trademarks. Kite (or its Affiliates, as appropriate) shall own and retain all rights to Product Trademark(s), and all goodwill associated therewith. Kite shall own rights to any Internet domain names incorporating the Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address. Each Party will use Commercially Reasonable Efforts to establish, maintain and enforce the Product Trademarks during the Term. All costs of such establishment, maintenance and enforcement efforts (the “Product Trademark Costs”) for a global Product Trademark in the U.S., or to the extent there is no global Product Trademark, any Product Trademark(s) used in the United States with respect to a Co-Promote Product shall be an Allowable Expense and shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit, and all other Product Trademark Costs shall be borne by Kite.

9.7.3 Trademark License. Kite hereby grants to Arcellx a royalty-free, fully paid up, co-exclusive license to use the Product Trademark(s) and Internet domain names described in Section 9.7.2 solely for the purpose of Development activities with respect to the Licensed Products under the applicable GDP and Commercialization activities with respect to Licensed Products under the applicable Non-Core Commercialization Plan and Core Commercialization Plan, in accordance with this Agreement.

9.7.4 Product Trademarks and Co-Branding. Unless otherwise agreed by the Parties, all packaging materials, labels and Promotional Materials relating to Licensed Products in the Field shall display the Product Trademark(s) and no other product-specific trademarks or branding. In addition, all such materials shall display the trade names of both Kite and Arcellx in equal size and prominence, to the extent permitted by applicable Law (in each case, as approved by the CWG). The trade dress, style of packaging and the like with respect to each Licensed Product in the Field may be determined by Kite in a manner that is consistent with Kite’s standard trade dress and style, but shall be subject to the approval by the CWG.

9.7.5 Trademark Control. Each Party shall, and shall cause its respective Affiliates to, comply strictly with trademark style and usage standards approved by the CWG (and proposed to the CWG by either Party) from time to time in connection with use of the Product Trademark(s); provided, however, that the applicable Party, and not the CWG, shall approve any such standards with respect to the trademark style or use of the corporate names or logos of either Party. Each Party shall, and shall cause its Affiliates to, at its own expense, submit a sample of each proposed use of the Product Trademark to the CWG (or the JSC, or the Executive Officers) for approval, which approval shall not be unreasonably withheld or delayed. If either Party reasonably objects to a proposed usage of the Product Trademark(s), it shall give written notice of such objection to the other Party within [***] calendar days of receipt by the CWG of such sample, specifying the way in which such usage of its Product Trademark(s) fails to meet the style, usage or quality standards for the Licensed Product or Product Trademark set forth in the first two sentences of this Section 9.7.5. If such Party or its Affiliate wishes to use such sample, it must remedy the failure and submit further samples to the CWG for approval (or the JSC, or the Executive Officers).

9.7.6 Enforcement. In the event either Party becomes aware of any infringement of any Product Trademark by a Third Party, such Party shall promptly notify the other Party. Kite shall be responsible in its sole discretion for all such enforcement efforts, including the cost thereof, for infringements in the Territory, and such costs with respect to any Co-Promote Product in the United States shall be included as an Allowable Expense as a Product Trademark Cost and recoveries in the United States shall be shared equally. Each Party shall keep the other reasonably informed of such efforts. Upon either Party’s request, the other shall reasonably cooperate with the requesting Party in such enforcement efforts.

ARTICLE X
CONFIDENTIALITY AND PUBLICITY

10.1 Confidential Information. During the Term and for a period of [***] years after any termination or expiration of this Agreement, each Party agrees to, and shall cause its Affiliates to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party. As used herein, “Confidential Information” means information of the disclosing Party or its Affiliates given to the other Party or its Affiliate. For purposes of this Agreement, all “Confidential Information” (as defined in the Prior CDA) that was disclosed by Kite or its Affiliate to Arcellx under the Prior CDA shall be deemed Confidential Information of Kite, and all “Confidential Information” (as defined in the Prior CDA) that was disclosed by Arcellx to Kite or its Affiliate under the Prior CDA shall be deemed Confidential Information of Arcellx. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 10.1 shall not apply to any Confidential Information that:

10.1.1 was known by the receiving Party or its Affiliate prior to disclosure by the disclosing Party or its Affiliate hereunder (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence);

10.1.2 is or becomes part of the public domain through no fault of the receiving Party or its Affiliates in violation of this Agreement;

10.1.3 is disclosed to the receiving Party or its Affiliate by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party or an Affiliate thereof; or

10.1.4 is independently developed by personnel of the receiving Party or its Affiliate without reliance on the Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence).

Notwithstanding the foregoing, each Party may use and disclose the other Party’s Confidential Information as follows: (i) under appropriate confidentiality obligations substantially equivalent to those in this Agreement, to its Affiliates, licensees, permitted Sublicensees, contractors and any other Third Parties to the extent such use and/or disclosure is reasonably necessary to perform its obligations or to exercise the rights granted to it, or reserved by it, under this Agreement; (ii) to the extent such disclosure is authorized by the other Party and is reasonably necessary for filing or prosecuting patent applications claiming the Development, Manufacture or Commercialization of Licensed Products (such filing and prosecution to be conducted subject to applicable procedures set forth in Section 9.2); or (iii) to the extent such disclosure is reasonably necessary: (A) in complying with the terms of agreements with Third Parties related to the Licensed Products that exist as of the Effective Date; (B) in complying with the terms of agreements with Third Parties related to Licensed Products that are entered into after the Effective Date, provided that such agreements are entered into in compliance with the terms of this Agreement and, further provided that the provisions of such agreements requiring disclosure of the other

Party’s Confidential Information have been reviewed and approved by such other Party (such approval not to be unreasonably withheld); or (C) in prosecuting or defending litigation, complying with applicable Law, regulations or legal process, including the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange (including NASDAQ), conducting Clinical Studies hereunder with respect to a Licensed Product in the Field and in Regulatory Filings or other communications or submissions to Regulatory Authorities, or submitting information to tax or other governmental authorities. If either Party or any of its Affiliates is required to disclose Confidential Information of the other Party in the case of clause (iii) of the immediately preceding sentence, such Party shall provide prior notice of such intended disclosure to such other Party if possible under the circumstances and shall disclose only such Confidential Information of such other Party as is required to be disclosed. For clarity, in any case where the foregoing disclosure must be subject to obligations of confidentiality and non-use substantially equivalent to those in this Agreement, it is understood that the duration of such confidentiality and non-use obligations shall be no less than [***] years from the date of disclosure.

10.2 Recipient Obligations. Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party and such Party’s Affiliates and representatives only to the receiving Party’s employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors, and to the employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors of the receiving Party’s Affiliates who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 10.1, provided that Arcellx and Kite shall each remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors, to treat such Confidential Information as required under Section 10.1 (as if such Affiliates, employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors were Parties directly bound to the requirements of Section 10.1).

10.3 Confidential Terms. Each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement: (i) to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (ii) to the extent necessary to comply with applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange); provided that in the case of paragraph (ii), the disclosing Party or its Affiliate shall promptly notify the other Party and (other than in the case where such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with securities laws or regulations) allow the other Party a reasonable opportunity to intervene to protect the confidentiality of the information and oppose such disclosure and, to the extent allowable by law, to seek limitations on the portion of the Agreement that is required to be disclosed.

10.4 Publicity.

10.4.1 Initial Press Releases. Upon the execution of this Agreement, the Parties shall issue mutually agreed press releases regarding the subject matter of this Agreement, including a description of the aggregate financial terms and value of the Agreement, in the forms attached hereto as Exhibit 10.4.1.

10.4.2 Further Publicity. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Licensed Products in the Field and other activities in connection with this Agreement that may include information that is not otherwise permitted to be disclosed under this ARTICLE X, and that may be beyond what is required by law, and each Party may make such disclosures from time to time in accordance with the procedures set forth below. Such disclosures may include achievement of milestones, significant events in the development and regulatory process, commercialization activities and the like. Except for the initial press releases described in Section 10.4.1 or any disclosure made pursuant to the provisions set forth in Sections 10.1, 10.3 or 10.5, neither Party will issue any press release or public announcement relating to the terms and conditions of this Agreement without the prior written approval of the other Party (such approval not to be unreasonably withheld), provided however, (a) whenever a Party (the “Requesting Party”) elects to make any such public disclosure, it shall first notify the other Party (the “Cooperating Party”) of such planned press release or public announcement and provide a draft for review at least [***] Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by applicable Law, or by regulation or rule of any public stock exchange (including NASDAQ), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least [***] Business Days in advance); provided, however, that a Party may issue such press release or public announcement without such prior review or approval by the other Party if (i) the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party, (ii) such press release or public announcement does not materially differ from the previously issued press release or other publicly available information, or (iii) such press release or public announcement does not contain the other Party’s name. The Cooperating Party may notify the Requesting Party of any reasonable objections or suggestions that the Cooperating Party may have regarding the proposed press release or public announcement, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner. The principles to be observed in such disclosures shall include accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party’s business.

10.5 Publications.

10.5.1 Publication Strategy Committee. The Parties shall form a joint committee responsible for coordinating developing the Global Scientific Publication Strategy, including clinical data and results, scientific presentation and publication strategy relating to the Licensed Product in the Territory (the “Publication Strategy Committee” or “PSC”). Each Party shall appoint an equal number of qualified representatives, across various functions, provided that the Publication Strategy Committee shall include at least one (1) Medical Affairs representative and one (1) clinical Development representative from each Kite and Arcellx; but may also include, from time to time, other members from functional areas with the appropriate experience and knowledge pertaining to, and ongoing familiarity with, the activities within the scope of the Global Publication Strategy. The Publication Strategy Committee representatives can be changed by a Party by providing written notice to the other Party. In accordance with Section 2.9, the representatives from each Party will have, collectively, one (1) vote on behalf of that Party on the Publication Strategy Committee, and all decision-making shall be by unanimous agreement. If the Publication Strategy Committee is unable to reach consensus on any issue for which it is responsible within [***] Business Days, such matter shall be resolved pursuant to Sections 14.1 and 14.3, subject to Section 2.9.3.

10.5.2 Global Publication Strategy. For each Licensed Product, the Publication Strategy Committee shall develop a global scientific publication strategy for the Development and Commercialization activities related to such Licensed Product in the Field (the “Global Scientific Publication Plan”) that is consistent with the applicable GDP and Global Strategic Plan, for such Licensed Product, and the each Party’s Publications Policy and Best Practices, provided by such Party to the other Party. The Parties acknowledge that Arcellx has entered into agreements with Third Parties prior to the Effective Date which permit such Third Parties to develop publications regarding Licensed Products, and agree that the Global Publication Strategy shall reasonably accommodate the ability of such Third Parties to make such publications. Notwithstanding the foregoing (or Section 10.5.3 below), the Global Publication Plan shall not be construed to limit a Party’s rights to make disclosures pursuant to Section 10.4 above.

10.5.3 Approval of Publications. The publication and presentation of any information, data or results with respect to any Licensed Products in the Field shall be governed by the Global Publication Plan, and the Parties agree to conduct their publication activities in accordance with the Global Publication Plan. Prior to publishing or presenting any information, data or results related to the Licensed Products, each Party (the

“Publishing Party”) shall provide to the other Party (the “Reviewing Party”) a copy of any proposed abstracts, manuscripts or summaries of presentations that such Publishing Party intends to publish or present (“Proposed Publications”). Each Party shall designate a Person or Persons who shall be responsible for reviewing (or having reviewed) all Proposed Publications submitted by the other Party. No later than [***] calendar days after receipt of any Proposed Publications (and no later than [***] calendar days in the case of an abstract or presentation summary), a Reviewing Party’s designated Person shall notify the Publishing Party in writing whether the Reviewing Party has an objection to the Proposed Publications because the Reviewing Party reasonably believes it needs to seek patent protection. If a Reviewing Party notifies a Publishing Party that it has such an objection, the Publishing Party shall reasonably cooperate with the Reviewing Party to address such concern. The Publishing Party shall reasonably consider any other suggestions of the Reviewing Party that are provided in a timely manner, and after doing so may proceed with the Proposed Publication. With respect to any proposed abstracts, manuscripts or summaries of presentations that investigators or other Third Parties propose to publish or present, such materials shall be subject to review under this Section 10.5.3 to the extent that Arcellx or Kite, as the case may be, has the right to do so.

10.5.4 Publication of Clinical Information. Notwithstanding the provisions of this ARTICLE X, and subject to the review process set forth in this Section 10.5, each Party shall have the right at any time during and after the Term to (a) publish the results or summaries of results of all clinical trials conducted by such Party with respect to any and all Licensed Products in any clinical trial register maintained by such Party or its Affiliates and the protocols of such clinical studies on www.clinicaltrials.gov or in each case publish the results, summaries or protocols of such clinical trials on such other websites or repositories or at scientific congresses and in peer-reviewed journals within such timescales, in each case as required by applicable Law, irrespective of the outcome of such clinical studies; and (b) make any other public disclosures of clinical trial Data that become required of such Party due to applicable Laws.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

11.1 Representations of Authority. Arcellx and Kite each represents and warrants to the other Party that, as of the Signature Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

11.2 Consents. Arcellx and Kite each represents and warrants to the other Party that, except for any Regulatory Approvals, pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of the Licensed Products, all necessary consents, approvals and authorizations of all government authorities and other persons (other than as contemplated to be obtained under Section 15.13) required to be obtained by it as of the Signature Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Signature Date.

11.3 No Conflict. Arcellx and Kite each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder (as contemplated as of the Signature Date) and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Laws existing as of the Signature Date and applicable to such Party and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Signature Date. Each Party shall, and shall cause its Affiliates to, comply with all Laws applicable to the Development, Manufacture and Commercialization of the Licensed Products, including applicable Drug Regulation Laws, Clinical Investigation Laws, Health Care Laws and Data Protection Laws.

11.4 Enforceability. Arcellx and Kite each represents and warrants to the other Party that, as of the Signature Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.

11.5 Additional Representations and Warranties of Arcellx. Arcellx represents and warrants to Kite that, as of the Signature Date:

[***].

11.5.3 There are no claims made against Arcellx (a) asserting the misappropriation of any Arcellx Know-How or (b) challenging Arcellx’s Control of the Arcellx Know-How or making any adverse claim of ownership thereof. [***] Arcellx and its Affiliates have taken all reasonable precautions to preserve the confidentiality of Arcellx Know-How.

11.5.4 Arcellx has not granted, and shall not grant, any exclusive right or license to any Third Party under any of the Arcellx Patents, Arcellx Data or Arcellx Know-How to Develop, Manufacture or Commercialize a Licensed Product in any field, in each case, that would conflict or contravene with the rights and licenses granted to Kite in this Agreement.

[***].

11.5.6 Neither Arcellx nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government or an agency thereof pursuant to which the U.S. federal government or such agency provided funding for the Development of the Licensed Product.

11.5.7 To Arcellx’s Knowledge, no Person is infringing or has provided notice of its intent to infringe or misappropriating or has provided notice of its intent to misappropriate any Arcellx Intellectual Property.

[***].

11.5.9 (i) No written claim of infringement, misappropriation, or violation of any Third Party Intellectual Property has been made nor, to Arcellx’s Knowledge, threatened in writing against Arcellx or any of its Affiliates with respect to the use or practice of Arcellx Intellectual Property or Development, Manufacture or Commercialization of the Existing Product, and (ii) there are no other judgments or settlements against or owed by Arcellx or to which Arcellx is a party or, to the best of Arcellx’s Knowledge, pending litigation or litigation threatened in writing, in each case relating to the Existing Product.

11.5.10 All of the studies, tests and pre-clinical and clinical trials of the Existing Product conducted prior to, or being conducted on, the Signature Date have been and on the Signature Date are being conducted substantially in accordance with applicable Laws.

[***].

11.5.12 Arcellx is in material compliance with (a) all Data Protection Laws; (b) all privacy policies and other related policies, programs and other notices of Arcellx relating to the privacy, protection and security of PII; and (c) all contractual and other legal requirements to which Arcellx is subject with respect to the privacy, protection, and security of PII; and has in place reasonable safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on applicable Law, in each case of (a) through (c), to the extent applicable to Arcellx’s operations and activities directly related to this Agreement.

11.6 Existing Manufacturing Contracts. [***]. To Arcellx’s Knowledge, [***]. The obligations of and rights granted by Arcellx under this Agreement shall be subject to, and limited by, the terms of the Existing Manufacturing Contracts. Kite agrees to comply with the terms and conditions of each Existing Manufacturing

Contract to the extent required or applicable to the rights granted to Kite hereunder with respect to such Existing Manufacturing Contract and shall take such actions as are reasonably necessary in order for Arcellx to comply with its obligations under the Existing Manufacturing Contracts with respect to the grant of rights to Kite hereunder and under such Existing Manufacturing Contract. Each Party shall provide the other promptly with notice of the occurrence of any such breach (or receipt of notice of an allegation of any such breach).

11.7 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE LICENSED PRODUCTS. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE PRODUCTS WILL BE ACHIEVED.

11.8 No Debarment. Each Party represents and warrants that, as of the Signature Date, neither it nor any of its Affiliates has been debarred or is subject to debarment, and neither Party nor any of its Affiliates will knowingly use in any capacity, in connection with the Development, Manufacture or Commercialization of the Licensed Products in the Field, any Person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s Knowledge, is threatened, relating to the debarment or conviction of such Party or any Person used in any capacity by such Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of the Licensed Products.

11.9 Compliance with Anti-Corruption Laws.

11.9.1 Notwithstanding anything to the contrary in the Agreement, each Party hereby agrees that:

(a) it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that is applicable to such Party; and

(b) it shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to either Party and/or its business in a manner that would violate Anti-Corruption Laws.

11.10 Compliance with Labor Laws. Each Party represents and warrants that, as relevant to this Agreement: (a) such Party did not employ child labor, forced labor, or cruel or abusive disciplinary practices in the workplace; (b) such Party did not discriminate against any workers on any ground in violation of applicable Law (including race, religion, disability, gender, sexual orientation or gender identity); and (c) such Party paid each employee at least the minimum wage, provided each employee with all legally mandated benefits, and complies with all applicable Laws on working hours and employment rights in the countries in which it operates.

11.11 Invention Assignment; Confidentiality. [***].

11.12 Insurance. During the Term of the Agreement each Party, and with respect to each Reverted Product, Arcellx will secure and maintain in full force and effect adequate insurance coverage against its liabilities under this Agreement including: (a) commercial general liability, including personal and advertising injury in an amount not less than [***] per occurrence and annual aggregate, such limits may be satisfied with umbrella or excess liability coverage; (b) workers compensation in compliance with applicable local Law requirements for the state or jurisdiction in which the work is being performed and Employer’s Liability insurance in amounts not less than [***] body injury by accident, each accident, and [***] bodily injury by disease by employee. Where permitted by applicable Law, such policies shall contain a waiver of the insurer’s subrogation rights against the other Party; (c) automobile liability insurance for bodily injury, property damage, and automobile contractual liability covering all Party owned, hired and non-owned automobiles with a combined single limit of liability for each accident of not less than [***]; (d) cyber insurance covering acts, errors, and omissions arising out of obligations under this Agreement, which are associated with any Data Security Breach or loss of PII, regardless of cause, in an amount not less than [***] per occurrence and annual aggregate; and (e) and product liability including clinical trial insurance in an amount not less than [***] per occurrence and annual aggregate. Prior to the initiation of any Clinical Study, the applicable Sponsor shall secure and maintain in full force and effect clinical trial insurance in compliance with applicable Law in those territories where Clinical Studies are conducted. Upon written request, each Party shall provide the other with a certificate of insurance evidencing the required coverage. Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance shall not relieve that Party of its obligations set forth in this Agreement. Notwithstanding the foregoing, Kite may self-insure, in whole or in part, the insurance requirements described above, provided that Kite is and continues to be investment grade determined by reputable and accepted financial rating agencies.

ARTICLE XII
INDEMNIFICATION

12.1 General Indemnification By Arcellx. Arcellx shall indemnify, defend and hold harmless Kite, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Kite Indemnified Parties”), from, against and in respect of any and all damages, losses, liabilities, costs (including costs of investigation, defense), fines, penalties, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses) (collectively, “Losses”), incurred by or rendered against such Kite Indemnified Party in connection with Third Party claims, investigations, demands or suits (“Third Party Claims”) to the extent arising out of or resulting from: [***].

12.2 General Indemnification By Kite. Kite shall indemnify, defend and hold harmless Arcellx, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Arcellx Indemnified Parties”), from, against and in respect of any and all Losses incurred by or rendered against such Arcellx Indemnified Party in connection with Third Party Claims to the extent arising out of or resulting from: [***].

12.3 Product Liability Costs. Except with respect to such portion (if any) of Product Liability Costs that are Losses entitled to indemnification under clause (ii) of Section 12.1 or clause (ii) of Section 12.2, all Product Liability Costs reasonably allocable to (a) Development of Co-Promote Products under the applicable Core Development Plan, (b) Commercialization of a Co-Promote Product in the United States, or (c) Manufacturing activities in support of the activities within clauses (a) or (b) (collectively, the “Shared Product Liability Costs”) prior to expiration or termination of the Term shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit.

12.4 Claims for General Indemnification.

12.4.1 Notice. A person entitled to indemnification under Sections 12.1 or 12.2 (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought (each, a “Claim”) or, if earlier, upon the assertion of any such Claim by a Third Party; provided, however, failure by an Indemnified Party to give notice of a Claim as provided in this Section 12.4.1 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice.

12.4.2 Defense. Within [***] calendar days after delivery of a notice of any Claim in accordance with Section 12.4.1, the Indemnifying Party shall, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense using counsel reasonably satisfactory to the Indemnified Party within [***] calendar days of such written notice, the Indemnified Party shall have the right to control such defense. The Party not controlling such defense may participate therein at its own expense.

12.4.3 Cooperation. The Party controlling the defense of any Claim shall keep the other Party advised of the status of such Claim and the defense thereof and shall reasonably consider recommendations made by the other Party with respect thereto. The other Party shall cooperate fully with the Party controlling such defense and its Affiliates and agents in defense of the Claim (all Out-of-Pocket Costs of such cooperation to be borne by the Party controlling such defense).

12.4.4 Settlement. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.

12.5 Conduct of Product Liability Claims.

12.5.1 Each of the Parties shall promptly notify the other if any Third Party asserts or files any product liability Claim or other Action relating to alleged defects in the Licensed Product (whether design defects, manufacturing defects or defects in sales or marketing) (“Third Party Product Liability Action”) against such Party. In the event of a Third Party Product Liability Action against such a single Party, the unnamed Party shall have the right, in the unnamed Party’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by [***] and reasonably acceptable to [***]. [***] shall have the right to control the defense of the action, but shall notify and keep [***] apprised of such action and shall consider and take into account [***] reasonable interests and requests and suggestions regarding the defense of such action. In the event of a Third Party Product Liability Action against both Parties, [***] shall control the response to such Third Party Product Liability Action.

12.5.2 The non-controlling Party of a Third Party Product Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Product Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Product Liability Action. The controlling Party shall have the sole and exclusive right to select its counsel for the defense to such Third Party Product Liability Action. If required under applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Product Liability Action, the non-controlling Party shall join as a party to the suit. The controlling Party shall assume and pay all of its own Out-of-Pocket Costs incurred in connection with any litigation or proceedings related to such Third Party Product Liability Action, including the fees and expenses of the counsel selected by it, as well as the Out-of-Pocket Costs of the non-controlling Party associated with providing assistance requested by the controlling Party or joining the suit if requested by the controlling Party or required to maintain the suit. The non-controlling Party shall also have the right to participate and be represented in any such suit by its own counsel at its own expense. All Out-of-Pocket Costs and FTE Costs incurred in connection with any litigation or proceeding related to such Third Party Product Liability Action arising from (a) Development of Co-Promote Products under the applicable Core Development Plan, (b) Commercialization of Co-Promote Products in the U.S., or (c) Manufacturing activities in support of the foregoing clauses (a) or (b) shall be taken into account in determining Pre-Tax Profit or Loss as a Shared Product Liability Cost, to the extent provided in the Financial Exhibit (to the extent not already included as a Shared Product Liability Cost under

Section 12.3). The controlling Party shall not settle or compromise any Third Party Product Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.

ARTICLE XIII
TERM AND TERMINATION

13.1 Term. Unless terminated earlier in accordance with this ARTICLE XIII, this Agreement shall remain in force for the period commencing on the Signature Date and ending upon such date when no Licensed Products are being Developed or Commercialized (the “Term”).

13.2 Termination of Stock Purchase Agreement. This Agreement shall terminate if the Stock Purchase Agreement is terminated prior to the Closing (as defined in the Stock Purchase Agreement) of the Stock Purchase Agreement.

13.3 Termination For Material Breach.

13.3.1 Material Breach. Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) has the right, but not the obligation, to terminate this Agreement (which may be exercised to terminate this Agreement on a Licensed Product-by-Licensed Product basis in the event of any material breach of this Agreement by the Breaching Party with respect to such Licensed Product or in its entirety in the event of any material breach of this Agreement that relates to all Licensed Products), by providing [***] calendar days’ written notice to the Breaching Party in the case of a breach of a payment obligation, and [***] calendar days’ written notice to the Breaching Party in the case of any other material breach, which notice shall, in each case (i) expressly reference this Section 13.3, (ii) reasonably describe the alleged breach which is the basis of such termination, and (iii) clearly state the Non-Breaching Party’s intent to terminate this Agreement (in relation to a Licensed Product or in its entirety) if the alleged breach is not cured within the applicable cure period. The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period, provided that the Non-Breaching Party may, by notice to the Breaching Party, designate a later date for such termination in order to facilitate an orderly transition of activities relating to the Licensed Products and other terminated activities. Notwithstanding the foregoing, if such breach (other than a payment breach), by its nature, is curable, but is not reasonably curable within the applicable cure period, then such cure period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan, provided that no such extension shall exceed [***] days without the consent of the Non-Breaching Party.

[***].

13.4 Termination for Patent Challenge. Arcellx may terminate this Agreement upon [***] days’ notice to Kite in the event that (a) Kite, or any of its Affiliates or Sublicensees, takes any action directly or indirectly, or purposefully assists a Third Party in taking any action (including by knowingly providing financial or other assistance, including legal or technical advice (including Confidential Information of Arcellx), directly or indirectly, to any Third Party), to challenge the validity, enforceability, or ownership of any Arcellx Patent in any court or tribunal or any patent office in a jurisdiction, or in any arbitration proceeding, including in connection with a proceeding before a patent office or other administrative agency, and (b) within [***] days after written notice thereof by Arcellx, Kite has not filed a motion to dismiss such action or caused such action to be dismissed with prejudice, [***].

13.5 Termination for Convenience by Kite. Beginning [***] months after the Effective Date, Kite may, at its convenience, terminate this Agreement, upon [***] months prior written notice given after such date to Arcellx (a) in its entirety; (b) on a Licensed Product-by-Licensed Product, or (c) on Region-by-Region basis.

13.6 Termination for Safety Reasons. At any time during the Term, Kite may immediately terminate this Agreement on a Licensed Product-by-Licensed Product basis upon [***] months' written notice to Arcellx,

[***].

13.7 Effects of Termination. In the event of expiration or termination of this Agreement, the provisions of this Section 13.7 shall apply. For clarity, if the termination of this Agreement is for any Licensed Product (each, a “Terminated Product”) or any Region (each, a “Terminated Region”), then the applicable provisions of this Section 13.7 shall apply solely to such Terminated Product in all Regions or Terminated Region for all Licensed Products, as applicable (and except as otherwise expressly provided), and the Parties shall use good faith to take such actions to implement the intent of this Section 13.7 with respect to such Terminated Product in all Regions or Terminated Region for all Licensed Products, as applicable.

13.7.1 Accrued Obligations. Expiration or termination of this Agreement for any reason and on any basis shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. The Parties acknowledge and agree that if Arcellx terminates this Agreement for Kite’s material uncured breach under Section 13.3, Arcellx terminates this Agreement under Section 13.4, Kite terminates this Agreement under Section 13.5, or Kite terminates this Agreement under Section 13.6 with respect to the Existing Product where it would be ethical to continue Development or Commercialization of the Existing Product, then any outstanding unrecouped amounts are not liabilities or obligations that have accrued on behalf of Arcellx and are only reimbursed to Kite as set forth in Section 8.3.2, and Arcellx shall have no obligation to reimburse or repay Kite for any unrecouped amounts outstanding on the effective date of termination of this Agreement after the final reconciliation of Pre-Tax Profit or Loss under Section 8.3 in accordance with Reconciliation Procedures and the Financial Exhibit.

13.7.2 Non-Exclusive Remedy. Notwithstanding anything herein to the contrary, expiration or termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

13.7.3 Survival. In the event of any expiration or termination of this Agreement, the provisions set forth in ARTICLE I, ARTICLE X (excluding Section 10.5), and ARTICLE XII (provided that Section 12.5 shall apply only for Third Party Product Liability Actions arising from Licensed Products Commercialized during the Term) and Sections 2.7 (together with Sections 2.8, 2.9, 14.1, and 14.3, in each case solely to the extent necessary to reconcile Development Costs, Pre-Tax Profit or Losses and royalties incurred or earned during the Term or, with respect to Pre-Tax Profit or Loss and royalties, during the Commercialization Wind-Down Period), 3.5, 3.10, 3.12, 4.5.2 (solely with respect to reporting and reconciliation of Development Costs incurred during the Term), 4.5.3 (to the extent necessary to reimburse Development Costs incurred during the Term), 4.7 (with respect to Patient Samples collected during the Term or in a co-funded On-Going Clinical Study pursuant to Section 13.7.10), 8.3 and 8.4 (with respect to Licensed Products sold by Kite or its Affiliates or Sublicensees during the Commercialization Wind-Down Period), 8.3.2(b) (if Arcellx terminates this Agreement for Kite’s material uncured breach under Section 13.3, Arcellx terminates this Agreement under Section 13.4, Kite terminates this Agreement under Section 13.5, or Kite terminates this Agreement under Section 13.6 with respect to the Existing Product where it would be ethical to continue Development or Commercialization of the Existing Product), 8.5 (to the extent necessary to reconcile and share any Pre-Tax Profit or Losses based on Allowable Expense, Other Income, or Net Sales incurred or earned during the Term or for Net Sales of Licensed Product by Kite or its Affiliates or Sublicensees during the Commercialization Wind-Down Period), 8.8 (for the period set forth therein), 8.9-8.13 (with respect to payments due with respect to the Term or the Commercialization Wind-Down Period), 9.1 (except with respect to the grant of any licenses under 3.1 or 3.2), 9.2.2 (solely with respect to Patents within Joint Inventions), 9.7.1, 11.7, 11.12, 13.7 (all as set forth therein), 14.3 (with respect to matters pertaining to the Term), 14.4, 15.1 - 15.10, and 15.12, and the Financial Exhibit (to the extent necessary to reconcile and share Pre-Tax Profit or Loss based on Allowable Expenses, Other Income, or Net Sales incurred or earned during the Term or for Net Sales of Licensed Products by Kite or its Affiliates or Sublicensees during the Commercialization Wind-Down Period), as well as any other Sections or defined terms referred to in such Sections or Articles or necessary to give them effect, will survive the expiration or earlier termination of this Agreement in whole or in part. Furthermore, any other provisions required to interpret the Parties’ surviving rights and obligations under this Agreement shall survive to the extent required. Except as otherwise provided in this ARTICLE XIII, all rights and obligations of the Parties under this Agreement, including any licenses granted hereunder, shall terminate upon expiration or termination of this Agreement for any reason.

13.7.4 Upon any termination (but not expiration) of this Agreement, the terms of this Section 13.7.4 shall apply, provided that, with respect to any termination of this Agreement with respect to a Terminated Product or Terminated Region a, but not in its entirety, then the following conditions will apply only with respect to such Terminated Product in all Regions or Terminated Region for all Licensed Products:

(a) If this Agreement is terminated for any reason, then, as of the effective date of the termination, all licenses granted to Kite under this Agreement will terminate.

(b) Except to the extent a Party (i) is required to retain any Confidential Information of the other Party to perform any of its surviving obligations under this Agreement, or (ii) such Confidential Information of the other Party is necessary or has been previously used for the Development or Commercialization of a Licensed Product that such Party has the right to continue to Develop or Commercialize hereunder, then within [***] calendar days after the effective date of termination of this Agreement, each Party shall destroy, and cause its Affiliates to destroy, all tangible items and materials solely comprising, bearing or containing any such Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or control, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to the other Party, as the other Party may direct, at the first Party’s expense, provided that such Party may retain one copy of such Confidential Information of the other Party for its legal archives. Each Party hereby agrees that, with respect to tangible items and materials containing Confidential Information of the other Party that such first Party is otherwise obligated to destroy or return and other information, such first Party and its Affiliates shall not use or disclose the Confidential Information of the other Party contained in such items and materials following the effective date of termination. If this Agreement is terminated in its entirety, then the JSC, DWG, MWG, CWG, and FWG and all Sub-Groups will be dissolved as of the effective date of such termination, provided that, for any surviving provisions requiring action or decision by JSC, or any Executive Officer, each Party will appoint representatives as its JSC members of Executive Officer, as applicable. Without limiting the foregoing, from and after the date of notice of termination other than under Section 13.3, Arcellx shall have the right to exercise any final decision-making authority previously allocated to Kite (but for clarity, in the case of a Terminated Product, only for such Terminated Product, or Terminated Region, only for such Terminated Region and after the effective date with respect to a Terminated Product or Terminated Region, then the JSC, DWG, MWG, CWG, and FWG and all Sub-Groups shall have no authority with respect thereto), provided however that no such exercise of final decision making authority by Arcellx shall not increase any financial burden on Kite or require Kite to perform any additional tasks which are not substantially similar in volume or quality then those obligations currently assigned to Kite under the then current GDP and Core Commercialization and Non-Core Commercialization Plans.

(c) Each Party will execute all reasonable documents and take all such further actions as may be reasonably requested by the other Party, at such Party’s costs, in order to give effect to the clauses in this Section 13.7.

13.7.5 Reversion of Rights. [***] (any, a “Reverted Product”), Kite shall promptly assign and transfer to Arcellx all Regulatory Filings and Regulatory Approvals for such Reverted Products that are held or controlled by or under authority of Kite or its Affiliates or Sublicensees as of the effective date of termination, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under such Regulatory Filings and Regulatory Approvals to Arcellx. Kite shall also promptly transfer to Arcellx the global safety database for such Reverted Products of and responsibility for maintaining the same, and Arcellx shall accept such transfer and responsibility. Kite shall cause each of its Sublicensees to promptly transfer any such Regulatory Filings and Regulatory Approvals to Arcellx if this Agreement terminates. If applicable Law prevents or delays the transfer of ownership of any such Regulatory Filing or Regulatory Approvals to Arcellx, Kite shall grant, and does hereby grant, to Arcellx an exclusive and irrevocable right of access and reference to such Regulatory Filing and Regulatory Approvals and shall cooperate fully to make the benefits of such Regulatory Filings and Regulatory Approvals available to Arcellx or its designee(s). Arcellx shall be free to use and disclose such Regulatory Filings and Regulatory Approvals in connection with the manufacture, development and commercialization of Reverted Products, any modification thereof, anywhere in the world. [***].

13.7.6 Technology Licenses. If this Agreement is terminated for any reason other than termination by Kite for Arcellx’s uncured material breach pursuant to Section 13.3,

(a) Kite hereby grants, and shall cause its Affiliates that are wholly owned subsidiaries to grant, to Arcellx, effective upon such termination a worldwide, irrevocable, fully paid-up, license, with the right to grant and authorize sublicenses, under the Kite Patents and Kite Know-How are owned as of the termination of this Agreement that Cover the Reverted Products solely in each case to make, have made, use, sell, offer for sale and import Reverted Products and any modification thereof, which license shall be exclusive with respect to any Reverted Product that is the Existing Product and non-exclusive with respect to any Reverted Product that is a NextGen Product [***], (collectively as described under this Section 13.7.6(a) (the “Reverted IP”). For clarity, the foregoing license shall not include any Intellectual Property licensed from a Third Party by Kite or any of its Affiliates. [***].

[***].

13.7.7 Marks and Domains. If this Agreement is terminated for any reason other than termination by Kite for Arcellx’s uncured material breach pursuant to Section 13.3, Kite hereby assigns and shall cause to be assigned to Arcellx all worldwide rights in and to (i) any Product Trademarks and Promotional Materials specific to one or more Reverted Products (as defined below) that Kite or any of its Affiliates used in connection with Reverted Product(s), and (ii) all Internet domain names incorporating the applicable Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address. It is understood that such assignment excludes the name of Kite or any of its Affiliates, nor the corporate logo, service mark, or trademark for Kite or for any of its Affiliates as a corporate entity.

13.7.8 Post-Termination Shared Product Liability Costs. In the event a Party or any of its Affiliates incurs any Shared Product Liability Costs described in Section 12.3 after the termination of this Agreement with respect the applicable Licensed Product and after the final reconciliation of Pre-Tax Profit or Loss under Section 8.5 in accordance with Reconciliation Procedures and the Financial Exhibit, which Shared Product Liability Costs are attributable to sales or other activities under this Agreement for a Co-Promote Product for the United States prior to expiration or termination of the Term, each Party shall be responsible for fifty percent (50%) of such Shared Product Liability Costs (but only to the extent attributable to sales or other activities under this Agreement for a Co-Promote Product for the United States prior to expiration or termination of the Term). Each Party will promptly pay the other Party its share of any such Shared Product Liability Costs after receipt of detailed supporting documentation evidencing such Shared Product Liability Costs.

13.7.9 Post-Termination Supply. If this Agreement is terminated for any reason other than termination by Kite for Arcellx’s uncured material breach pursuant to Section 13.3 or pursuant to Section 13.6 (but only if the supply of the Reverted Product would be unethical), Kite shall from the date of such termination, for so long as Arcellx requests, at Arcellx’s election: (a) Manufacture each Reverted Product and supply the same to Arcellx or its designee, at [***] of Kite’s Supply Cost (mutatis mutandis as it applies to such Reverted Product) of such Reverted Product (as calculated by Kite in accordance with Accounting Standards)and/or (b) authorize one or more reputable contract manufacturer(s) identified by Arcellx to which Kite has no reasonable objection (the “Designated CMO(s)”) including granting applicable licenses under the manufacturing process (and associated Intellectual Property Controlled by Kite) to Manufacture and supply such Reverted Product(s) to Arcellx or its designee; provided in the case of clause (a), Kite will continue to Manufacture and supply such Reverted Product(s) until it has completed full technology transfer to the Designated CMO. In furtherance of clause (a), the Parties shall use good faith efforts to enter into one or more supply agreements for the Reverted Product(s) on industry standard terms and conditions to facilitate such Manufacture and supply. And, in the event of an authorization under clause (b), [***].

13.7.10 On-Going Clinical Study. If any Clinical Study with respect to a Reverted Products has been Initiated and is on-going as of the effective date of any termination of this Agreement, other than termination by Kite for Arcellx’s uncured material breach pursuant to Section 13.3 or pursuant to Section 13.6, (each, an “On-Going Clinical Study”), Kite shall continue to fund Kite’s share of Development Costs (or, with respect to an On-Going Clinical Study the costs of which are not shared as Development Costs, continue to fund all costs) with respect to such On-Going Clinical Study through completion, provided that to the extent such On-Going Clinical Study is being conducted under the applicable Core Development Plan, Kite’s funding obligation for such On-Going Clinical Study would not exceed Kite’s share of Development Costs for such On-Going Clinical Study budgeted in the Core Development Budget existing as of such termination of this Agreement. In addition, if there are any On-Going Clinical Studies being conducted by or under authority of Kite or its Affiliate at the time of notice of termination, Kite agrees, as Arcellx may request, to (A) promptly transition to Arcellx or its designee some or all of such On-Going Clinical Studies and the activities related to or supporting such trials, (B) continue to conduct such On-Going Clinical Studies for a period requested by Arcellx until completion of the On-Going Clinical Study, or (C) terminate such On-Going Clinical Studies in a manner consistent with applicable Laws.

13.7.11 Indemnification for Reverted Products. Arcellx shall indemnify, defend and hold harmless the Kite Indemnified Parties, from, against and in respect of any and all Losses incurred by or rendered against such Kite Indemnified Party in connection with Third Party Claims to the extent arising out of or resulting from the [***].

13.7.12 Commercialization Wind-Down. If requested by Arcellx, Kite and its Affiliates and Sublicensees shall continue to distribute and sell Reverted Products already commercially launched as of the effective date of termination (the “Launched Products”) in each country for which Regulatory Approval has been obtained (and continue to conduct any Commercialization activities allocated to it United States under the applicable Core Commercialization Plan), in accordance with the terms and conditions of this Agreement, for a period requested by Arcellx not to exceed one year after the effective date of the termination of this Agreement (“Commercialization Wind-Down Period”), provided that Arcellx may terminate such activities during the Commercialization Wind-Down Period upon [***] calendar days’ notice to Kite. If Arcellx requests that Kite and its Affiliates and Sublicensees distribute and sell the Launched Products (or conduct other Commercialization activities in the United States) during the Commercialization Wind-Down Period, Arcellx shall grant, and hereby grants, to Kite for the duration of the Commercialization Wind-Down Period (or, if earlier, until Arcellx terminates such by notice as described in the preceding sentence), a non-exclusive license under the Arcellx Intellectual Property to use, sell, offer to sell, have sold, import and otherwise Commercialize, and have Commercialized the Launched Products in the Field in the ExUS Territory (or as applicable, the United States), solely to perform such distribution and sale with respect to Launched Products in countries requested by Arcellx. For clarity, during the Commercialization Wind-Down Period, Kite’s, and its Affiliates’ and Sublicensees’, rights with respect to Reverted Products (including the licenses granted under Section 3.1) shall be non-exclusive, the Parties’ obligations under Sections 3.6 and 3.7 shall terminate, and Arcellx shall have the right to engage one or more other partner(s) or distributor(s) of Reverted Products in all or part of the ExUS Territory and/or in the United States during the Commercialization Wind-Down Period. Any Reverted Products sold or disposed by Kite or its Affiliates or Sublicensees during the Commercialization Wind-Down Period shall be subject to the applicable payments under this Agreement. After the Commercialization Wind-Down Period, Kite and its Affiliates and Sublicensees shall no longer have a right to sell Reverted Products hereunder.

13.7.13 Certain Other Matters.

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ARTICLE XIV
DECISION-MAKING; DISPUTE RESOLUTION

14.1 Referral to Executive Officers. If the JSC does not resolve or approve any matter properly referred to it or otherwise within the scope of its authority within [***] calendar days after the JSC begins considering such matter, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution and, following any such referral, the Executive Officers shall promptly discuss the matter in good faith and attempt to find a mutually satisfactory resolution to the issue. If the Executive Officers fail to come to unanimous agreement within [***] Business Day after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), then, (i) with respect to disputes or decisions regarding matters described in Section 14.3.1, the provisions set forth in Section 14.3 shall apply, and (ii) with respect to all other disputes or decisions and matters within the scope of Section 14.3.1(d), neither Party shall have final decision-making authority and unless and until such matter is resolved by mutual agreement of the Parties, and the Parties shall continue to undertake activities consistent with the terms of this Agreement and the then-current applicable plan or budget. For clarity, any decision that is specified in this Agreement to be made by either Party, or by both Parties, (i.e., rather than by or through the JSC, DWG, CWG or a Joint Committee) shall not be subject to resolution pursuant to this Section 14.1 or Section 14.3.

14.2 Decisions to Terminate or Suspend a Study Based on Safety Concerns.

14.2.1 Right of Sponsor. The Party sponsoring or controlling any Clinical Study of a Licensed Product (the “Sponsor”) may terminate or suspend such Clinical Study, without the approval or consent of the DWG, JSC or other Party, if (i) a Regulatory Authority or safety data review board for such Clinical Study has required such termination or suspension or (ii) if the Sponsor believes in good faith that such termination or suspension is warranted because of safety or tolerability risks to the study subjects. In either case, the Sponsor shall promptly notify the other Party (the “Non-Sponsor”) of such termination or suspension, and shall use Commercially Reasonable Efforts to notify and consult with the Non-Sponsor prior to taking such action.

14.2.2 Right of Non-Sponsor. Subject to Section 13.6, if the Non-Sponsor of any Clinical Study of a Licensed Product believes in good faith that termination or suspension of such Clinical Study is warranted because of safety or tolerability risks to the study subjects, then the Non-Sponsor shall so notify the Sponsor and the Parties shall discuss the Non-Sponsor’s concerns in good faith to determine whether to terminate, suspend, modify or continue such Clinical Study. If the Parties are unable to reach agreement with respect to whether to terminate, suspend, modify or continue such Clinical Study, the matter shall be resolved by the JSC.

14.3 Resolution of Certain Disputes.

14.3.1 Application to Certain Disputes. The provisions of this Section 14.3 shall apply with respect to any matter that falls within the scope of Sections 14.3.1(a), 14.3.1(b), 14.3.1(c), and 14.3.1(d) below that has not been resolved within the [***] Business Day period following referral to Executive Officers described in Section 14.1.

(a) Expert Dispute. The following matters shall be resolved by an Expert pursuant to Section 14.3.2 (each, an “Expert Dispute”):

[***].

(b) Arcellx Final Decision. Subject to Section 2.9.3, Arcellx shall be entitled to make the final decision with respect to the following matters to the extent within the authority of the JSC (except to the extent such matter is provided in Section 14.3.1(a) or Section 14.3.1(d)):

[***].

(c) Kite Final Decision. Subject to Section 2.9.3, Kite shall be entitled to make the final decision with respect to the following matters to the extent within the authority of the JSC (except to the extent such matter is provided in Section 14.3.1(a) or Section 14.3.1(d)):

[***].

(d) Neither Party with Final Decision. Notwithstanding the foregoing or anything to the contrary in this Agreement, neither Party may make the final decision with respect to the following matters (and such matters shall not be resolved pursuant to Section 14.3.2 or Section 14.4):

[***].

14.3.2 Resolution by Expert.

(a) Expert Resolution Notice. If the Parties do not reach a mutually acceptable resolution as to an Expert Dispute within the [***]-Business Day period following referral to Executive Officers described in Section 14.1, then upon written notice by either Party (an “Expert Resolution Notice”), the Expert Dispute shall be resolved by a final, binding determination by an independent expert in the manner described in this Section 14.3.2.

(b) Selection of Expert and Submission of Positions. The Parties shall select and agree upon a mutually acceptable independent Third Party expert who is neutral, disinterested and impartial, and has experience relevant to the specific subject matter of the particular Expert Dispute (the “Expert”). If the Parties are unable to mutually agree upon an Expert within [***] Business Days following the delivery of the Expert Resolution Notice, then upon request by either Party, then the Expert shall be an arbitrator appointed by JAMS, which arbitrator need not have the above-described experience. Once the Expert has been selected, each Party shall within [***] Business Days following selection of the Expert provide the Expert and the other Party with a written report setting forth its position with respect to the substance of the Expert Dispute and may submit a revised or updated report and position to the Expert within [***] Business Days of receiving the other Party’s report. If so requested by the Expert, each Party shall make oral submissions to the Expert based on such Party’s written report delivered pursuant to this Section 14.3.2(b), and each Party shall have the right to be present during any such oral submissions.

(c) JAMS Supervision. In the event the Expert is a JAMS arbitrator selected by JAMS as provided in Section 14.3.2(b) above, the matter shall be conducted as a binding arbitration in accordance with JAMS procedures, as modified by this Section 14.3.2 (including that the arbitrator shall adopt as his or her decision the position of one Party or the other, as described in Section 14.3.2(d)). The arbitrator shall retain a Third Party expert with experience relevant to the specific subject matter of the particular Expert Dispute to assist in rendering such decision, and the expenses of such expert shall be shared by the Parties as costs of the arbitration under Section 14.3.2(e) below.

(d) Determination by the Expert. The Expert shall, no later than [***] Business Days after the last submission of the written reports and, if any, oral submissions, select one of the Party’s positions as his or her final decision, and shall not have the authority to modify either Party’s position or render any substantive decision other than to so select the position of either Kite or Arcellx as set forth in their respective written report (as initially submitted, or as revised in accordance with Section 14.3.2(b), as applicable). The Parties agree that the decision of the Expert shall be the sole, exclusive and binding remedy between them regarding any Expert

Dispute presented to the Expert, and, if such matter was a decision within the authority of the JSC, the Expert’s decision shall become the decision of the JSC on the matter.

(e) Location; Costs. Unless otherwise mutually agreed upon by the Parties, the in-person portion (if any) of such proceedings shall be conducted in San Francisco, California. The Parties agree that they shall share equally the costs and fees of the Expert in connection with any proceeding under this Section 14.3.2, including the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator and the cost of the arbitrator and administrative fees of JAMS if applicable. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses incurred in connection with any proceeding under this Section 14.3.2.

(f) Timetable for Completion in [***] Business Days. The Parties shall use, and shall direct the Expert to use, Commercially Reasonable Efforts to resolve any Expert Dispute within [***] Business Days after the selection of the Expert, or if resolution within [***] Business Days is not reasonably achievable, as determined by the Expert, then as soon thereafter as is reasonably practicable.

14.4 Arbitration.

14.4.1 With the exception of (i) those matters subject to determination as provided in Sections 2.9.2, 14.1 or 14.3, and (ii) with respect to any suit, action, or other proceeding arising out of or based upon the SPA, which shall be subject to resolution in accordance with Section 9.12 of the SPA, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, and further including any such controversy or claim involving the parent company, subsidiaries, or affiliates under common control of any Party (“Dispute”), in each case which, if it is a Dispute within the scope of Section 14.1, has been referred to the Executive Officers for resolution in accordance with Section 14.1 and has not been resolved within the time specified in Section 14.1, and is not an Excluded Claim, will be submitted for final, binding confidential resolution to arbitration under the American Arbitration Association (“AAA”) rules, as then in effect, by a tribunal of three (3) arbitrators. The seat and legal place of the arbitration shall be New York City, New York. Each Party shall nominate one arbitrator within [***] days of notice of arbitration and the third arbitrator shall be nominated by the two Party-nominated arbitrators within [***] days after nomination of each Party’s arbitrators. If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third, then such arbitrator shall be appointed by the AAA in accordance with its rules. Any arbitrator appointed by the AAA shall have at least [***] years’ experience in the pharmaceutical industry. The arbitration shall be conducted, and all documents submitted to the arbitrators shall be, in English. Each Party shall bear its own legal costs for its counsel and other expenses, and the Parties shall equally share the costs of the arbitration unless the arbitrators otherwise determine, and in such case the arbitral award will so provide. In no event shall the arbitrators assign a value to any issue greater than the greatest value for such issue claimed by either Party or less than the smallest value for such issue for such item claimed by either Party. The award shall be final and binding upon the Parties and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction. Except to the extent necessary to confirm, enforce, or challenge an award of the arbitration, to protect or pursue a legal right, or as otherwise required by Applicable Law, neither Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties. Notwithstanding anything to the contrary in the foregoing, in no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable Delaware statute of limitations. Any Disputes concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal.

14.4.2 The arbitrators shall have no power to grant interim or permanent injunctive relief. Notwithstanding anything herein to the contrary, each Party shall have the right to seek to institute judicial proceedings against the other Party, or anyone acting by, through, or under such other Party, in order to seek interim or provisional relief, including specific performance, a preliminary injunction or other similar interim equitable relief, concerning a Dispute in any court of competent jurisdiction before or after the initiation of an arbitration as set forth in Section 14.4.1 if necessary to protect the interests of such Party. This Section shall be specifically enforceable. Such equitable remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available at law or in equity.

14.4.3 As used in this Section, the term “Excluded Claim” means a Dispute, controversy, or claim that concerns (i) the validity or infringement of a patent, trademark, or copyright; or (ii) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory. Any action concerning Excluded Claims identified in the foregoing subsections (i) and (ii) shall be brought exclusively in United States District Court for the Delaware (or, if, and only if, such court does not have jurisdiction over the claim, the state courts of the State of Delaware) and any appellate court thereof.

14.4.4 The governing law in Section 15.2 shall govern such proceedings. All arbitration proceedings shall be conducted in the English language.

14.4.5 Any award of the arbitrator may be entered in any court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement, and each Party may apply to any court of competent jurisdiction for appropriate temporary injunctive relief to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, in each case pending resolution of any arbitration proceeding. Without limiting the foregoing, the Parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.

14.4.6 [***].

ARTICLE XV
MISCELLANEOUS

15.1 Assignment; Successors. Neither Party shall assign this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided, however, that no such consent shall be required with respect to any such assignment by a Party, (a) to an Affiliate, (b) by Arcellx to a Third Party in connection with a royalty factoring transaction [***], or (c) to a Third Party that acquires all or substantially all of the business or assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise). The Parties agree to cooperate reasonably to enable such assignment in a manner that avoids adverse tax consequences. The assigning Party shall provide the other Party prompt written notice of any such assignment. No assignment of this Agreement shall be valid and effective unless and until the assignee promptly agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Any attempted assignment of this Agreement not in accordance with this Section 15.1 shall be null and void.

15.2 Choice of Law. This Agreement and any Dispute shall be governed by and interpreted under, and any court action in accordance with Section 15.8 shall apply, the laws of the State of Delaware excluding: (i) its conflicts of laws principles; (ii) the United Nations Conventions on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

15.3 Notices. Any notice or report required or permitted to be given or made under this Agreement by a Party to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (i) in the case of notices provided between Parties upon confirmed delivery to the address for the recipient Party by a recognized carrier (e.g., DHL) and (ii) in the case of notices provided by electronic transmission (which notice shall be followed immediately by an additional notice pursuant to clause (i) above if the notice is of a default hereunder), upon confirmation of receipt by the recipient, in each case addressed to the recipient Party at its respective address(es) as follows (or at such other address(es) as may have been furnished in writing by a Party to the other as provided in this Section 15.3):

If to Arcellx:	Arcellx, Inc. 800 Bridge Parkway Redwood City, CA 94065 Attention: General Counsel Email: legalnotices@arcellx.com
With an additional copy to:	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Attention: Ian Edvalson and Dan Koeppen Email: iedvalson@wsgr.com and dkoeppen@wsgr.com

If to Kite: With a copy (which shall not constitute, nor be required for effective, notice) to:

Kite Pharma, Inc.

Attention: Head of Legal

2400 Broadway

Santa Monica, California USA 90404

Email: legal@kitepharma.com

Kite Pharma, Inc.

Attention: Alliance Management

2400 Broadway

Santa Monica, CA 90404

Email: legal@kitepharma.com

With an additional copy to:	White & Case LLP Attention: Andres Liivak, Esq. 1221 Avenue of the Americas New York, NY 10020 Email: Andres.Liivak@whitecase.com

15.4 Severability. If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), the Parties agree that this Agreement shall endure with the Severed Clause excluded for all purposes required by such Law. The Parties shall consult one another and use their [***] efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of the Parties on the Signature Date. [***].

15.5 Integration. This Agreement and the Stock Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and the Stock Purchase Agreement and supersedes all previous agreements, whether written or oral. Notwithstanding the authority granted to any Joint Committee under this Agreement, this Agreement may be amended only in writing signed by an authorized representative of each of Arcellx and Kite. In the event of a conflict between any GDP, Core Commercialization Plan, or Non-Core Commercialization Plan, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall govern, unless such plan expressly states otherwise.

15.6 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless express and set forth in a written instrument duly executed by the Party waiving such term or condition. The waiver by a Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. Except as expressly set forth herein, the rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available.

15.7 Independent Contractors; No Agency. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party’s or its Affiliates’ employees or for any employee benefits. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s express written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the Parties’ legal relationship under this Agreement shall be that of independent contractor.

15.8 Submission to Jurisdiction. Each Party (i) submits to the jurisdiction of the state and federal courts sitting in the state of Delaware, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 14.4. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 15.3. Nothing in this Section 15.8, however, shall affect the right of a Party to serve legal process in any other manner permitted by Law.

15.9 Execution in Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Digital or electronic signatures complying with the U.S. Federal ESIGN ACT of 2000 shall be deemed to be original signatures.

15.10 No Consequential or Punitive Damages.

15.10.1 EXCEPT FOR (A) [***], (B) [***], NEITHER PARTY HERETO NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR ANY LOSS OR INJURY TO A PARTY’S OR ITS AFFILIATES’ PROFITS (EXCEPT TO THE EXTENT THE SAME ARE DIRECT DAMAGES), BUSINESS OR GOODWILL ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

15.10.2 NOTHING IN THIS SECTION 15.10 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER ARTICLE XII.

15.11 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such Party notifies the other Party in writing and, further provided that such Party shall remain liable hereunder for the prompt payment and performance of all of its obligations hereunder.

15.12 Construction. The Section headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement. References to Sections include subsections, which are part of the related Section. Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, Exhibit or Exhibit means a Section or Article of, or Exhibit to this Agreement and all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including the then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (v) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vi) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (vii) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (ix) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits), (x) neither Party or its Affiliates shall be deemed to be acting “on behalf of” the other Party hereunder, except to the extent expressly otherwise provided; (xi) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (xii) the words “shall” and “will” shall be interchangeable and have the imperative meaning associated therewith; and (xiii) provisions that require that a Party, the Parties or a Joint Committee hereunder to “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise.

15.13 HSR Filings and Closing. After the Signature Date, both Parties shall promptly, and in no less than [***] Business Days, file the appropriate Notification and Report Forms for the consummation of this Agreement and the transactions contemplated hereby required under the Hart Scott Rodino Antitrust Improvements Act, as amended, and the rules and regulations promulgated thereunder (“HSR Act”). The Parties shall use [***] efforts to obtain the expiration or early termination of the applicable waiting period under the HSR Act, and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the United States’ Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”) and shall comply promptly with any such inquiry or request; provided, however, neither Party shall be required to consent to the divestiture or other disposition of any of its assets or the assets of its Affiliates or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the FTC or DOJ or any Third Party with respect to the transactions contemplated by this Agreement. Each Party shall be responsible for paying its own costs and expenses (including legal and consultants’ fees) incurred in connection with obtaining clearance of the transactions contemplated hereby from the FTC and the DOJ, and Kite shall share the filing fees incurred in connection with the filings required pursuant to the HSR Act. Each of the Parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions and will cooperate in responding to any inquiry from the FTC or DOJ and to any requests for additional information at the earliest practicable date, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to the FTC or DOJ, and supplying each other with copies of all material correspondence, filings or communications between either party and either the FTC or DOJ with respect to this Agreement. Such information can be shared on an outside counsel basis or subject to other restrictions to the extent deemed necessary or advisable by counsel for the disclosing Party. To the extent practicable and as permitted by the FTC or DOJ, each Party hereto shall permit representatives of the other Party to participate in material substantive meetings (whether by telephone or in person) with the FTC or DOJ. Neither Party shall commit to or agree with the FTC or DOJ to withdraw its filing and refile under the HSR Act without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, this Agreement is binding upon the Parties as of the Signature Date to the extent permitted by the HSR Act, but the provisions of ARTICLE II through ARTICLE IX (other than Sections 3.6, 3.7, 3.8, 3.9, and 9.1), ARTICLE XIII and Sections 14.1, 14.2, and 14.3, shall not take effect until the Effective Date. Notwithstanding any other provisions of this Agreement to the contrary, if the HSR Clearance Date has not occurred on or before the date that is [***] calendar days after the Parties make their respective HSR filings, then either Party may terminate this Agreement at any time thereafter. “HSR Clearance Date” means the date upon which the applicable waiting period under the HSR Act shall have expired or been terminated early.

15.14 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure; provided that the nonperforming Party promptly provides notice to the other Party; and provided further that the affected Party uses Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence and shall continue performance with reasonable dispatch whenever such causes are removed. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the non-performing Party takes Commercially Reasonable Efforts to remove the condition, for up to a maximum of [***], after which time the Parties will negotiate in good faith any modifications of the terms and conditions of this Agreement that may be necessary to arrive at an equitable solution. To the extent possible, each Party shall use Commercially Reasonable Efforts to minimize the duration of any Force Majeure.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Effective Date.

ARCELLX, INC.

By: /s/ Rami Elghandour

Name: Rami Elghandour

Title: Chief Executive Officer

KITE PHARMA, INC.

By: /s/ Andrew Dickinson

Name: Andrew Dickinson

Title: President and Treasurer

[Signature Page to Collaboration and License Agreement]

EXHIBIT 1.5
ARC T-CELL

[***]

EXHIBIT 1.11
ARCELLX PATENTS

[***]

EXHIBIT 1.37
INITIAL CORE DEVELOPMENT BUDGET

[***]

EXHIBIT 1.38
INITIAL CORE DEVELOPMENT PLAN

[***]

EXHIBIT 1.44
D-DOMAIN

[***]

EXHIBIT 1.56
EXISTING DCMA Binder

[***]

EXHIBIT 1.57
EXISTING PRODUCT

[***]

EXHIBIT 1.63
FINANCIAL EXHIBIT

[***]

EXHIBIT 1.95
KNOWLEDGE INDIVIDUALS

[***]

EXHIBIT 1.127
PRE-EFFECTIVE DATE COSTS

[***]

EXHIBIT 1.131
PRODUCT-SPECIFIC PATENTS

[***]

EXHIBIT 1.134
REGIONS

[***]

EXHIBIT 3.4.4
EXISTING THIRD PARTY AGREEMENTS

[***]

EXHIBIT 4.9
ARC-SPARX TERMS

[***]

EXHIBIT 7.1.2(b)
EXISTING MANUFACTURING CONTRACTS

[***]

EXHIBIT 10.4.1
PRESS RELEASES

[***]